Execution Version CHF 700,000,000 Multicurrency Credit Facility Agreement for On Holding AG as Company and Original Guarantor On AG as Original Borrower and Original Guarantor arranged by UBS Switzerland AG as Mandated Lead Arranger, Bookrunner and Coordinator with UBS Switzerland AG as Agent and Security Agent and the financial institutions listed in Part II (The Original Lenders) of Schedule 1 (The Original Parties) as original lenders (the Original Lenders) dated 7 July 2023 Exhibit 4.13

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 2 of 253 Table of Contents 1. Definitions and construction .............................................................................. 5 2. The Facility ...................................................................................................... 44 3. Increases ......................................................................................................... 46 4. Purpose ........................................................................................................... 52 5. Conditions of Utilisation .................................................................................. 52 6. Utilisation – Loans ........................................................................................... 54 7. Utilisations – Bank Guarantees......................................................................... 56 8. Bank Guarantees ............................................................................................. 60 9. Optional Currencies ......................................................................................... 62 10. Ancillary Facilities ............................................................................................ 63 11. Repayment ...................................................................................................... 69 12. Prepayment and cancellation ........................................................................... 72 13. Interest ............................................................................................................ 76 14. Interest Periods ............................................................................................... 80 15. Changes to the calculation of interest .............................................................. 81 16. Fees ................................................................................................................. 83 17. Tax gross-up and indemnities ........................................................................... 86 18. Increased Costs ................................................................................................ 93 19. Other indemnities............................................................................................ 95 20. Mitigation by the Lenders ................................................................................ 97 21. Costs and expenses .......................................................................................... 98 22. Guarantee ....................................................................................................... 98 23. Representations.............................................................................................. 105 24. Information undertakings ............................................................................... 112 25. Borrowing Base .............................................................................................. 116 26. Financial covenants ........................................................................................ 119

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 3 of 253 27. General undertakings...................................................................................... 120 28. Events of Default ............................................................................................ 126 29. Changes to the Lenders ................................................................................... 130 30. Changes to the Obligors .................................................................................. 136 31. Role of the Agent, the Security Agent, the Mandated Lead Arranger and the Issuing Banks ............................................................................................................. 138 32. Conduct of business by the Finance Parties ..................................................... 148 33. Sharing among the Finance Parties.................................................................. 148 34. Payment mechanics ........................................................................................ 150 35. Set-off ............................................................................................................ 154 36. Notices ........................................................................................................... 154 37. Calculations and certificates ............................................................................ 156 38. Partial invalidity .............................................................................................. 157 39. Remedies and waivers .................................................................................... 157 40. Amendments and waivers ............................................................................... 157 41. Confidential information ................................................................................. 166 42. Contractual recognition of bail-in .................................................................... 170 43. Counterparts .................................................................................................. 171 44. Governing law and jurisdiction ........................................................................ 171 45. Waiver of trial by jury ..................................................................................... 172 46. USA PATRIOT Act ............................................................................................. 172 Schedule 1: The Original Parties ............................................................................... 197 Schedule 2: Conditions precedent ............................................................................ 199 Schedule 3: Forms of Utilisation Requests ................................................................ 205 Schedule 4: Form of Transfer Certificate ................................................................... 207 Schedule 5: Form of Compliance Certificate ............................................................. 209 Schedule 6: Forms of Borrowing Base Certificate and Borrowing Base Report ........... 214

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 4 of 253 Schedule 7: Form of Accession Letter ....................................................................... 217 Schedule 8: Form of Resignation Letter .................................................................... 219 Schedule 9: Forms of Accordion Increase Documents ............................................... 220 Schedule 10: Group Structure Chart ......................................................................... 226 Schedule 11: Form Increase Confirmation ................................................................ 228 Schedule 12: Form of Ancillary Agreement ............................................................... 230 Schedule 13: Existing Bank Guarantees .................................................................... 234 Schedule 14: Reference Rate Terms .......................................................................... 237 Schedule 15: Daily Non-Cumulative Compounded RFR Rate ..................................... 251 Schedule 16: Cumulative Compounded RFR Rate ..................................................... 253

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 5 of 253 THIS CREDIT FACILITY AGREEMENT is dated 7 July 2023 and made between: 1. On Holding AG, a stock corporation (Aktiengesellschaft) incorporated in and organised under the laws of Switzerland, with registered seat at Förrlibuckstrasse 190, 8005 Zurich, Switzerland, registered with the commercial register of the Canton of Zurich under registration no. CHE-137.374.435, as company (the Company); 2. On AG, a stock corporation (Aktiengesellschaft) incorporated in and organised under the laws of Switzerland, with registered seat at Förrlibuckstrasse 190, 8005 Zurich, Switzerland, registered with the commercial register of the Canton of Zurich under registration no. CHE-115.332.641, as original borrower (the Original Borrower); 3. the members of the Group listed in Part I (The Original Guarantors) of Schedule 1 (The Original Parties) as original guarantors (the Original Guarantors); 4. UBS Switzerland AG, a stock corporation (Aktiengesellschaft) and a Swiss bank licensed by FINMA, incorporated in and organised under the laws of Switzerland, with registered office at Bahnhofstrasse 45, 8001 Zurich, Switzerland, registered with the commercial register of the Canton of Zurich under registration no. CHE-412.669.376 as mandated lead arranger, bookrunner, coordinator, agent and security agent (the Mandated Lead Arranger, Bookrunner, Coordinator, Agent and Security Agent); 5. the financial institutions listed in Part II (The Original Lenders) of Schedule 1 (The Original Parties) as original lenders (the Original Lenders); and 6. the financial institutions listed in Part III (The Original Issuing Banks) of Schedule 1 (The Original Parties) as issuing banks (the Original Issuing Banks). 1. Definitions and construction 1.1. Definitions In this Agreement: 10 Non-Bank Rule means the rule that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks must not at any time exceed 10 (ten), in each case in accordance with the meaning of the Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force from time to time. 20 Non-Bank Rule means the rule that (without duplication) the aggregate number of creditors (including the Lenders), which are Non-Qualifying Banks, of a Swiss Borrower under all its outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement) must not at any time exceed 20 (twenty), in each case in accordance with the meaning of the Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force from time to time.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 6 of 253 Accepting Accordion Lender has the meaning given to that term in Clause 3.2 (Accordion Increase). Accession Letter means a document substantially in the form set out in Schedule 7 (Form of Accession Letter). Accordion Accession Agreement means each agreement substantially in the form of Part III (Form of Accordion Accession Agreement) of Schedule 9 (Forms of Accordion Increase Documents). Accordion Increase Agreement means an agreement substantially in the form of Part II (Form of Accordion Increase Agreement) of Schedule 9 (Forms of Accordion Increase Documents). Accordion Increase Commitment has the meaning given to that term in Clause 3.2 (Accordion Increase). Accordion Increase Date has the meaning given to that term in Clause 3.2 (Accordion Increase). Accordion Increase Request means a document substantially in the form of Part I (Form of Accordion Increase Request) of Schedule 9 (Forms of Accordion Increase Documents). Accordion Increasing Lender has the meaning given to that term in Clause 3.2 (Accordion Increase). Accordion Shortfall has the meaning given to that term in Clause 3.2 (Accordion Increase). Additional Accordion Increasing Lender has the meaning given to that term in Clause 3.2 (Accordion Increase). Additional Borrower means a company which becomes an Additional Borrower in accordance with Clause 30.2 (Additional Borrowers). Additional Business Day means any day specified as such in the Reference Rate Terms. Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 30.4 (Additional Guarantors). Additional Obligor means an Additional Borrower or an Additional Guarantor. Adjusted EBITDA means for any Relevant Period, the consolidated net income / (loss) of the Group: (a) after adding back income taxes; (b) after adding back financial expenses and deducting financial income; (c) after adding back foreign exchange result;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 7 of 253 (d) after adding back depreciation and amortization; (e) adding non-cash share-based compensation expense; and (f) adding back equity transaction costs, in each case calculated in accordance with the consolidated income statement of the Group as per the Applicable Accounting Standards. Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Agent's Spot Rate of Exchange means: (a) the Agent's spot rate of exchange; or (b) (if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably) for the purchase of the relevant currency with the Base Currency in the relevant foreign exchange market at or about 11:00 a.m. (Zurich time) on a particular day. Agreement means this credit facility agreement including all its Schedules. Alternative Term Rate means any rate specified as such in the applicable Reference Rate Terms. Alternative Term Rate Adjustment means any rate which is either: (a) specified as such in the applicable Reference Rate Terms; or (b) determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms. Ancillary Agreement means each document relating to or evidencing the terms of an Ancillary Facility, substantially in the form of Schedule 12 (Form of Ancillary Agreement) or, in the case of an Ancillary Lender other than the Agent, in a form as otherwise agreed between the relevant Borrower and the relevant Ancillary Lender. Ancillary Borrower means each Borrower. Ancillary Commencement Date means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Facility. Ancillary Commitment means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 8 of 253 Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 10 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility. Ancillary Document means each document relating to or evidencing the terms of an Ancillary Facility. Ancillary Facility means any ancillary facility made available by an Ancillary Lender in accordance with Clause 10 (Ancillary Facilities). Ancillary Lender means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 10 (Ancillary Facilities). Ancillary Outstandings means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility: (a) the principal amount under each overdraft facility; (b) the face amount of each guarantee and letter of credit under that Ancillary Facility (to the extend not repaid or prepaid); and (c) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document. Applicable Accounting Standards means: (a) regarding the consolidated financial statements of the Company: IFRS; and (b) regarding the standalone financial statements of each Obligor: generally accepted accounting principles in its place of jurisdiction. Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. Availability Period means the period from and including the date of this Agreement to and including the date 1 (one) week before the Termination Date. Available Commitment means a Lender's Commitment minus:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 9 of 253 (a) the Base Currency Amount of its participation in any outstanding Utilisations under the Facility and the Base Currency Amount of the aggregate of its Ancillary Commitments; and (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations under the Facility that are due to be made on or before the proposed Utilisation Date and the Base Currency Amount of its Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date. For the purposes of calculating a Lender's Available Commitment in relation to any proposed Utilisation under the Facility only, the following amounts shall not be deducted from that Lender's Commitment: (i) that Lender's participation in any Utilisations under the Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date; and (ii) that Lender's Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date. Available Facility means the aggregate for the time being of each Lender's Available Commitment. Bail-In Action means the exercise of any Write-down and Conversion Powers. Bail-In Legislation means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. Bank Guarantee means a standby letter of credit or a non-accessory guarantee payable on first demand in the form of a payment guarantee, advance payment guarantee (including rental guarantee), performance bond, bid bond or warranty bond or any other instrument, in form and substance acceptable to the respective Issuing Bank. Base Currency means CHF. Base Currency Amount means:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 10 of 253 (a) in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request and, in the case of a Bank Guarantee, as adjusted under Clause 7.7 (Revaluation of Bank Guarantees); and (b) in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 10.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility. Baseline CAS means, in relation to a Compounded Rate Loan in a Compounded Rate Currency, any rate which is either: (a) specified as such in the applicable Reference Rate Terms; or (b) determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms. Belgian MAS Law means Title XVII of Book III of the Belgian Civil Code, as amended by the law of 11 July 2013 amending the Belgian Civil Code in respect of security on movables assets and abolishing various relevant provisions. Beneficial Ownership Regulation means 31 C.F.R. § 1010.230. Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 30.3 (Resignation of a Borrower) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Lender pursuant to Clause 10.9 (Affiliates of Borrowers). Borrowing Base has the meaning given to that term in Clause 25 (Borrowing Base). Borrowing Base Calculation Date has the meaning given to that term in Clause 25 (Borrowing Base). Borrowing Base Certificate has the meaning given to that term in Clause 25 (Borrowing Base).

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 11 of 253 Borrowing Base Report has the meaning given to that term in Clause 25 (Borrowing Base). Break Costs means any amount specified as such in the applicable Reference Rate Terms (if any). Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Zurich, Switzerland and: (a) (in relation to any date for payment or purchase of a currency other than EUR) the principal financial centre of the country of that currency; (b) (in relation to any date for payment or purchase of EUR) which is a TARGET Day; (c) (in relation to the issuance or renewal of any Bank Guarantee) on which banks are open for general business at the place of domicile of the relevant Issuing Bank; and (d) (in relation to: (i) the fixing of an interest rate in relation to a Term Rate Loan; (ii) any date for payment or purchase of an amount relating to a Compounded Rate Loan; or (iii) the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period), which is an Additional Business Day relating to that Loan or Unpaid Sum. CC means the Swiss Federal Civil Code (Schweizerisches Zivilgesetzbuch, ZGB) of 10 December 1907, as amended from time to time. Central Bank Rate has the meaning given to that term in the applicable Reference Rate Terms. Central Bank Rate Adjustment has the meaning given to that term in the applicable Reference Rate Terms. Central Bank Rate Spread has the meaning given to that term in the applicable Reference Rate Terms. Change of Control means: (a) any person or group of persons (excluding any Permitted Holder) acting in concert, directly or indirectly, have the power to cast, or control the casting of, more than 50% of the maximum number of voting rights that might be cast at a general meeting of shareholders of the Company, or holds beneficially more than 50% of the issued share capital of the

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 12 of 253 Company with entitlement to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis; or (b) the Company ceases to own, at any time, directly or indirectly, 100% of the share capital and voting rights of the Original Borrower or On US. For the purposes hereof "Permitted Holder" means Olivier Bernhard, Caspar Copetti, David Allemann, Martin Hoffmann, Marc Maurer and their respective spouses, heirs and estates, and any foundation, trust or other legal entity controlled by any of the foregoing or pursuant to which any of the foregoing would be deemed to have "beneficial ownership" of Company shares held by such entity. CHF means Swiss francs, the lawful currency of Switzerland. Clause means any clause of this Agreement. CO means the Swiss Federal Code of Obligations (Schweizerisches Obligationenrecht, OR) of 30 March 1911, as amended from time to time. Code means the US Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Commitment means: (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment" in Part II (The Original Lenders) of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with this Agreement; and (b) in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. Compliance Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate). Compounded Rate Currency means any currency which is not a Term Rate Currency. Compounded Rate Interest Payment means the aggregate amount of interest that: (a) is, or is scheduled to become, payable under any Finance Document; and (b) relates to a Compounded Rate Loan. Compounded Rate Loan means any Loan or, if applicable, Unpaid Sum which is not a Term Rate Loan.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 13 of 253 Compounded Reference Rate means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of: (a) the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and (b) the applicable Baseline CAS (if any). Compounding Methodology Supplement means, in relation to the Daily Non- Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which: (a) is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders); (b) specifies a calculation methodology for that rate; and (c) has been made available to the Company and each Finance Party. Confidential Information means all information relating to the Company, any Obligor, an IP Co, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (1) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidential information); (2) is identified in writing at the time of delivery as non- confidential by any member of the Group or any of its advisers; or (3) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 14 of 253 either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. Consolidated Equity means the consolidated total assets minus consolidated total liabilities as reported in the consolidated financial statements of the Company delivered pursuant to paragraphs (a) and (b) of Clause 24.1 (Financial Statements). Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 16 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 15 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. Daily Rate means the rate specified as such in the applicable Reference Rate Terms. DEBA means the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs, SchKG) of 11 April 1889, as amended from time to time. Default means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. Defaulting Lender means any Lender: (a) which has failed to make its participation in a Utilisation available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Utilisation available) by the Utilisation Date of that Utilisation in accordance with Clause 6.4 (Lenders' participation); (b) which has otherwise rescinded or repudiated a Finance Document; (c) which is an Issuing Bank which has failed to issue a Bank Guarantee (or has notified the Agent or the Company (which has notified the Agent) that it will not issue a Bank Guarantee) in accordance with Clause 7.1

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 15 of 253 (Utilisation by way of Bank Guarantee) or which has failed to pay a claim (or has notified the Agent or the Company (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 8.2 (Claims under a Bank Guarantee); or (d) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) or (c) above: (i) its failure to pay is caused by: (1) an administrative or technical error; or (2) a Disruption Event; and payment is made within 3 (three) Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question. Discharged Rights and Obligations has the meaning set forth in Clause 29.6 (Procedure for transfer). Disruption Event means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway. Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a member of the Group.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 16 of 253 ERISA means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder. ERISA Affiliate means any person treated as a single employer with any Obligor for the purpose of section 414 of the Code or section 4001 of ERISA. EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time. EUR means the single currency unit of the member states of the European Union that have the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. Event of Default means any event or circumstance specified as such in Clause 28 (Events of Default). Existing Bank Guarantees means each bank guarantee issued (or deemed to be issued) under any of the Existing Facility Agreements as set forth in Schedule 13 (Existing Bank Guarantees). Existing Facility Agreements means the following agreements: (a) the credit agreement dated as of 25 March 2021 / 1 April 2021 between On AG as borrower, On Holding AG as guarantor and UBS Switzerland AG as lender in respect of a credit facility in a maximum amount of CHF 100,000,000 (the 2021 UBS Credit Agreement); (b) the credit agreement dated as of 11 August 2022 among On AG as borrower, On Holding AG as guarantor and pledgor and UBS Switzerland AG as lender in respect of an uncommitted credit facility in a maximum amount of USD 133,001,000 (the 2022 UBS Credit Agreement); (c) the frame agreement for loans (Rahmenvertrag für Kredite) dated as of 16 February 2021 / 17 March 2021 between On AG as borrower (Kreditnehmer) and Credit Suisse (Schweiz) AG as lender (Kreditgeberin) in respect of a credit facility in a maximum amount of CHF 25,000,000; (d) the frame agreement for payment guarantees (Rahmenkreditvertrag für Zahlungsgarantie) dated as of 10 March 2023 between On AG as borrower (Kreditnehmer) and Zürcher Kantonalbank in respect of a guarantee facility in a maximum amount of EUR 30,000,000 (the 2023 ZKB Frame Agreement); and (e) the credit agreement dated as of 11 March 2021, between On Inc. as borrower and JPMorgan Chase Bank, N.A. in respect of a credit facility in a principal amount not to exceed USD 35,000,000, as amended on 4 November 2021 and 17 May 2022 (the 2021 JPM Credit Agreement). Expiry Date means, in relation to a Bank Guarantee, the last day of its Term.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 17 of 253 Extended Termination Date means the termination date requested by the Company in accordance with Clause 11.3 (Extension option) in an Extension Request and agreed to by the relevant Lender. Extension Request has the meaning given to that term in Clause 11.3 (Extension option). Facility means the revolving multicurrency credit facility made available under this Agreement as described in Clause 2 (The Facility). Facility Office means: (a) in respect of a Lender or an Issuing Bank, the office or offices notified by that Lender or Issuing Bank to the Agent in writing on or before the date it becomes a Lender or Issuing Bank (or, following that date, by not less than 5 (five) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or (b) in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes. FATCA means: (a) sections 1471 to 1474 of the Code (or any amended or successor version thereof) or any associated regulations or other official guidance; (b) any treaty, law or regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. FATCA Application Date means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 18 of 253 FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction. Fee Letter means: (a) any fee letter dated on or about the date of this Agreement between the Company and the Mandated Lead Arranger and/or the Agent setting out any of the fees referred to in Clause 16 (Fees); (b) any fee letter between any of the Lenders and the Company setting out the fees (if any) referred to in Clause 11.3 (Extension option) or in Clause 3.2 (Accordion Increase); and (c) any agreement setting out fees payable to a Finance Party referred to in Clause 16.6 (Fees payable in respect of Bank Guarantees) or Clause 16.8 (Interest, commissions and fees on Ancillary Facilities) or under any other Finance Document. Finance Document means this Agreement, any Accession Letter, any Accordion Increase Request, any Ancillary Facility, any Ancillary Document, each Borrowing Base Certificate, each Borrowing Base Report, any Compliance Certificate, any Compounding Methodology Supplement, any Extension Request, any Fee Letter, the Mandate Letter, any Reference Rate Supplement, any Resignation Letter, any Security Agreement and any other document designated as such by the Agent and the Company. Finance Lease means any lease or hire purchase contract, a liability under which would, in accordance with the Applicable Accounting Standards, be treated as a balance sheet liability. Finance Party means the Mandated Lead Arranger, the Agent, the Security Agent, a Lender, any Ancillary Lender or an Issuing Bank. Financial Indebtedness means any indebtedness for or in respect of: (a) moneys borrowed; (b) any acceptance under any acceptance credit facility (or dematerialised equivalent); (c) any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of Finance Leases; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 19 of 253 (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account); (h) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme; and (i) without double counting, the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (h) above. Financial Year means the annual accounting period of the Group ending on 31 December in each year. First Extended Termination Date means the date agreed under paragraph (a)(i) of Clause 11.3 (Extension option). Fraudulent Transfer Law means any applicable US Bankruptcy Law (including, without limitation, Section 548 of Title 11 of the United States Bankruptcy Code) or any US state fraudulent transfer or conveyance statute and any related case law, and terms used in Clause 22.3 (US limitation) are to be construed in accordance with the Fraudulent Transfer Laws. Fronting Limit means: (a) in relation to an Original Issuing Bank, the amount in the Base Currency set opposite its name under the heading "Fronting Line" in Part III (The Original Issuing Banks) of Schedule 1 (The Original Parties), or such higher amount as may be agreed between the relevant Original Issuing Bank and the Agent from time to time; and (b) in relation to any other Issuing Bank, the amount as may be agreed between the relevant Issuing Bank and the Agent from time to time. Funding Rate means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 15.4 (Cost of funds). Group means the Company and its Subsidiaries from time to time Group Structure Chart means the structure chart of the Group as set out in Schedule 10 (Group Structure Chart). Guarantee Proportion means in relation to a Lender in respect of any Bank Guarantee, the proportion (expressed as a percentage) borne by that Lender's Available Commitment to the Available Facility immediately prior to the issue

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 20 of 253 of that Bank Guarantee, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender. Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 30 (Changes to the Obligors). Guarantor Threshold Test means that: (a) the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Adjusted EBITDA) of the Guarantors exceeds 80% of Adjusted EBITDA of the Group; or (b) the aggregate total assets of the Guarantors (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) exceed 80% of the consolidated total assets of the Group. Guidelines means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt "Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)" vom 22. September 1986), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to customer credit balances (Kreisschreiben Nr. 34 "Kundenguthaben" vom 26. Juli 2011) and the circular letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 "Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben" vom 3. Oktober 2017), circular letter No. 46 of 24 July 2019 (1-046-DVS-2019) in relation to syndicated credit facilities, promissory note loans, bills of exchange and subparticipations (Kreisschreiben Nr. 46 betreffend steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom 24. Juli 2019), circular letter No. 47 of 25 July 2019 (1-047-DVS-2019) in relation to bonds (Kreisschreiben Nr. 47 betreffend Obligationen vom 25. Juli 2019) and practice note 010-DVS-2019 of 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung) or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time. Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary. Increase Confirmation means a confirmation substantially in the form set out in Schedule 11 (Form Increase Confirmation).

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 21 of 253 Increase Lender has the meaning given to that term in Clause 3.1 (Increase). Information has the meaning given to that term in Clause 23.11 (No misleading information). Initial Borrowing Base Certificate means the initial Borrowing Base Certificate delivered to the Agent pursuant to Part I (Conditions precedent to signing) of Schedule 2 (Conditions precedent). Initial Borrowing Base Report means the initial Borrowing Base Report delivered to the Agent pursuant to Part I (Conditions precedent to signing) of Schedule 2 (Conditions precedent). Insolvency Event in relation to a Finance Party means that the Finance Party: (a) is dissolved (other than pursuant to a consolidation, amalgamation, or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 22 of 253 (g) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long, as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above); (h) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (i) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or (j) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. Intellectual Property means any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights and domain names (which may now or in the future subsist), whether registered or unregistered. Interest Period means, in relation to a Loan, each period determined in accordance with Clause 14 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 13.5 (Default interest). Interpolated Alternative Term Rate means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Alternative Term Rates) which results from interpolating on a linear basis between: (a) the applicable Alternative Term Rate for the longest period (for which that Alternative Term Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Alternative Term Rate for the shortest period (for which that Alternative Term Rate is available) which exceeds the Interest Period of that Loan, each as of the Quotation Time. Interpolated Primary Term Rate means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between: (a) the applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 23 of 253 (b) the applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan, each as of the Quotation Time. Investment Company has the meaning given to it in the United States Investment Company Act of 1940. IP Co means On Clouds GmbH and any other member of the Group holding Intellectual Property which is material for the Group as a whole in the context of its business as it is being conducted from time to time. Issuing Bank means: (a) any Original Issuing Bank; and (b) any other Lender which has become a Party as an Issuing Bank pursuant to Clause 7.9 (Appointment of additional Issuing Banks), (and if there is more than one such Party, such Parties shall be referred to, whether acting individually or together, as the Issuing Bank) which in each case has not ceased to be a Lender in accordance with the terms of this Agreement, provided that, in respect of a Bank Guarantee issued or to be issued pursuant to the terms of this Agreement, the Issuing Bank shall be the Issuing Bank which has issued or has been requested to issue that Bank Guarantee. Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity. Legal Reservations means: (a) the principle that remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors; (b) the time barring of claims under statutes of limitation or prescription, and defenses of set-off or counterclaim; (c) the principle that a court may not give effect to an indemnity for legal costs incurred where the court has made an order for costs and fees; (d) the principle that the recognition and enforcement of foreign judgments is subject to applicable treaties, if any; (e) similar principles, rights and defenses under any applicable laws; and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 24 of 253 (f) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion rendered in accordance with the Finance Documents. Lender means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with this Agreement, which in each case has not ceased to be a Lender in accordance with the terms of this Agreement. Leverage Ratio means, in respect of any Relevant Period, the ratio of Net Senior Debt to ROU Adjusted EBITDA. Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. Luxembourg means the Grand Duchy of Luxembourg. Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66⅔% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔% of the Total Commitments immediately prior to the reduction). Mandate Letter means the letter dated 30 May 2023 between the Mandated Lead Arranger and the Company. Margin means the percentage rate per annum set out in Clause 13.3 (Margin), subject to adjustment in accordance with paragraph (e) of Clause 13.3 (Margin). Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System. Margin Stock means "margin stock" or "margin securities" as defined in the Margin Regulations. Market Disruption Rate means the rate (if any) specified as such in the applicable Reference Rate Terms. Material Adverse Effect means a material adverse effect on: (a) the business, assets or financial condition of the Group taken as a whole; (b) the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents; or (c) subject to the Legal Reservations, the validity or enforceability of any Finance Document, the effectiveness or ranking of any Transaction

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 25 of 253 Security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents. Material Company means: (a) any Obligor; (b) any other member of the Group which has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Adjusted EBITDA) representing 10% or more of Adjusted EBITDA, or which has total assets representing 10% of the total assets of the Group calculated on a consolidated basis; (c) any IP Co, provided, however, that no IP Co is or shall be required to become a Borrower or a Guarantor; and (d) any other member of the Group that must accede as Additional Guarantor as contemplated in Clause 27.21 (Guarantor Threshold Test). Month means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as "Business Day Conventions" in the applicable Reference Rate Terms. Net Senior Debt means, at any time, the aggregate amount of all interest- bearing Financial Indebtedness of the Group as per the consolidated balance sheet of the Group (excluding liabilities relating to rental agreements qualifying as Finance Leases), less the aggregate amount of all subordinated shareholder loans and other loans which are subordinated to the claims of the Finance Parties and less cash and cash equivalents in excess of CHF 300,000,000. New Lender has the meaning given to that term in Clause 29.1 (Transfers by the Lenders). Non-Bank Rules means, together, the 10 Non-Bank Rule and the 20 Non-Bank Rule. Non-Consenting Lender has the meaning given to that term in Clause 40.6 (Replacement of Lender). Non-Qualifying Bank means any person or entity which is not a Qualifying Bank. Obligors means each of the Borrowers and the Guarantors. On US means On Inc., a corporation incorporated in the State of Delaware, with its chief executive office at 1250 NW 9th Ave., Portland, Oregon 97209, United States.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 26 of 253 Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in Clause 5.3 (Conditions relating to Optional Currencies). Original Financial Statements means: (a) the audited consolidated financial statements of the Company as per 31 December 2022; and (b) the audited standalone financial statements of the Original Borrower as per 31 December 2022. Original Jurisdiction means, in relation to an Obligor and any IP Co, the jurisdiction under whose laws that Obligor or IP Co is incorporated as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or a Guarantor (as the case may be). Original Obligors means the Original Borrower or the Original Guarantors. Original Termination Date means the date falling on the 3rd (third) anniversary of the date of the Agreement. Outstandings means, at any time, the aggregate of the Base Currency Amount of: (a) the outstanding Utilisations; and (b) the Ancillary Outstandings, in each case, at such time. Party means a party to this Agreement. Permitted Acquisition means: (a) an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal; and (b) any other acquisition if: (i) no Default is continuing on the signing date for such acquisition or would result from such acquisition; (ii) the acquired company, business or undertaking is incorporated or established, and carries on its principal business, in a country that is not a Restricted Country; (iii) the acquired company, business or undertaking is engaged in business activities which are substantially similar or complementary

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 27 of 253 to the business activities of the Group or facilitating the Group's business as conducted from time to time; and (iv) in case the consideration (including associated costs and expenses) for such acquisition exceeds CHF 50,000,000 (or its equivalent in any other currency or currencies) the Company evidences to the Agent that on a pro forma basis, the financial covenants set forth in Clause 26 would be met on the testing date following the closing of such acquisition. Permitted Disposal means any sale, lease, license, transfer or other disposal: (a) of any asset by any member of the Group in the ordinary course of trading of the disposing entity; (b) of any asset by any member of the Group to another member of the Group, provided it does not have a Material Adverse Effect; (c) of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash); (d) of obsolete or redundant assets for cash; (e) of cash equivalent investments for cash or in exchange for other cash equivalent investments; (f) arising as a result of any Permitted Security; or (g) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under the preceding paragraphs) does not exceed CHF 40,000,000 (or its equivalent in another currency or currencies) in any Financial Year. Permitted Financial Indebtedness means any Financial Indebtedness: (a) between the date of this Agreement and the date of initial Utilisation under this Agreement, arising under any of the Existing Facility Agreements; (b) arising under any subordinated shareholder loan to the Company, subject to a subordination reasonably satisfactory to the Agent; (c) arising between members of the Group; (d) arising in the ordinary course of business pursuant to any cash pooling, netting or set-off arrangement between (x) members of the Group or (y) one or more members of the Group and one or more financial institutions;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 28 of 253 (e) outstanding under the Finance Documents, including any Ancillary Facility; (f) of a Guarantor; (g) in respect of any Finance Leases not of a Guarantor, up to an aggregate amount of CHF 10,000,000 (or its equivalent in other currencies); (h) of On China Ltd. up to an aggregate amount of CHF 150,000,000 (or its equivalent in other currencies) (and it being clarified that paragraph (f) above will apply if and when On China Ltd. becomes a Guarantor); (i) arising under a Permitted Loan or a Permitted Guarantee; (j) to the extent covered by a letter of credit, guarantee or indemnity issued under an Ancillary Facility; (k) arising under a treasury transaction entered into in the ordinary course of trade for non-speculative purposes; (l) of any person acquired by a member of the Group after the date of this Agreement which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of six (6) months following the date of acquisition; and (m) not permitted by the preceding paragraphs (a) to (l) up to an aggregate amount of CHF 50,000,000 (or its equivalent in other currencies) in aggregate for the Group. Permitted Guarantee means: (a) between the date of this Agreement and the date falling 5 Business Days after the initial Utilisation, any guarantee and indemnities under any of the Existing Facility Agreements; (b) any guarantee and indemnities under a Finance Document; (c) any guarantee and indemnities which constitute Permitted Financial Indebtedness; (d) any guarantees and indemnities given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations, as well as the endorsement of negotiable instruments, or the performance or similar bond guaranteeing performance by a member of the Group under any contract entered into, in the ordinary course of trade; (e) any other guarantees or indemnities given by the Company for the benefit of On US or any other guarantee given by a member of the Group

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 29 of 253 in the ordinary course of their day-to-day operations at the individual country level; (f) any guarantee and indemnities given in respect of the obligations of a Permitted Joint Venture; (g) any guarantee and indemnities given in connection with the general terms and conditions of a bank or other financial institutions; (h) any guarantee and indemnities given in respect of cash pooling arrangements; (i) any guarantee and indemnities given for the benefit of customs authorities; (j) any guarantee and indemnities given in connection with rental or lease arrangements; (k) any guarantee and indemnities given in respect of the netting or set-off arrangements permitted pursuant to paragraph (e) of the definition of "Permitted Security"; and (l) any Financial Indebtedness not permitted by the preceding paragraphs (a) to (k) which does not exceed CHF 25,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time. Permitted Joint Venture means any investment in any Joint Venture where: (a) the Joint Venture is a limited liability corporation and is incorporated or established, and carries on its principal business in a country that is not a Restricted Country; (b) the Joint Venture is engaged in business activities which are substantially similar or complementary to the business activities of the Group or facilitating the Group's business as conducted from time to time; and (c) in any Financial Year, the aggregate (the Joint Venture Investment) of: (i) all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the Group; (ii) the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture; and (iii) the book value of any assets transferred by any member of the Group to any such Joint Venture, does not exceed CHF 75,000,000 (or its equivalent in other currencies). Permitted Loan means:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 30 of 253 (a) any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities; (b) any loan made or other credit extended by a member of the Group to another member of the Group; (c) any loan made or other credit extended to a Permitted Joint Venture; and (d) any other loan so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed CHF 20,000,000 (or its equivalent in other currencies) at any time. Permitted Organisational Change means any transaction involving any member of the Group, provided that: (a) if the Company is involved as a party, it must be the surviving entity; (b) if any other Obligor or any IP Co is involved as a party, it must be the surviving entity; or (c) if it is entered into with a third party not being a member of the Group, it is a Permitted Acquisition. Permitted Security means: (a) between the date of this Agreement and the date falling 5 Business Days after the initial Utilisation, any Security or Quasi-Security arising under any of the Existing Facility Agreements; (b) any Security or Quasi-Security arising under the Finance Documents; (c) any Security or Quasi-Security arising by operation of law and in the ordinary course of business and not as a result of any default or omission by any member of the Group; (d) any Security or Quasi-Security arising as a result of a statutory lien or similar right in favour of a warehouse operator, forwarder or landlord; (e) any Security, Quasi-Security, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements; (f) any Security, Quasi-Security, netting or set-off arrangement arising in the ordinary course pursuant to any customary cash pooling arrangement between (i) members of the Group or (ii) one or more members of the Group and one or more financial institutions; (g) any Security, Quasi-Security, payment or close-out netting or set-off arrangement pursuant to any hedging transactions or other treasury

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 31 of 253 transactions entered into by a member of the Group for non-speculative purposes; (h) any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group, (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and (iii) the Security or Quasi- Security is removed or discharged within 6 (six) months of the date of acquisition of such asset; (i) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that company, (ii) the principal amount secured has not increased in contemplation of or since the acquisition of that company, and (iii) the Security or Quasi-Security is removed or discharged within 6 (six) months of that company becoming a member of the Group; (j) any Security or Quasi-Security securing rental agreements entered into by members of the Group in the ordinary course of business; and (k) any Security or Quasi-Security arising under any retention of title, extended retention of title arrangements, hire purchase or conditional sale arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business; (l) any other Security or Quasi-Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (a) to (k) above) does not exceed 4 per cent. of the consolidated balance sheet sum of the Company, in each case provided that, other than pursuant to paragraphs (a), (c) and (d), no Security or Quasi-Security shall be created over the Intellectual Property which is material for the Group as a whole in the context of its business as it is being conducted from time to time. Plan means an employee benefit plan as defined in section 3(3) of ERISA: (a) maintained by any Obligor or any ERISA Affiliate; or (b) to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 32 of 253 Primary Term Rate means the rate specified as such in the applicable Reference Rate Terms. Protected Party has the meaning given to that term in Clause 17 (Tax gross-up and indemnities). Qualifying Bank means: (a) any bank as defined in the Swiss Federal Act on Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen); and (b) any other person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case within the meaning of the Guidelines. Qualifying Lender has the meaning given to it in Clause 17 (Tax gross-up and indemnities). Quarter Date means each of 31 March, 30 June, 30 September and 31 December. Quasi-Security means any arrangement or transaction whereby any member of the Group will: (a) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or reacquired by an Obligor or any other member of the Group; (b) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (c) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (d) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. Quotation Day means the day specified as such in the applicable Reference Rate Terms. Quotation Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 33 of 253 Quoted Tenor means, in relation to a Primary Term Rate or an Alternative Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service. Recovered Amount has the meaning given to that term in Clause 33.1 (Payments to Finance Parties). Recovering Finance Party has the meaning given to that term in Clause 33.1 (Payments to Finance Parties). Redistributed Amount has the meaning given to that term in Clause 33.4 (Reversal of redistribution). Reference Rate Supplement means, in relation to any currency, a document which: (a) is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders); (b) specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; (c) specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and (d) has been made available to the Company and each Lender. Reference Rate Terms means, in relation to: (a) a currency; (b) a Utilisation or an Unpaid Sum in that currency; (c) an Interest Period for that Utilisation or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or (d) any term of this Agreement relating to the determination of a rate of interest in relation to such a Utilisation or Unpaid Sum, the terms set out for that currency, and (where such terms are set out for different categories of Utilisation, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Utilisation, Unpaid Sum or accrual, in Schedule 14 (Reference Rate Terms) or in any Reference Rate Supplement. Relevant Jurisdiction means, in relation to an Obligor: (a) its Original Jurisdiction; (b) any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 34 of 253 (c) the jurisdiction whose laws govern the perfection of any of the Security Agreements entered into by it. Relevant Market means the market specified as such in the applicable Reference Rate Terms. Relevant Nominating Body has the meaning given to that term in Clause 40.4 (Changes to reference rates). Relevant Period means (i) each period of twelve months ending on or about the last day of the Financial Year and (ii) each period of twelve months ending on or about a Quarter Date (other than on 31 December). Renewal Request means a written notice delivered to the Agent in accordance with Clause 7.6 (Renewal of a Bank Guarantee). Repeating Representations means the representations and warranties set out in Clause 23.1 (Status) to Clause 23.6 (Governing law and enforcement) (inclusive), Clause 23.10 (No Default), Clause 23.13(a) (Pari passu ranking), Clause 23.17 (Sanctions), Clause 23.19 (Anti-money laundering and anti- corruption) and Clause 23.23 (Eligibility of receivables and inventory). Reportable Event means: (a) an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or (b) a failure to meet the minimum funding standard under section 412 or 430 of the Code or section 302 of ERISA, whether or not waived. Reporting Day means the day (if any) specified as such in the applicable Reference Rate Terms. Reporting Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms. Resignation Letter means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter). Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers. Restricted Country means any country or region subject from time to time to any sanctions and/or trade embargoes administrated by any Sanctioning Authority. Currently, these are, Cuba, Iran, North Korea, Syria, the Region of Crimea, the provinces of Donetsk, Luhansk, Zaprozhzhia, Kherson and any other part of the Ukraine under Russian military control, Sudan and South Sudan. RFR means the rate specified as such in the applicable Reference Rate Terms.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 35 of 253 RFR Banking Day means any day specified as such in the applicable Reference Rate Terms. Rollover Loan means one or more Loans: (a) made or to be made on the same day that: (i) a maturing Loan is due to be repaid; or (ii) a demand by the Agent pursuant to a drawing in respect of a Bank Guarantee is due to be met; (b) the aggregate amount of which is equal to or less than the amount of the maturing Loan or the relevant claim in respect of that Bank Guarantee; (c) in the same currency as the maturing Loan (unless arising as a result of the operation of Clause 9.2 (Unavailability of currency)) or the relevant claim in respect of that Bank Guarantee; and (d) made or to be made to the same Borrower in whole or in part for the purpose of refinancing that maturing Loan or satisfying the relevant claim in respect of that Bank Guarantee. ROU Adjusted EBITDA means for any Relevant Period, Adjusted EBITDA subject to the following additional adjustment: deducting depreciation related to right- of-use assets, if and to the extent that such assets are reflected on the balance sheet with corresponding liabilities. Sanctioning Authority means any authority issuing and/or administrating sanctions and embargos in the United Nations, the European Union (e.g. the government of the Federal Republic of Germany, the Federal Office for Economic Affairs and Export Control (Bundesamt für Wirtschaft und Ausfuhrkontrolle) or the Deutsche Bundesbank), the United Kingdom, Switzerland (e.g. the State Secretariat for Economic Affairs of Switzerland and / or the Directorate of Public International Law), the United States of America (e.g. the Office of Foreign Asset Control of the US Department of Treasury) and any authority issuing and/or administrating sanctions and embargos in any other applicable country notified from time to time by a Lender for the purpose of this definition. Sanctions means sanctions or embargos (including restrictions relating thereto) imposed or supervised by a Sanctioning Authority. Second Extended Termination Date means the date agreed under paragraph (a)(ii) of Clause 11.3 (Extension option). Secured Party means each Finance Party from time to time party to this Agreement.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 36 of 253 Security means a mortgage, charge, pledge, lien, security assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. Security Agreement means any agreement or document entered into by any Obligor or any other member of the Group creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents, including, without limitation, each of the Security Agreements listed in Part I (Conditions precedent to signing) of Schedule 2 (Conditions precedent). Sharing Finance Parties has the meaning given to that term in Clause 33.2 (Redistribution of payments). Sharing Payment has the meaning given to that term in Clause 33.1 (Payments to Finance Parties). Shortfall has the meaning given to that term in Clause 12.4 (Mandatory prepayment – Borrowing Base amounts). Shortfall Remedy Notice has the meaning given to that term in Clause 12.4 (Mandatory prepayment – Borrowing Base amounts). Shortfall Remedy Period has the meaning given to that term in Clause 12.4 (Mandatory prepayment – Borrowing Base amounts). Strategic Competitor means any person whose primary business is similar to the business activities of the Group. Subsidiary means, in relation to any company or corporation, a company or corporation: (a) which is controlled, directly or indirectly, by the first mentioned company or corporation; (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation; or (d) which must be consolidated in Group wide financial statements pursuant to the Applicable Accounting Standards, and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body Sum has the meaning given to that term in Clause 19.1 (Currency indemnity).

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 37 of 253 Swiss Federal Tax Administration means the Swiss federal tax administration referred to in article 34 of the Swiss Withholding Tax Act. Swiss Withholding Tax means any Taxes imposed under the Swiss Withholding Tax Act. Swiss Withholding Tax Act means Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz vom 13. Oktober 1965 über die Verrechnungssteuer), as amended from time to time. T2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system operated by the Eurosystem, or any successor system. TARGET Day means any day on which T2 is open for the settlement of payments in EUR. Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). Tax Credit has the meaning given to that term in Clause 17 (Tax gross-up and indemnities). Tax Deduction has the meaning given to that term in Clause 17 (Tax gross-up and indemnities). Tax Payment has the meaning given to that term in Clause 17 (Tax gross-up and indemnities). Term means each period determined under this Agreement for which the Issuing Bank is under a liability under a Bank Guarantee. Termination Date means the Original Termination Date or the Extended Termination Date, as applicable. Term Rate Currency means: (a) EUR; (b) at the election of the relevant Borrower in respect of a given Loan, USD; and (c) any currency specified as such in a Reference Rate Supplement relating to that currency, to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement. Term Rate Loan means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become a "Compounded Rate

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 38 of 253 Loan" for its then current Interest Period pursuant to Clause 15.1 (Interest calculation if no Primary Term Rate). Term Reference Rate means, in relation to a Term Rate Loan: (a) the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or (b) as otherwise determined pursuant to Clause 15.1 (Interest calculation if no Primary Term Rate), and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero. Total Commitments means the aggregate of the Commitments, being CHF 700,000,000 at the date of this Agreement. Transaction Security means the Security created or expressed to be created in favour of the Security Agent pursuant to the Security Agreements. Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company. Transfer Date means, in relation to a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Transfer Certificate; and (b) the date on which the Agent executes the relevant Transfer Certificate. UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents. US or United States means the United States of America, its territories and possessions. US Bankruptcy Law means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code) or any other United States federal or state bankruptcy, insolvency or similar law. US Guarantor means any Guarantor that is incorporated, formed or organized under the laws of the US or any State of the US (including the District of Columbia).

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 39 of 253 US Person means any person that is a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code, including an entity that is disregarded as separate from such US Person for US federal income tax purposes. US Tax Obligor means: (a) an Obligor which is resident for tax purposes in the US; or (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. USA Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. USD means US dollars, the lawful currency of the United States of America. Utilisation means a Loan or a Bank Guarantee. Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Bank Guarantee is to be issued. Utilisation Request means a notice substantially in the form set out in Schedule 3 (Forms of Utilisation Requests). VAT means: (a) any tax imposed based on the Swiss Federal Act on Value Added Tax of 12 June 2009 (Bundesgesetz über die Mehrwertsteuer), as amended from time to time together with the related ordinances, regulations and guidelines; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. Write-down and Conversion Powers means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail- In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 40 of 253 or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation. 1.2. Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the "Agent", the "Security Agent", the "Mandated Lead Arranger", any "Finance Party", any "Lender", any "Issuing Bank", any "Borrower", any "Guarantor", any "Obligor", any "Party", any "Secured Party" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (ii) "assets" includes present and future properties, revenues and rights of every description; (iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (iv) a "group of Lenders" includes all the Lenders; (v) a "guarantee" means (other than in Clause 22 (Guarantee)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 41 of 253 contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness; (vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (vii) the "Interest Period" of a Bank Guarantee shall be construed as a reference to the Term of that Bank Guarantee; (viii) a Lender's "participation" in relation to a Bank Guarantee shall be construed as a reference to the relevant amount that is or may be payable by that Lender in relation to that Bank Guarantee; (ix) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (x) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (xi) a Utilisation made or to be made to a Borrower includes a Bank Guarantee issued on its behalf; (xii) a provision of law is a reference to that provision as amended or re- enacted from time to time; and (xiii) a time of day is a reference to Zurich time. (b) Section, Clause and Schedule headings are for ease of reference only. (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (d) For all purposes under the Finance Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws): (i) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (ii) if any new person comes into existence, such new person shall be deemed to have

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 42 of 253 been organized and acquired on the first date of its existence by the holders of its equity interests at such time. (e) A Borrower providing "cash cover" for a Bank Guarantee or an Ancillary Facility means a Borrower paying an amount in the currency of the Bank Guarantee (or, as the case may be, Ancillary Facility) to an interest- bearing account and the following conditions being met: (i) either: (1) the account is in the name of the Borrower and is with the Issuing Bank or Ancillary Lender for which that cash cover is to be provided and until no amount is or may be outstanding under that Bank Guarantee or Ancillary Facility, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Bank Guarantee or Ancillary Facility; or (2) the account is in the name of the Issuing Bank or Ancillary Lender for which that cash cover is to be provided; and (ii) the Borrower has executed documentation in form and substance satisfactory to the Issuing Bank or Ancillary Lender for which that cash cover is to be provided, creating a first ranking security interest, or other collateral arrangement, in respect of the amount of that cash cover. (f) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived. (g) A Borrower "repaying" or "prepaying" a Bank Guarantee or Ancillary Outstandings means: (i) that Borrower providing cash cover for that Bank Guarantee or in respect of the Ancillary Outstandings; (ii) the maximum amount payable under the Bank Guarantee or Ancillary Facility being reduced or cancelled in accordance with its terms; or (iii) the Issuing Bank or Ancillary Lender being satisfied that it has no further liability under that Bank Guarantee or Ancillary Facility, and the amount by which a Bank Guarantee is, or Ancillary Outstandings are, repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation. (h) An amount borrowed includes any amount utilised by way of Bank Guarantee or under an Ancillary Facility.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 43 of 253 (i) A Lender funding its participation in a Utilisation includes a Lender participating in a Bank Guarantee. (j) Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Bank Guarantee. (k) An outstanding amount of a Bank Guarantee at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Bank Guarantee at that time. (l) A Borrower's obligation on Utilisations becoming "due and payable" includes that Borrower repaying any Bank Guarantee in accordance with paragraph (g) above. (m) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company. (n) A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. (o) Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in: (i) Schedule 14 (Reference Rate Terms); or (ii) any earlier Reference Rate Supplement. (p) A Compounding Methodology Supplement relating to the Daily Non- Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in: (i) Schedule 15 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 16 (Cumulative Compounded RFR Rate), as the case may be; or (ii) any earlier Compounding Methodology Supplement. (q) The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 44 of 253 2. The Facility 2.1. Facility (a) Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving credit facility which may be utilised by way of Loans and/or Bank Guarantees in an aggregate amount equal to the Total Commitments. (b) Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Commitment available to the Borrowers as an Ancillary Facility. 2.2. Lenders' rights and obligations, status 2.2.1. Lenders' rights and obligations several (a) The Lenders form a simple partnership (Einfache Gesellschaft) as per article 530 et seq. CO for the purpose of granting the Facility. However, the obligations of each Lender under the Finance Documents are several and not joint and the Lenders explicitly waive, and the other Parties acknowledge and agree that there shall not be, joint and several liabilities (Solidarhaftung) provided for in article 544 CO. (b) Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Lender is responsible for the obligations of any other Lender under the Finance Documents and no Lender may be held responsible for any failure of any other Lender to perform its obligations under the Finance Documents. (c) The Lenders do not form a community of creditors (Gläubigergemeinschaft) and are neither joint and several creditors (Solidargläubiger) nor joint creditors (Gesamtgläubiger). The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt. Each Lender may, except as otherwise provided in the Finance Documents, separately enforce its rights under the Finance Documents, provided that if any Lender commences proceedings in respect of the Finance Documents, it shall promptly notify the other Lenders. 2.2.2. Lenders' status (a) Each of the Original Lenders represents and warrants that as at the date of this Agreement it is a Qualifying Bank and a Qualifying Lender.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 45 of 253 (b) Any Lender which becomes a Party after the date of this Agreement shall represent and warrant in the documentation which it executes on becoming a Party as Lender: (i) whether or not it is a Qualifying Bank (and, if not, that it qualifies as a single creditor for the purposes of the Non-Bank Rules); and (ii) whether or not it is a Qualifying Lender. If such a Lender fails to indicate its status in accordance with this paragraph (b) then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Bank (and a single creditor for the purposes of the Non-Bank Rules) and not a Qualifying Lender until such time as it notifies the Agent which categories apply (and the Agent, upon receipt of such notification, shall inform the Company). 2.3. Obligors' Agent (a) Each Obligor (other than the Company) by its execution of this Agreement (or, if applicable, an Accession Letter) appoints the Company (acting through one or more authorised signatories) to act as its direct representative (direkter Stellvertreter) in its name and for its account (including as a representative of several parties (Mehrfachvertretung) or self-dealing (Selbstkontrahieren)) in relation to the Finance Documents and irrevocably authorises: (i) the Company on its behalf to supply all information concerning itself contemplated by any Finance Document to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect such Obligor, without further reference to, or the consent of, that Obligor; and (ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company, and in each case each Obligor shall be bound as though such Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. Any revocation of, or resignation by, the Company shall only be binding on the Finance Parties upon written notice to the Agent. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 46 of 253 given or made by the Company or given to the Company under any Finance Document on behalf of another Obligor or in connection with any Finance Document shall, to the extent legally possible, be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail. 3. Increases 3.1. Increase (a) The Company may by giving prior notice to the Agent by no later than the date falling 20 (twenty) Business Days after the effective date of a cancellation of: (i) the Commitments of a Lender in accordance with Clause 12.1 (Illegality); (ii) the Commitments of a Lender in accordance with Clause 12.8 (Right of cancellation and repayment in relation to a single Lender or the Issuing Bank); or (iii) the Available Commitments of a Defaulting Lender in accordance with Clause 12.9 (Right of cancellation in relation to a Defaulting Lender), request that the relevant Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows: (1) the increased Commitments will, subject to compliance with the Non-Bank Rules, be assumed by one or more Eligible Institutions which is acceptable to each Issuing Bank (each an Increase Lender) selected by the Company and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments; (2) each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 47 of 253 (3) each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume; (4) the Commitments of the other Lenders shall continue in full force and effect; and (5) any increase in the Commitments relating to the Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender. (b) The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation. (c) The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender which is not a Lender immediately prior to the relevant increase once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Company and the Increase Lender. (d) The consent of each Issuing Bank is required for an increase of the Total Commitments. (e) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender. (f) The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 29.4 (Transfer fee) if the increase was a transfer pursuant to Clause 29.6 (Procedure for transfer) and if the Increase Lender was a New Lender.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 48 of 253 (g) The Company shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees, subject to any agreed caps) reasonably incurred by it in connection with any increase in Commitments under this Clause 3.1. (h) Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents. (i) Clause 29.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 3.1 in relation to an Increase Lender as if references in that Clause to: (i) an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase; (ii) the "New Lender" were references to that Increase Lender; and (iii) a "re-transfer" and "re-assignment" were references to respectively a transfer and assignment. 3.2. Accordion Increase (a) The Company may during the Availability Period, by delivery to the Agent of a duly completed Accordion Increase Request, request an increase of the Total Commitments (such increase an Accordion Increase Commitment) in the aggregate amount of up to CHF 200,000,000, provided, however, that the Company may only request such increase of the Total Commitments once during the term of this Agreement. (b) The proposed date of the increase in the Total Commitments must be a Business Day falling not less than 20 (twenty) Business Days after the date of the Accordion Increase Request being within the Availability Period (the Accordion Increase Date). (c) Promptly following receipt of a notice from the Company under paragraph (a) above, upon notice by the Agent, each Lender shall have the right, but not the obligation, within 15 (fifteen) Business Days, to confirm (on a credit-approved basis) the maximum amount of the requested Accordion Increase Commitment it is prepared to make available. Such amount, for the avoidance of doubt, may be more than its pro rata share of the requested Accordion Increase Commitment (calculated as the proportion of that Lender's Commitment to the Total Commitments) (each Lender that agrees to assume an Accordion Increase Commitment in accordance with this Clause is an Accordion Increasing Lender). (d) If:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 49 of 253 (i) one or more of the Lenders confirm that they are not willing to provide any amount of the requested Accordion Increase Commitment or less than its pro rata share or fails to respond to the Company within the period referred to in paragraph (c) above (the relevant amount being an Accordion Shortfall); and (ii) pursuant to paragraph (c) above one or more of the other Lenders (each an Accepting Accordion Lender) confirms that it is willing to provide more than its pro rata share of the Accordion Increase Commitment, the Agent shall allocate the Accordion Shortfall to the Accepting Accordion Lenders: (1) first, to each Accepting Accordion Lender on a pro rata basis in each case up to the maximum amount specified by that Accepting Accordion Lender pursuant to paragraph (c) above; and (2) if any balance of the Accordion Shortfall remains after paragraph (1) above, to any Accepting Accordion Lender which has confirmed under paragraph (c) above that it is prepared to make available an amount of the Accordion Increase Commitment sufficient to satisfy the Accordion Shortfall. (e) If, notwithstanding paragraph (d) above, the Accordion Increasing Lenders (when taken together) have not offered to make available the whole of the requested Accordion Increase Commitment, then the Company may, subject to compliance with the Non-Bank Rules, offer the Accordion Shortfall that remains in respect of the proposed Accordion Increase Commitment to an Eligible Institution which is acceptable to each Issuing Bank (any such Eligible Institution agreeing (on a credit approved basis) to assume the Accordion Shortfall in a Commitment being an Additional Accordion Increasing Lender). Neither the Agent nor any Lender shall have any obligation to find an Additional Accordion Increasing Lender. (f) The terms offered by the Company to any proposed Additional Accordion Increasing Lender shall (i) not be more favourable (including, without limitation, in respect of any fees payable in respect thereof) than those proposed by an Accordion Increasing Lender and (ii) be subject to the prior approval by the Agent. (g) Following the process specified in paragraphs (c) to (e) above, the Accordion Increase Commitment will be provided: (i) if some or all of the Lenders agreed to be Accordion Increasing Lenders in amounts sufficient to fulfil the Accordion Increase Commitment, by the Accordion Increasing Lenders; and/or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 50 of 253 (ii) to the extent the Lenders did not agree to be Accordion Increasing Lenders in amounts sufficient to fulfil the Accordion Increase Commitment, by the Additional Accordion Increasing Lenders. (h) The amount of the Total Commitments shall be increased on the Accordion Increase Date (specified by the Company in the Accordion Increase Request and, in each case, confirmed by the Agent in the Accordion Increase Agreements and/or Accordion Accession Agreements, as the case may be) by the amount of the Accordion Increase Commitment, provided that: (i) the Company has delivered to the Agent a certificate, dated as of the Accordion Increase Date, signed by an authorised signatory, confirming that utilising the relevant Accordion Increase Commitment in full would not breach any borrowing, guaranteeing or similar limit binding on the Company or any other Obligor; (ii) the Agent has received, for each Additional Accordion Increasing Lender and Accordion Increasing Lender, a duly completed original (which each Additional Accordion Increasing Lender or Accordion Increasing Lender (as applicable) must have executed) of each agreement in substantially the form provided in: (1) Part II (Form of Accordion Increase Agreement) of Schedule 9 (Forms of Accordion Increase Documents) in respect of any Accordion Increasing Lender, and (2) Part III (Form of Accordion Accession Agreement) of Schedule 9 (Forms of Accordion Increase Documents) in respect of any Additional Accordion Increasing Lender; (iii) in relation to an Additional Accordion Increasing Lender, the Agent has performed all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the relevant part of the Accordion Increase Commitment by that Additional Accordion Increasing Lender, the completion of which the Agent shall promptly notify to the Company and the Additional Accordion Increasing Lender; and (iv) the Repeating Representations are true and correct in all material respects as of the date of the request submitted by the Company pursuant to paragraph (a) above. (i) On the Accordion Increase Date, provided that the conditions set out in paragraphs (a) through (h) above have been met: (i) each Obligor and each Additional Accordion Increasing Lender shall assume obligations towards one another and/or acquire rights against one another as each Obligor and each Additional Accordion Increasing Lender would have assumed and/or acquired had that Additional Accordion Increasing Lender been an Original Lender, in

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 51 of 253 each case, as further specified in the Accordion Accession Agreement; (ii) each Additional Accordion Increasing Lender shall become a party as a Lender and each Additional Accordion Increasing Lender and each of the Finance Parties shall assume obligations towards one another and acquire rights against one another as that Additional Accordion Increasing Lender and those Finance Parties would have assumed and/or acquired had that Additional Accordion Increasing Lender been an Original Lender, in each case, as further specified in the Accordion Accession Agreement; (iii) the Commitments of the other Lenders shall continue in full force and effect (if applicable, increased pursuant to this Clause 3.2). (j) Each Commitment assumed by any Accordion Increasing Lender or Additional Accordion Increasing Lender under this Clause 3.2 are or will be provided under the terms and conditions set out in this Agreement. (k) Nothing in this Clause 3.2 shall oblige any Lender to increase its Commitment at any time. (l) The Lenders hereby authorise the Agent to execute the necessary documents to ensure that any Commitment of an Additional Accordion Increasing Lenders or the Accordion Increasing Lenders, as the case may be, are assumed in accordance with this Clause 3.2. (m) Each Obligor confirms: (i) the authority of the Company to request and implement the increase of the Commitments in accordance with the procedures and up to the amounts permitted by this Agreement; and (ii) that all its guarantee and indemnity obligations as set out in Clause 17 (Tax gross-up and indemnities), Clause 19 (Other indemnities), Clause 22 (Guarantee) or any other Clause or any other Finance Document will extend to include the Commitments of the Additional Accordion Increasing Lenders or the Accordion Increasing Lenders, as the case may be, that are committed in accordance with this Clause 3.2. (n) The Company shall promptly on demand pay the Agent the amount of all documented costs and expenses (including legal fees, subject to any agreed caps) reasonably incurred by it in connection with any increase in Commitments under this Clause 3.2. (o) If a respective fee is agreed, the Company shall pay to the Accordion Increasing Lenders and the Additional Accordion Increasing Lenders a fee in the amount and at the times agreed between the Company or the Company and the Agent in a Fee Letter (if any).

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 52 of 253 4. Purpose 4.1. Purpose Each Borrower shall apply all amounts borrowed by it under the Facility towards: (a) the financing of working capital requirements and for general corporate purposes of the Group, including the financing of Permitted Acquisitions and capital expenditures; and (b) the roll-in of the Existing Bank Guarantees and the issuance of new Bank Guarantees. 4.2. Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 5. Conditions of Utilisation 5.1. Initial conditions precedent (a) No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I (Conditions precedent to initial Utilisation) of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders upon being so satisfied. (b) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 5.2. Further conditions precedent Subject to Clause 5.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 6.4 (Lenders' participation) in relation to a Utilisation, if on the date of the Utilisation Request and on the proposed Utilisation Date: (a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 53 of 253 (b) the Repeating Representations to be made by each Obligor are true in all material respects (unless and to the extent that a repeating Representation is itself qualified by materiality); and (c) the aggregate amount of the Outstandings adjusted to take account of: (i) the amount of the requested Utilisation; (ii) the amount of any Utilisations which, pursuant to any other requests are to be made on or before the date for the making of the requested Utilisation; and (iii) the amount of any Utilisation scheduled to be repaid on or before the date for the making of the requested Utilisation, would be less than or equal to the amount of the Borrowing Base as evidenced by the Borrowing Base Certificate most recently delivered to the Agent in accordance with this Agreement. 5.3. Conditions relating to Optional Currencies (a) A currency will constitute an Optional Currency in relation to a Utilisation if: (i) it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day (in the case of a Loan) and on the Utilisation Date for that Utilisation; (ii) it is EUR, USD or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation; and (iii) there are Reference Rate Terms for that currency. (b) If the Agent has received a written request from the relevant Borrower (or the Company on its behalf) for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the relevant Borrower by 10:00 a.m. (Zurich time) on the date that is 5 (five) Business Days prior to the proposed Utilisation Date: (i) whether or not the Lenders have granted their approval; and (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 54 of 253 5.4. Maximum number of Utilisations (a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, more than 10 (ten) Loans under the Facility would be outstanding. (b) A Borrower may not request that a Bank Guarantee be issued if, as a result of the proposed Utilisation, more than 6 (six) Bank Guarantees would be outstanding. (c) Any Loan made by a single Lender under Clause 9.2 (Unavailability of currency) shall not be taken into account in this Clause 5.4. 5.5. Other Limitations (a) The maximum aggregate Base Currency Amount of all Bank Guarantees shall not exceed CHF 350,000,000. (b) The maximum aggregate amount of the Ancillary Commitments of all the Lenders shall not at any time exceed CHF 25,000,000. 6. Utilisation – Loans 6.1. Delivery of a Utilisation Request The Borrowers may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 10:00 a.m. (Zurich time) on the date that is 3 (three) Business Days prior to the proposed Utilisation Date; provided, however, that Utilisation Requests with respect to the first Utilisation under this Agreement may be delivered to the Agent by no later than 9:00 a.m. (Zurich time) on the proposed Utilisation Date. 6.2. Completion of a Utilisation Request for Loans (a) Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; (ii) the currency and amount of the Loan comply with Clause 6.3 (Currency and amount); and (iii) the proposed Interest Period complies with Clause 14 (Interest Periods). (b) Only one Utilisation may be requested in each Utilisation Request.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 55 of 253 6.3. Currency and amount (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency. (b) The amount of the proposed Loan must be: (i) if the currency selected is the Base Currency, a minimum of CHF 5,000,000 or, if less, the Available Facility; or (ii) if the currency selected is EUR, a minimum of EUR 5,000,000 or, if less, the Available Facility; or (iii) if the currency selected is USD, a minimum of USD 5,000,000 or, if less, the Available Facility; or (iv) if the currency selected is an Optional Currency (other than EUR or USD), the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 5.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility. 6.4. Lenders' participation (a) If the conditions set out in Clause 5 (Conditions of Utilisation) have been met and subject to Clause 11.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office. (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. (c) The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 34.1 (Payments to the Agent), in each case by noon (Zurich time) on the date that is 3 (three) Business Days prior to the Utilisation Date. (d) If a Utilisation is made under the Facility to repay Ancillary Outstandings, each Lender's participation in that Loan will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Utilisations under the Facility then outstanding bearing the same proportion to the aggregate amount of the Loans then outstanding as its Commitment bears to the Total Commitments.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 56 of 253 6.5. Cancellation of Commitment The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Facility. 7. Utilisations – Bank Guarantees 7.1. Utilisation by way of Bank Guarantee (a) The Facility may be utilised by way of Bank Guarantees. (b) Clause 6 (Utilisation – Loans) does not apply to Utilisations by way of Bank Guarantees. 7.2. Delivery of a Utilisation Request for Bank Guarantees (a) A Borrower (or the Company on its behalf) may request a Bank Guarantee to be issued by delivery to the Agent of a duly completed Utilisation Request not later than 10:00 a.m. (Zurich time) on the date that is 5 (five) Business Days (or such shorter period as agreed between the Agent and the Borrower or the Company) prior to the proposed Utilisation Date; provided, however, that Utilisation Requests with respect to Utilisations under this Agreement made for the purposes of rolling in Existing Bank Guarantees may be delivered to the Agent by no later than 11:00 a.m. (Zurich time) on the proposed Utilisation Date. (b) In determining the amount of the Available Facility and a Lender's Guarantee Proportion of a proposed Bank Guarantee for the purposes of this Agreement, the Available Commitment of a Lender will be calculated ignoring any cash cover provided for outstanding Bank Guarantees. 7.3. Completion of a Utilisation Request for Bank Guarantees Each Utilisation Request for a Bank Guarantee is irrevocable and will not be regarded as having been duly completed unless: (a) it specifies that it is for a Bank Guarantee; (b) it identifies the Issuing Bank which is to issue the Bank Guarantee; (c) the proposed Utilisation Date is a Business Day within the Availability Period; (d) the currency and amount of the Bank Guarantee comply with Clause 7.4 (Currency and amount); (e) the form of Bank Guarantee is attached;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 57 of 253 (f) the Term of the Bank Guarantee is 3 (three) years or less, provided that the Term of the Bank Guarantee may exceed 3 (three) years if: (i) the aggregate face value of all Bank Guarantees with a Term exceeding 3 (three) years (including Bank Guarantees with an unlimited Term) outstanding under the Facility (together, for the avoidance of doubt, with any guarantees outstanding under an Ancillary Facility) does not exceed CHF 25,000,000; or (ii) such Bank Guarantee contains an evergreen clause providing for an annual cancellation right by the relevant Issuing Bank and, if not cancelled, is automatically extended for 1 (one) year. (g) the relevant Issuing Bank has confirmed that the issuance of the relevant Bank Guarantee would not have the effect that its Fronting Limit is exceeded; (h) the delivery instructions for the Bank Guarantee are specified; (i) the identity of the beneficiary of the Bank Guarantee has been approved by the relevant Issuing Bank; and (j) in case of an issuance of a Bank Guarantee in accordance with paragraph (i) of Clause 7.5 (Issue of Bank Guarantees), the member of the Group on whose behalf the Bank Guarantee is proposed to be issued has been approved by the relevant Issuing Bank. For the avoidance of doubt, this paragraph (j) of this Clause 7.3 shall not apply to any Bank Guarantee issued or proposed to be issued under any Ancillary Facility. 7.4. Currency and amount (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency. (b) The maximum aggregate Base Currency Amount of all Bank Guarantees shall not exceed CHF 350,000,000. 7.5. Issue of Bank Guarantees (a) If the conditions set out in this Agreement have been met, the relevant Issuing Bank shall issue the Bank Guarantee on the Utilisation Date (or such other date as agreed between the relevant Issuing Bank and the relevant Borrower). (b) Subject to Clause 5.1 (Initial conditions precedent), the Issuing Bank will only be obliged to comply with paragraph (a) above, if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date: (i) in the case of a Bank Guarantee to be renewed in accordance with Clause 7.6 (Renewal of a Bank Guarantee) no Event of Default is

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 58 of 253 continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; (ii) the Repeating Representations to be made by each Obligor are true in all material respects (unless and to the extent that a repeating Representation is itself qualified by materiality). (c) The amount of each Lender's participation in each Bank Guarantee will be equal to its Guarantee Proportion. (d) The Agent shall determine the Base Currency Amount of each Bank Guarantee which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Bank Guarantee and its participation in that Bank Guarantee on the day it receives the Utilisation Request. (e) The relevant Issuing Bank has no duty to enquire of any person whether or not any of the conditions under paragraph (b) above have been met. The Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. The relevant Issuing Bank will have no liability to any person for issuing a Bank Guarantee based on such assumption. (f) The relevant Issuing Bank is solely responsible for the form of the Bank Guarantee that it issues. The Agent has no duty to monitor the form of that document. (g) Subject to paragraph (i) of Clause 31.7 (Rights and discretions), each of the relevant Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Bank Guarantee and its issue. (h) The relevant Issuing Bank may issue a Bank Guarantee in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to do so. (i) When requesting the issue of a Bank Guarantee, any Borrower may be acting on behalf of another member of the Group which will, however, (x) have no impact on the rights and obligations of the relevant Borrower in its capacity as Borrower under this Agreement and (y) not have the effect that the relevant other member(s) of the Group have any rights or obligations under this Agreement. 7.6. Renewal of a Bank Guarantee (a) A Borrower (or the Company on its behalf) may request that any Bank Guarantee issued on behalf of that Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Bank Guarantee not later than 10:00 a.m. (Zurich time) on the date that is 5 (five) Business Days (or such shorter

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 59 of 253 period as agreed between the Agent (after consultation with the relevant Issuing Bank) and the Borrower or the Company) prior to the proposed renewal date. (b) The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Bank Guarantee except that the condition set out in paragraph (e) of Clause 7.3 (Completion of a Utilisation Request for Bank Guarantees) shall not apply. (c) The terms of each renewed Bank Guarantee shall be the same as those of the relevant Bank Guarantee immediately prior to its renewal, except that: (i) its amount may be less than the amount of the Bank Guarantee immediately prior to its renewal; and (ii) its Term shall start on the date which was the Expiry Date of the Bank Guarantee immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request. (d) Subject to paragraph (e) below, if the conditions set out in this Agreement have been met, the relevant Issuing Bank shall amend and re-issue any Bank Guarantee pursuant to a Renewal Request. (e) Where a new Bank Guarantee is to be issued to replace by way of renewal an existing Bank Guarantee, the relevant Issuing Bank is not required to issue that new Bank Guarantee until the Bank Guarantee being replaced has been returned to the relevant Issuing Bank or the Issuing Bank is satisfied either that it will be returned to it or otherwise that no liability can arise under it. 7.7. Reduction or expiry of Bank Guarantee If the amount of any Bank Guarantee is wholly or partially reduced or it is repaid or prepaid or it expires prior to its Expiry Date, the relevant Issuing Bank and the Borrower that requested the issue of that Bank Guarantee shall promptly notify the Agent of the details upon becoming aware of them. 7.8. Roll-in of Existing Bank Guarantees (a) The Parties acknowledge and agree that each Existing Bank Guarantee set out in Part I (Existing Bank Guarantees rolled into this Agreement) of Schedule 13 (Existing Bank Guarantees) shall, with effect as of the date of this Agreement, be rolled into this Agreement and deemed outstanding for all purposes of this Agreement as Bank Guarantee issued by the Issuing Bank listed opposite the relevant Existing Bank Guarantees. (b) The amount of each Original Lender's participation in each Existing Bank Guarantee set out in Part I (Existing Bank Guarantees rolled into this Agreement) of Schedule 13 (Existing Bank Guarantees) rolled into this

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 60 of 253 Agreement pursuant to paragraph (a) above will be equal to its Guarantee Proportion. (c) The Parties acknowledge and agree that each Existing Bank Guarantee set out in Part II (Existing Bank Guarantees rolled into an Ancillary Agreement) of Schedule 13 (Existing Bank Guarantees) will, on or about the date of this Agreement, be rolled into separate Ancillary Agreements to be entered into with the Ancillary Banks listed opposite the relevant Existing Bank Guarantees. 7.9. Appointment of additional Issuing Banks Any Lender which has agreed to the Company's request to be an Issuing Bank for the purposes of this Agreement shall become a Party as an "Issuing Bank" upon notifying the Agent and the Company that it has so agreed to be an Issuing Bank. 8. Bank Guarantees 8.1. Immediately payable If a Bank Guarantee or any amount outstanding under a Bank Guarantee is expressed to be immediately payable, the Borrower that requested that Bank Guarantee shall repay or prepay that amount immediately. 8.2. Claims under a Bank Guarantee (a) Each Borrower irrevocably and unconditionally authorises each Issuing Bank to pay any claim made or purported to be made under a Bank Guarantee requested by it and which appears on its face to be in order (in this Clause 8.2, a claim). (b) The relevant Borrower shall immediately on demand pay to the Agent for the account of the relevant Issuing Bank an amount equal to the amount of any claim. (c) Each Borrower acknowledges that the relevant Issuing Bank: (i) is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and (ii) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person. (d) The obligations of a Borrower under this Clause 8.2 will not be affected by:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 61 of 253 (i) the sufficiency, accuracy or genuineness of any claim or any other document; or (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document. 8.3. Indemnities (a) Each Borrower shall immediately on demand indemnify each Issuing Bank against any cost, loss or liability incurred by such Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Bank Guarantee requested by that Borrower. (b) Each Lender shall (according to its Guarantee Proportion) immediately on demand indemnify such Issuing Bank against any cost, loss or liability incurred by such Issuing Bank (otherwise than by reason of such Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Bank Guarantee (unless the relevant Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document). (c) Each Borrower shall immediately on demand reimburse any Lender for any payment it makes to an Issuing Bank under this Clause 8.3 in respect of that Bank Guarantee. (d) The obligations of each Lender and each Borrower under this Clause 8.3 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or any Borrower in respect of any Bank Guarantee, regardless of any intermediate payment or discharge in whole or in part. (e) If a Borrower has provided cash cover in respect of a Lender's participation in a Bank Guarantee, each relevant Issuing Bank shall seek reimbursement from that cash cover before making a demand against that Lender under paragraph (b) above. Any recovery made by an Issuing Bank pursuant to that cash cover will reduce that Lender's liability under paragraph (b) above. (f) The obligations of any Lender or a Borrower under this Clause 8.3 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 8.3 (without limitation and whether or not known to it or any other person) including: (i) any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Bank Guarantee or any other person; (ii) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 62 of 253 (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Bank Guarantee or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Bank Guarantee or any other person; (v) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document, any Bank Guarantee or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under the Finance Documents or other document or security; (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Bank Guarantee or any other document or security; or (vii) any insolvency or similar proceedings. 8.4. Rights of contribution No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 8. 8.5. List of outstanding Bank Guarantees Each Issuing Bank shall submit to the Agent no later than 5 (five) Business Days after the end of each calendar month, for distribution by the Agent to the Company and the Lenders, a list (in the form of an excel file) of Bank Guarantees issued by the relevant Issuing Bank as per the end of the relevant calendar month. All lists submitted to the Agent shall be made available by the Agent to the Lenders and the Company via Debtdomain no later than on the day falling 7 (seven) Business Days after the end of the relevant calendar month. For the avoidance of doubt, the Agent shall have no obligation to consolidate any lists received pursuant to this Clause 8.5. 9. Optional Currencies 9.1. Selection of currency A Borrower (or the Company on its behalf) shall select the currency of a Utilisation in a Utilisation Request.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 63 of 253 9.2. Unavailability of currency If before noon (Zurich time) on any Quotation Day: (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect on the next Business Day. In this event, any Lender that gives notice pursuant to this Clause 9.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made), and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period. 9.3. Participation in a Loan Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 6.4 (Lenders' participation). 10. Ancillary Facilities 10.1. Type of Facility An Ancillary Facility may be by way of: (a) an overdraft facility; (b) guarantees; (c) a loan facility; or (d) any other facility or accommodation required in connection with the business of the Group and which is agreed by the Company with an Ancillary Lender. 10.2. Availability (a) If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender may, subject to paragraph (b) of Clause 5.5 (Other Limitations) provide all or part of its Commitment as an Ancillary Facility.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 64 of 253 (b) An Ancillary Facility shall not be made available unless, not later than 5 (five) Business Days (or such shorter period as agreed between the Agent and the Borrower or the Company) prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company: (i) a notice in writing of the establishment of an Ancillary Facility and specifying: (1) the proposed Borrower(s) which may use the Ancillary Facility; (2) the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility; (3) the proposed type of Ancillary Facility to be provided; (4) the proposed Ancillary Lender; (5) the proposed Ancillary Commitment and the maximum amount of the Ancillary Facility; and (6) the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and (ii) any other information which the Agent may reasonably request in connection with the Ancillary Facility. (c) The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility. (d) Subject to compliance with paragraph (b) above: (i) the Lender concerned will become an Ancillary Lender; and (ii) the Ancillary Facility will be available, with effect from the Ancillary Commencement Date agreed by the Company and the Ancillary Lender. 10.3. Terms of Ancillary Facilities (a) Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company. (b) Those terms: (i) must be based upon normal commercial terms at that time (except as varied by this Agreement);

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 65 of 253 (ii) may allow only Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 10.9 (Affiliates of Borrowers)) to use the Ancillary Facility; (iii) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment; (iv) may not allow a Lender's Ancillary Commitment to exceed that Lender's Available Commitment relating to the Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment); (v) must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date applicable to the Facility (or such earlier date as the Commitment of the relevant Ancillary Lender (including its Affiliate pursuant to Clause 10.8 (Affiliates of Lenders as Ancillary Lenders)) is reduced to zero); and (vi) must contain restrictions on the transfer or assignment of any Ancillary Outstandings mutatis mutandis to the transfer restrictions set out in Clauses 29.1 (Transfers by the Lenders) and 29.2 (Company consent). (c) If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for: (i) Clause 37.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail. (d) Interest, commission and fees on Ancillary Facilities are dealt with in Clause 16.8 (Interest, commissions and fees on Ancillary Facilities). 10.4. Repayment of Ancillary Facility (a) An Ancillary Facility shall cease to be available on the Termination Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement. (b) If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 66 of 253 (c) No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless: (i) the Total Commitments have been cancelled in full or all outstanding Utilisations under the Facility have become due and payable in accordance with the terms of this Agreement; (ii) it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or (iii) both: (1) the Available Commitments relating to the Facility; and (2) the notice of the demand given by the Ancillary Lender, would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of Utilisation. (d) If a Utilisation of the Facility is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero. 10.5. Limitation on Ancillary Outstandings Each Borrower shall procure that the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility. 10.6. Adjustment for Ancillary Facilities upon acceleration (a) In this Clause 10.6: (i) Facility Outstandings means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of: (1) its participation in each Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under the Facility); and (2) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and (ii) Total Facility Outstandings means the aggregate of all Facility Outstandings.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 67 of 253 (b) If the Agent exercises any of its rights under Clause 28.15 (Acceleration) (other than declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Facility Outstandings) their claims in respect of amounts outstanding to them under the Facility and each Ancillary Facility to the extent necessary to ensure that after such transfers the Facility Outstandings of each Lender bear the same proportion to the Total Facility Outstandings as such Lender's Commitment bears to the Total Commitments, each as at the date the Agent exercises the relevant right(s) under Clause 28.15 (Acceleration). (c) If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Facility Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability. (d) Any transfer of rights and obligations relating to Facility Outstandings made pursuant to this Clause 10.6 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Facility Outstandings (less any accrued interest, fees and commission to which the transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 29.10 (Pro rata interest settlement)). (e) All calculations to be made pursuant to this Clause 10.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders and the Agent's Spot Rate of Exchange. 10.7. Information Each Ancillary Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Ancillary Borrower consents to all such information being released to the Agent and the other Finance Parties. 10.8. Affiliates of Lenders as Ancillary Lenders (a) Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Commitment is the amount set out opposite the relevant Lender's name in Part II of Schedule 1 (The Original Parties) and/or the amount of any Commitment transferred to

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 68 of 253 or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. (b) The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b)(ii) of Clause 10.2 (Availability). (c) If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document. (d) Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate. 10.9. Affiliates of Borrowers (a) Subject to the terms of this Agreement, an Affiliate of a Borrower may with the approval of the relevant Lender become a borrower with respect to an Ancillary Facility. (b) The Company shall specify any relevant Affiliate of a Borrower in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 10.2 (Availability). (c) If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 30.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document. (d) Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate. (e) Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document. 10.10. Commitment amounts Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than its Ancillary Commitment.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 69 of 253 10.11. Amendment and waivers – Ancillary Facilities No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 10). In such a case, Clause 40 (Amendments and waivers) will apply. 11. Repayment 11.1. Repayment of Loans (a) Without prejudice to any other repayment or prepayment obligation under this Agreement, each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period. (b) Without prejudice to each Borrower's obligation under paragraph (a) above, if: (i) one or more Loans are to be made available to a Borrower: (1) on the same day that a maturing Loan is due to be repaid by that Borrower; (2) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 9.2 (Unavailability of currency)); (3) in whole or in part for the purpose of refinancing the maturing Loan; and (ii) the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the relevant Borrower or the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that: (i) if the amount of the maturing Loan exceeds the aggregate amount of the new Loans: (1) the relevant Borrower will only be required to make a payment under Clause 34.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 70 of 253 (2) each Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan and that Lender will not be required to make a payment under Clause 34.1 (Payments to the Agent) in respect of its participation in the new Loans; and (ii) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans: (1) the Borrower will not be required to make a payment under Clause 34.1 (Payments to the Agent); and (2) each Lender will be required to make a payment under Clause 34.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender's participation in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan. 11.2. Repayment of Bank Guarantees The relevant Borrower shall repay each Bank Guarantee in full on the applicable Expiry Date. With respect to Bank Guarantees expiring after the Termination Date, the relevant Borrower shall (i) provide cash cover, (ii) arrange for such Bank Guarantees to be replaced by a non-accessory bank guarantee issued by a financial institution acceptable to the Issuing Bank, payable on first demand and satisfactory to the Issuing Bank, as of the Termination Date, (iii) ensure that the maximum amount payable under each such Bank Guarantees is cancelled in accordance with its terms as of the Termination Date, or (iv) otherwise satisfy the relevant Issuing Bank that it shall have no further liability under that Bank Guarantee as of the Termination Date. 11.3. Extension option (a) The Company, by giving written notice to the Agent: (i) by not less than 20 (twenty) Business Days, but no more than 60 (sixty) Business Days prior to the first anniversary of the date of this Agreement, may request that the Original Termination Date be extended for a period of 12 (twelve) months (the First Extended Termination Date) such that the First Extended Termination Date would be a date falling 12 (twelve) months after the Original Termination Date; and (ii) by not less than 20 (twenty) Business Days, but no more than 60 (sixty) Business Days prior to the second anniversary of the date

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 71 of 253 of this Agreement, may request that the First Extended Termination Date be extended for a further period of 12 (twelve) months (the Second Extended Termination Date), such that the Extended Termination Date would be a date falling 12 (twelve) months after the First Extended Termination Date, provided that at least one Lender agrees to any such Extension Request. (b) The Agent shall promptly forward any request for extension (the Extension Request) to the Lenders. (c) Each Lender shall have (in its absolute discretion) 15 (fifteen) Business Days after receiving the Extension Request to either agree or refuse the relevant Extension Request and if a Lender does not respond it will automatically be deemed to have refused that Extension Request. (d) The Agent shall notify the Company which of the Lenders have agreed to the Extension Request. (e) The Company may not submit an Extension Request in accordance with paragraph (a)(i) or (ii) above if an Event of Default is continuing. (f) The Termination Date shall be: (i) the First Extended Termination Date for all Lenders who have agreed to the Extension Request made under paragraph (a)(i) above; or (ii) the Second Extended Termination Date for all Lenders who have agreed to the Extension Request made under paragraph (a)(ii) above. (g) The Termination Date will continue to be the Original Termination Date or the First Extended Termination Date (as the case may be) for all Lenders who have declined an Extension Request made under paragraph (a) of this Clause or who have not responded to the Agent in accordance with paragraph (c) of this Clause (each a Non-Extending Lender). For the avoidance of doubt, each Non-Extending Lender's Commitment will be immediately cancelled on the Original Termination Date or the First Extended Termination Date (as the case may be), and the Non-Extending Lenders' participations in any outstanding Utilisations will be repaid in full on the Original Termination Date or the First Extended Termination Date (as the case may be). To the extent a Non-Extending Lender is an Issuing Bank, such Non-Extending Lender ceases to be an Issuing Bank on the Original Termination Date or the First Extended Termination Date (as the case may be) and any Bank Guarantees issued by it shall be repaid on such date in accordance with Clause 11.2 (Repayment of Bank Guarantees).

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 72 of 253 12. Prepayment and cancellation 12.1. Illegality If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and (c) to the extent that the Lender's participation has not been transferred pursuant to Clause 40.6 (Replacement of Lender) or Clause 40.8 (Replacement of a Defaulting Lender), each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid. 12.2. Illegality in relation to Issuing Bank If, in any applicable jurisdiction, it becomes unlawful for an Issuing Bank to issue or leave outstanding any Bank Guarantee, then: (a) that Issuing Bank shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Company, the Issuing Bank shall not be obliged to issue any Bank Guarantee; (c) the Company shall procure that the relevant Borrower shall use its best endeavours to procure the release of each relevant Bank Guarantee at its request issued by that Issuing Bank and outstanding at such time, on or before the date specified by the Issuing Bank in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and (d) unless any other Lender is or has become an Issuing Bank pursuant to the terms of this Agreement, the Facility shall cease to be available for the issue of Bank Guarantees.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 73 of 253 12.3. Change of Control If a Change of Control occurs: (a) the Company shall promptly notify the Agent upon becoming aware of that event; (b) a Lender shall not be obliged to fund a Utilisation that it would otherwise have been obliged to fund under this Agreement (except for a Rollover Loan); and (c) if a Lender so requires and notifies the Agent within 10 (ten) Business Days of the Company notifying the Agent of the event, the Agent shall, by not less than 20 (twenty) calendar days' notice to the Company, cancel the Available Commitments of that Lender and declare the participation of that Lender in all Utilisations and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Available Commitments of that Lender will be cancelled and all such Utilisations and amounts will become immediately due and payable. 12.4. Mandatory prepayment – Borrowing Base amounts (a) If, at any time the Outstandings of the relevant Obligors at that time exceed the applicable Borrowing Base (the amount by which the Outstandings exceed the applicable Borrowing Base being a Shortfall), the Agent shall notify the Company of the shortfall and the Company shall, within 5 (five) Business Days (the Shortfall Remedy Period) from the date on which the Agent notifies the Company thereof: (i) ensure that the Borrowers prepay or repay such amount of the Utilisations (in order of maturity) as will ensure that, following such payment, such Shortfall no longer exists; and (ii) deliver a new Borrowing Base Certificate to the Agent that confirms that such Shortfall no longer exists. (b) Upon receipt of a new Borrowing Base Certificate pursuant to paragraph (a)(ii) above, the Agent shall promptly confirm to the Company if it is in agreement that the Shortfall no longer exists (the Shortfall Remedy Notice). 12.5. Mandatory prepayment – refinancing If the Facility is fully or partially refinanced, the Total Commitments shall be cancelled and all outstanding Loans and amounts will become immediately due and payable.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 74 of 253 12.6. Voluntary cancellation A Borrower may, if it gives the Agent not less than 5 (five) Business Days' prior notice, cancel the whole or any part (but if in part, being a minimum amount of CHF 5,000,000) of the Available Facility during the relevant Availability Period. Any cancellation under this Clause 12.6 shall reduce the Commitments of the Lenders rateably. 12.7. Voluntary prepayment of Utilisations A Borrower to which a Utilisation has been made may, if it (or the Company on its behalf) gives the Agent not less than: (a) in the case of a Term Rate Loan or a Bank Guarantee, five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice; or (b) in the case of a Compounded Rate Loan, five (5) RFR Banking Days' (or such shorter period as the Majority Lenders and the Agent may agree) prior notice, prepay the whole or any part of any Utilisation (but, if in part, being an amount that reduces the Base Currency Amount of the Utilisation by a minimum amount of CHF 5,000,000). 12.8. Right of cancellation and repayment in relation to a single Lender or the Issuing Bank (a) If: (i) any sum payable to any Lender by an Obligor is required to be increased under Clause 13.7 (Minimum interest) or under paragraph (c) of Clause 17.2 (Tax gross-up); or (ii) any Lender or the Issuing Bank claims indemnification from an Obligor under Clause 17.3 (Tax indemnity) or Clause 18 (Increased Costs); the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice: (1) (if such circumstances relate to a Lender) of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations; or (2) (if such circumstances relate to an Issuing Bank) of repayment of any outstanding Bank Guarantee issued by it and cancellation of its appointment as an Issuing Bank under this

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 75 of 253 Agreement in relation to any Bank Guarantees to be issued in the future. (b) On receipt of a notice of cancellation referred to in paragraph (a) above in relation to a Lender, the Available Commitment(s) of that Lender shall immediately be reduced to zero. (c) On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender's participation in that Utilisation and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participations repaid. 12.9. Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 (five) Business Days' notice of cancellation of each Available Commitment of that Lender. (b) On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero. (c) The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the other Lenders. 12.10. Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 12 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs or prepayment fee (as applicable), without premium or penalty. No Break Costs shall apply in case of a prepayment under Clause 12.1 (Illegality). (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement. (d) No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments, except at the times and in the manner expressly provided for in this Agreement.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 76 of 253 (e) Subject to Clause 3.1 (Increase) and Clause 3.2 (Accordion Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. (f) If the Agent receives a notice under this Clause 12, it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate. (g) If all or part of any Lender's participation in a Utilisation under the Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 5.2 (Further conditions precedent)), an amount of that Lender's Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) will be deemed cancelled on the date of repayment or prepayment. 12.11. Application of prepayments Any prepayment of a Utilisation (other than pursuant to Clause 12.1 (Illegality), Clause 12.2 (Illegality in relation to Issuing Bank), Clause 12.3 (Change of Control), Clause 12.8 (Right of cancellation and repayment in relation to a single Lender or the Issuing Bank) and Clause 12.9 (Right of cancellation in relation to a Defaulting Lender)) shall be applied pro rata to each Lender's participation in that Utilisation. 13. Interest 13.1. Calculation of interest – Term Rate Loans The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) Term Reference Rate. 13.2. Calculation of interest – Compounded Rate Loans (a) The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (i) Margin; and (ii) Compounded Reference Rate for that day. (b) If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 77 of 253 13.3. Margin (a) Subject to Clause 13.5 (Default interest), the Margin applicable on each Loan shall be determined as set out below based on the Leverage Ratio as determined in the most recent Compliance Certificate delivered to the Agent: Leverage Ratio Applicable Margin (% per annum) ≥ 3.0x 2.30 ≥ 2.5x < 3.0x 2.00 ≥ 1.5x < 2.5x 1.80 ≥ 0.5x < 1.5x 1.60 < 0.5x 1.40 (b) Until the Compliance Certificate being delivered for the financial quarter ending on 30 September 2023 in accordance with Clause 24.3 (Compliance Certificate), the Margin shall be 1.40% per annum. (c) The Margin shall be adjusted by the Agent: (i) five (5) Business Days after receipt of the relevant Compliance Certificate, provided that the new Margin shall apply to (x) any new Loan (including, for the avoidance of doubt, any Rollover Loan) and (y) in respect of a Loan already made, as of the next interest payment date; and (ii) for the purposes of calculation of the commitment fee pursuant to Clause 16.1 (Commitment fee) and the fees pursuant to Clause 16.6 (Fees payable in respect of Bank Guarantees), five (5) Business Days after receipt of the relevant Compliance Certificate. (d) For Loans in USD, the Margin shall be increased by a funding premium of 0.10% per annum. (e) During the Availability Period, the Company has the right to provide the Agent with a proposal setting out (in reasonable detail) possible adjustment mechanics for the Margin based on certain meaningful key performance indicators (KPI), ESG / sustainability targets and/or ratings with respect to the Group. Upon receipt of such a proposal, the Company and the Agent (acting on behalf of all Lenders) shall enter into good faith negotiations in respect of any necessary amendments or modifications to this Agreement or any other Finance Documents

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 78 of 253 relating to such an ESG/sustainability linkage. Any such amendments as agreed between the Agent (acting on the instructions of all Lenders) and the Company shall be binding on all Obligors and all Finance Parties. 13.4. Payment of interest The Borrower to which a Loan has been made shall pay accrued interest on that Loan in arrears quarterly and on the last day of each Interest Period, provided, however, that if the relevant Interest Period is not exceeding 6 (six) Months, interest shall be payable on the last day of each Interest Period only. 13.5. Default interest (a) Upon the occurrence and at any time during the continuation of an Event of Default under Clause 28.1 (Non-payment), Clause 28.6 (Insolvency), Clause 28.7 (Insolvency proceedings) or Clause 28.9 (Creditors' process), the Margin in relation to each Loan shall automatically be increased by 2.00 % per annum. (b) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate equal to the Margin as determined pursuant to paragraph (a) above, plus the applicable Term Reference Rate or Compounded Reference Rate, as applicable, as if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). (c) Any interest accruing under this Clause 13.5 shall be immediately payable by the relevant Borrower on demand by the Agent. 13.6. Notifications (a) The Agent shall promptly notify the relevant Lenders and the Borrowers (or the Company on their behalf) of the determination of a rate of interest relating to a Term Rate Loan. (b) The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify: (i) the relevant Borrower (or the Company) of that Compounded Rate Interest Payment; (ii) each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender's participation in the relevant Compounded Rate Loan; and (iii) the relevant Lenders and the relevant Borrower (or the Company) of:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 79 of 253 (1) each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and (2) to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan. This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 15.4 (Cost of funds). (c) The Agent shall promptly notify the relevant Borrower (or the Company) of each Funding Rate relating to a Loan. (d) The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 15.4 (Cost of funds) applies. (e) This Clause 13.6 shall not require the Agent to make any notification to any Party on a day which is not a Business Day. 13.7. Minimum interest (a) When entering into this Agreement, the Parties have assumed in good faith that the interest payments are not subject to Swiss Withholding Tax. (b) Notwithstanding paragraph (a) above, should any Swiss Withholding Tax be imposed on interest payments by a Borrower and should it be unlawful for the relevant Swiss Obligor to comply with Clause 17.2 (Tax gross-up) for any reason, then (unless an exception set out in Clause 17.2 (Tax gross-up) applies): (i) the applicable interest rate in relation to that interest payment shall be (A) the interest rate which would have applied to that interest payment as provided for in Clause 13 (Interest) or in other Clauses of this Agreement (if any) in the absence of this Clause 13.7 (Minimum interest) divided by (B) 1 (one) minus the rate at which the relevant Tax Deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of 1 (one) rather than a percentage); and (ii) the relevant Borrower shall: (A) pay the relevant interest at the adjusted rate in accordance with paragraph (i) above; (B) make the Tax Deduction on the interest so recalculated; and (C) all references to a rate of interest under the Finance Documents shall be construed accordingly. (c) To the extent that interest payable by a Borrower becomes subject to Swiss Withholding Tax, each relevant Finance Party and the respective

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 80 of 253 Borrower shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary (i) for such Borrower to obtain authorisation to make interest payments without them being subject to Swiss Withholding Tax (or, as the case may be, at a treaty rate lower than the domestic tax rate), (ii) to allow the Finance Parties to prepare claims for the refund of any Swiss Withholding Tax so deducted and (iii) to ensure that any person which is entitled to a full or partial refund under any applicable double taxation treaty is so refunded. 14. Interest Periods 14.1. Selection of Interest Periods (a) A Borrower (or the Company on its behalf) may select an Interest Period for a Loan in the Utilisation Request for that Loan. (b) Subject to this Clause 14, a Borrower (or the Company) may select an Interest Period of any period specified in the applicable Reference Rate Terms or of any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan. (c) An Interest Period for a Loan shall not extend beyond the Termination Date. (d) Each Interest Period for a Loan shall start on the Utilisation Date. (e) A Loan has one Interest Period only. (f) The length of an Interest Period of a Term Rate Loan shall not be affected by that Term Rate Loan becoming a "Compounded Rate Loan" for that Interest Period pursuant to Clause 15.1 (Interest calculation if no Primary Term Rate). 14.2. Changes to Interest Periods If the Agent makes any of the changes to an Interest Period referred to in this Clause 14, it shall promptly notify the Company and the Lenders. 14.3. Non-Business Days Any rules specified as "Business Day Conventions" in the applicable Reference Rate Terms for a Utilisation or Unpaid Sum shall apply to each Interest Period for that Utilisation or Unpaid Sum

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 81 of 253 15. Changes to the calculation of interest 15.1. Interest calculation if no Primary Term Rate (a) Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan. (b) Alternative Term Rate: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the aggregate of: (i) the Alternative Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; and (ii) any applicable Alternative Term Rate Adjustment. (c) Interpolated Alternative Term Rate: If paragraph (b) above applies but no Alternative Term Rate is available for the Interest Period of that Loan, the applicable Term Reference Rate shall be the aggregate of: (i) the Interpolated Alternative Term Rate for a period equal in length to the Interest Period of that Loan; and (ii) any applicable Alternative Term Rate Adjustment. (d) Compounded Reference Rate or cost of funds: If paragraph (c) above applies but it is not possible to calculate the Interpolated Alternative Term Rate then: (i) if "Compounded Reference Rate will apply as a fallback" is specified in the Reference Rate Terms for that Loan and there are Reference Rate Terms applicable to Compounded Rate Loans in the relevant currency: (1) there shall be no Term Reference Rate for that Loan for that Interest Period and Clause 13.1 (Calculation of interest – Term Rate Loans) will not apply to that Loan for that Interest Period; and (2) that Loan shall be a "Compounded Rate Loan" for that Interest Period and Clause 13.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period; and (ii) if: (1) "Compounded Reference Rate will not apply as a fallback" and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 82 of 253 (2) "Cost of funds will apply as a fallback", are specified in the Reference Rate Terms for that Loan, Clause 15.4 (Cost of funds) shall apply to that Loan for that Interest Period. 15.2. Interest calculation if no RFR or Central Bank Rate If: (a) there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and (b) "Cost of funds will apply as a fallback" is specified in the Reference Rate Terms for that Loan, Clause 15.4 (Cost of funds) shall apply to that Loan for that Interest Period. 15.3. Market disruption If: (a) a Market Disruption Rate is specified in the applicable Reference Rate Terms for a Loan; and (b) before the Reporting Time for that Loan the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 35% of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 15.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period. 15.4. Cost of funds (a) If this Clause 15.4 applies to a Loan for an Interest Period, neither Clause 13.1 (Calculation of interest – Term Rate Loans) nor Clause 13.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on each Lender's share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of: (i) the applicable Margin; and (ii) the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 83 of 253 (b) If this Clause 15.4 applies, and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 (thirty) calendar days) with a view to agreeing a substitute basis for determining the rate of interest. (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties. (d) If this Clause 15.4 applies pursuant to Clause 15.3 (Market disruption), and: (i) a Lender's Funding Rate is less than the relevant Market Disruption Rate; or (ii) a Lender does not notify a rate to the Agent by the relevant Reporting Time, that Lender's cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan. (e) If this Clause 15.4 applies, the Agent shall, as soon as is practicable, notify the Company. 15.5. Break Costs (a) If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, the relevant Borrower shall, within 5 (five) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of that Loan or Unpaid Sum being paid by the relevant Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable. 16. Fees 16.1. Commitment fee (a) The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35% per annum of the applicable Margin on that Lender's unutilised Commitment for the Availability Period. For the avoidance of doubt, the commitment fee shall be calculated based on such unutilised Commitment irrespective of the amount of the Borrowing Base at any given time.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 84 of 253 (b) The accrued commitment fee is payable quarterly in arrears on each Quarter Date which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. (c) No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender. 16.2. Utilisation fee (a) The Company shall pay to the Agent (for the account of each Lender) a utilisation fee in the Base Currency for each day on which the aggregate amount of outstanding Utilisations: (i) is less than 33⅓ per cent. of the Total Commitments, at a rate of 0.10% per annum on the aggregate principal amount of all Loans outstanding; (ii) is equal to or exceeds 33⅓ per cent. and is less than 66⅔ per cent. of the Total Commitments, at a rate of 0.20% per annum on the aggregate principal amount of all Loans outstanding; and (iii) is equal to or exceeds 66⅔ per cent. of the Total Commitments, at the rate of 0.40% per annum on the aggregate principal amount of all Loans outstanding. (b) The accrued utilisation fee is payable quarterly in arrears on each Quarter Date during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. 16.3. Coordination fee The Company shall pay to the Coordinator (for its own account) a coordination fee in the amount and at the times agreed in the respective Fee Letter. 16.4. Agency fee The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the respective Fee Letter. 16.5. Participation fee The Company shall pay to the Agent (for the account of the Lenders) a participation fee in the amount and at the times agreed in the respective Fee Letter.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 85 of 253 16.6. Fees payable in respect of Bank Guarantees (a) Each Borrower shall pay to the Agent (for the account of each Issuing Bank) a fronting fee in the Base Currency at the rate of 0.15% per annum on the outstanding amount which is counter-indemnified by the Lenders (which may include, for the avoidance of doubt, the relevant Issuing Bank in its capacity as Lender) of each Bank Guarantee requested by it for the period from the issue of that Bank Guarantee until its Expiry Date. (b) Each Borrower shall pay to the Agent (for the account of each Lender) a guarantee fee in the Base Currency computed at the rate of 70% per annum of the applicable Margin on the outstanding amount of each Bank Guarantee requested by it for the period from the issue of that Bank Guarantee until its Expiry Date. This fee shall be distributed according to each Lender's Guarantee Proportion of that Bank Guarantee. (c) The accrued fronting fees and guarantee fees on the Bank Guarantees issued by an Issuing Bank shall be payable (i) quarterly in arrears in the month following each Quarter Date within 3 (three) Business Days after receipt by the relevant Borrowers of the Agent's calculation of the relevant fronting fees and guarantee fees, for the first time for the calendar quarter ending on 30 June 2023, and (ii) in the month following the last day of the Availability Period within 3 (three) Business Days after receipt by the relevant Borrowers of the Agent's calculation of the relevant fronting fees and Guarantee fees. (d) If a Borrower provides cash cover in respect of any Bank Guarantee: (i) the fronting fee payable to the relevant Issuing Bank and the guarantee fee payable for the account of each Lender shall continue to be payable until the expiry of the Bank Guarantee; and (ii) to the extent that interest accrues on that cash cover for that Borrower's account, the Borrower shall be entitled to access that interest to pay the fees described in paragraph (i) above. (e) Each Borrower shall pay to each Issuing Bank (for its own account) issuance, administration and amendment fees in the amount and at the times as agreed with such Issuing Bank. (f) Each Borrower which has requested a Bank Guarantee shall reimburse the relevant Issuing Bank for any documented commissions and costs charged by other financial institutions with respect to Bank Guarantees issued in indirect form. 16.7. Prepayment fee for voluntary prepayments If the Borrowers make more than 2 (two) voluntary prepayments pursuant to Clause 12.7 (Voluntary prepayment of Utilisations) of Compounded Rate Loans in a calendar year, they shall, together with the third and any subsequent

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 86 of 253 voluntary prepayment of Compounded Rate Loans in the relevant calendar year, pay (a) to the Agent (for its own account) a prepayment fee in the amount of CHF 1,000 per voluntary prepayment and (b) to each Lender (other than the Agent in its capacity as Lender) a prepayment fee in the amount of CHF 500 per voluntary prepayment. 16.8. Interest, commissions and fees on Ancillary Facilities The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Ancillary Borrower of that Ancillary Facility based upon normal market rates and terms. 17. Tax gross-up and indemnities 17.1. Definitions (a) In this Agreement: Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. Qualifying Lender means: (i) a Lender that fulfils the conditions imposed by the laws of the jurisdiction of the Borrower not to be subject to, or as the case may be, to be exempt from any Tax Deduction; or (ii) a Treaty Lender. Tax Credit means a credit against, relief or remission for, or repayment or refunding of, any Tax. Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. Tax Payment means a payment made by an Obligor to a Finance Party under Clause 13.7 (Minimum interest), Clause 17.2 (Tax gross-up) or under Clause 17.3 (Tax indemnity). Treaty Lender means a Lender which is, pursuant to the terms of a double taxation treaty in force on the date of the relevant payment, entitled to receive payments of interest from the Borrower without any Tax Deduction.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 87 of 253 (b) Unless a contrary indication appears, in this Clause 17 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination. 17.2. Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender, it shall notify the Company and the relevant Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within 30 (thirty) calendar days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the respective Obligor making that Tax Deduction (or the Company acting on such Obligor's behalf) shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (f) A Lender and the Obligors shall cooperate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction, and subject to such co-operation from that Obligor such Lender shall ensure the completion of all such formalities promptly. (g) An Obligor shall not be required to make an increased payment to a specific Lender under Clause 13.7 (Minimum interest) or paragraph (c) above if on the date on which the payment falls due the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law, any published practice or concession of any relevant taxing authority.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 88 of 253 (h) An Obligor shall not be required to make an increased payment to a specific Lender under Clause 13.7 (Minimum interest) or paragraph (c) above for a Tax Deduction for Swiss Withholding Tax in relation to interest payments by that Obligor in connection with this Agreement which is due to a breach of the 10 Non-Bank Rule and/or the 20 Non- Bank Rule caused by such Lender: (i) failing to comply with its obligations under Clause 29 (Changes to the Lenders); (ii) becoming a Lender under this Agreement as a result of a failure by the relevant Existing Lender to comply with its obligations under Clause 29 (Changes to the Lenders); (iii) failing to confirm or making an incorrect confirmation pursuant to Clause 2.2.2(a) (Lenders' status); (iv) ceasing to be a Qualifying Bank (or ceasing to be classified as a single creditor for the purposes of the Non-Bank Rules) other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law, any published practice or concession of any relevant taxing authority; or (v) having made a transfer or assignment to a person which is not a Qualifying Bank following an Event of Default. 17.3. Tax indemnity (a) The Company shall (within 5 (five) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed or imposed on a Finance Party: (1) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (2) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 89 of 253 (ii) to the extent a loss, liability or cost: (1) is compensated for by a payment under Clause 13.7 (Minimum interest), Clause 17.2 (Tax gross-up), Clause 17.5 (Stamp Taxes) or Clause 17.6 (VAT); (2) would have been compensated for by a payment under Clause 13.7 (Minimum interest), Clause 17.2 (Tax gross-up), Clause 17.5 (Stamp Taxes) or Clause 17.6 (VAT) but was not so compensated solely because one of the exclusions in paragraph (g) or (h) of Clause 17.2 (Tax gross-up) applied; or (3) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 17.3 notify the Agent immediately. 17.4. Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) either (i) that Finance Party has obtained and utilised that Tax Credit or (ii) that Finance Party would be able to obtain and utilise that Tax Credit, the Finance Party shall pay an amount to such Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor. 17.5. Stamp Taxes The Company shall pay and, within 5 (five) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document to the extent required to maintain, preserve or enforce the rights of the Finance Party under such Finance Document.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 90 of 253 17.6. VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on that supply and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to that Party). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Clause 17.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 91 of 253 (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules as provided (as applicable) under: (i) Article 11 of Council Directive 2006/112/EC, as amended or as implemented by a Member State; or (ii) any other applicable statutory provisions and regulations in other relevant jurisdiction. (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 17.7. FATCA deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties. 17.8. FATCA information (a) Subject to paragraph (c) below, each Party shall, within 10 (ten) Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (1) a FATCA Exempt Party; or (2) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA (including information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 92 of 253 (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) of this Clause 17.8 above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Party to do anything which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) If an Obligor is a US Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 (ten) Business Days of: (i) where an Original Obligor is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; (ii) where an Obligor is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; (iii) the date a new US Tax Obligor accedes as a Borrower; or (iv) where an Obligor is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent: (i) a withholding certificate on Form W-8 or Form W-9 (or any other relevant form) (as applicable); or (ii) any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 93 of 253 (f) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). (g) The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) to the relevant Obligor. (h) The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (f) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above. 18. Increased Costs 18.1. Increased Costs (a) Subject to Clause 18.3 (Exceptions) the Company shall, within 5 (five) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement, including, without limitation, Increased Costs attributable to Basel III, CRD IV and CRR. (b) In this Agreement, Increased Costs means: (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Bank Guarantee. (c) For the purpose of this Clause 18.1: Basel III means:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 94 of 253 (i) the following documents published by the Basel Committee on Banking Supervision relating to "Basel III" in December 2010: (1) "Basel III: A global regulatory framework for more resilient banks and banking systems"; (2) "Basel III: International framework for liquidity risk measurement, standards and monitoring"; and (3) "Guidance for national authorities operating the countercyclical capital buffer", each as amended, supplemented or restated; (ii) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011 (as amended, supplemented or restated); and (iii) any follow-up agreement, guidance, standards or paper published by the Basel Committee on Banking Supervision relating to "Basel III". CRD IV means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC. CRR means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012. 18.2. Increased Cost claims (a) A Finance Party intending to make a claim pursuant to Clause 18.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs and including a reasonable explanation thereof, it being understood that any information provided by a Finance Party as explanation under this paragraph (b) shall not be disclosed by the Company to any person except to its and its Affiliates' employees and professional advisors and except as required by applicable laws or regulations or in connection with actual or potential disputes.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 95 of 253 18.3. Exceptions Clause 18.1 (Increased Costs) does not apply to the extent any Increased Cost is: (a) attributable to a Tax Deduction required by law to be made by an Obligor; (b) compensated for by Clause 13.7 (Minimum interest), Clause 17.2 (Tax gross-up) or Clause 17.3 (Tax indemnity) (or would have been compensated for under Clause 13.7 (Minimum interest), Clause 17.2 (Tax gross-up) or Clause 17.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 13.7 (Minimum interest), Clause 17.2 (Tax gross-up) or paragraph (b) of Clause 17.3 (Tax indemnity) applied); (c) attributable to a FATCA Deduction required to be made by a Party; (d) attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); (e) attributable to the implementation or application of or compliance with Basel III, CRD IV or CRR and quantified or quantifiable by the relevant Finance Party at the date of this Agreement or, if a Finance Party becomes a Party to this Agreement after the date of this Agreement, on the date on which it executes the documentation on becoming a Party to this Agreement; or (f) is attributable to the willful breach by the relevant Finance Party or its Affiliates of any law or regulation. 19. Other indemnities 19.1. Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of: (i) making or filing a claim or proof against that Obligor; or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 96 of 253 (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within 5 (five) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 19.2. Other indemnities The Company shall (or shall procure that an Obligor will), within 5 (five) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of: (a) the occurrence of any Event of Default; (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties); (c) funding, or making arrangements to fund, its participation in a Utilisation requested by the relevant Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); (d) issuing or making arrangements to issue a Bank Guarantee requested by a Borrower in a Utilisation Request or Renewal Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or (e) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower (or the Company on its behalf). 19.3. Indemnity to the Agent The Company shall promptly indemnify the Agent against: (a) any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 97 of 253 (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (iii) instructing lawyers, accountants, tax advisers or other professional advisers or experts as permitted under this Agreement; and (b) any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents. 19.4. Indemnity to the Security Agent The Obligors shall promptly indemnify the Security Agent against any cost, loss or liability incurred by any of them as a result of: (a) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (b) the taking, holding, protection or enforcement of the Transaction Security; (c) the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent by the Finance Documents or by law; (d) any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or (e) acting as Security Agent under the Finance Documents or which otherwise relates to any of the assets subject to the Transaction Security (other than by reason of wilful misconduct or gross negligence by the Security Agent). 20. Mitigation by the Lenders 20.1. Mitigation (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 12.1 (Illegality), Clause 13.7 (Minimum interest), Clause 17 (Tax gross-up and indemnities) or Clause 18 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above shall not in any way limit any Finance Party in exercising its rights under the Finance Documents or limit the obligations of any Obligor under the Finance Documents.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 98 of 253 20.2. Limitation of liability (a) The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 20.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 20.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 21. Costs and expenses 21.1. Transaction expenses The Company shall promptly on demand pay the Agent, the Security Agent and the Mandated Lead Arranger the amount of all documented external costs and expenses (including legal fees up to pre-agreed caps subject to reasonable assumptions) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and perfection of (a) this Agreement and any other documents referred to in this Agreement and (b) any other Finance Documents executed after the date of this Agreement. 21.2. Amendment costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 34.8 (Change of currency), the Company shall, within 5 (five) Business Days of demand, reimburse the Agent for the amount of all documented external costs and expenses (including legal fees up to pre-agreed caps subject to reasonable assumptions) incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement. 21.3. Enforcement and preservation costs The Company shall, within 5 (five) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security created under the Security Agreements or enforcing these rights. 22. Guarantee 22.1. Guarantee (a) Each Guarantor herewith irrevocably and unconditionally guarantees to the Finance Parties in accordance with article 111 CO, as primary obligor

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 99 of 253 and not merely as a surety (Bürgschaft), irrespective of the validity of this Agreement or any other Finance Document, and waiving all rights of objection and defence arising from or under this Agreement or any other Finance Document, to pay to the Finance Parties any amount due and payable by the other Obligors under or in connection with this Agreement or any other Finance Document upon first written demand from the Agent confirming that an amount equivalent to the amount claimed under this Guarantee was not paid on its due date and remains unpaid by such Obligor under this Agreement or such other Finance Document (the Guarantee). (b) Notwithstanding any reference to obligations of the Obligors under any Finance Document, each Guarantor acknowledges that its obligations under this Guarantee shall be of a non-accessory (nicht akzessorischer) nature within the meaning of article 111 CO, independent of the obligations of the other Obligors under any Finance Document. (c) The Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. (d) If any payment by a Borrower or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event: (i) the liability of each Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and (ii) each Finance Party shall be entitled to recover the value or amount of that security or payment from the Guarantors, as if the payment, discharge, avoidance or reduction had not occurred. (e) The obligations of each Guarantor under the Guarantee will not be affected by any act, omission, matter or thing which, but for the Guarantee, would reduce, release or prejudice any of its obligations under the Guarantee (without limitation and whether or not known to it or any Finance Party) including: (i) any time, waiver or consent granted to, or composition with, any Obligor or other person; (ii) the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 100 of 253 requirement in respect of any instrument or any failure to realize the full value of any security; (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or other person; (v) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or Security; (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (vii) any insolvency or similar proceedings. (f) Each Guarantor waives any right it may have of first requiring the Agent or any Finance Party to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Guarantor under the Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. (g) Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid and discharged in full in accordance with the terms of the Finance Documents, the Agent and each Finance Party may to the extent permitted under applicable law: (i) refrain from applying or enforcing any other moneys, Security or rights held or received by that Secured Party (or any person on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantors shall not be entitled to the benefit of the same; and (ii) hold in an interest-bearing account any moneys received from the Guarantors or on account of the Guarantors' liability under the Guarantee. (h) Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid and discharged in full in accordance with the terms of the Finance Documents, no Guarantor shall, unless the Agent otherwise directs, exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Guarantee: (i) to be indemnified by any Obligor;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 101 of 253 (ii) to claim any contribution from any Guarantor of any obligations of any Borrower under the Finance Documents; (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or Security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (iv) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which a Guarantor has given the Guarantee; (v) to exercise any right of set-off against any Obligor; and/or (vi) to claim or prove as a creditor of any Obligor in competition with any Finance Party. (i) If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by any Obligor under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent for application in accordance the Finance Documents. (j) The Guarantee is granted in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently granted in favour of a Finance Party. 22.2. Swiss limitation Notwithstanding anything to the contrary in this Agreement or any other Finance Document, the obligations of an Obligor incorporated in Switzerland (a Swiss Guarantor) and the rights of the Finance Parties under this Agreement or any other Finance Document are subject to the following limitations: (a) If and to the extent a Swiss Guarantor becomes (directly or indirectly) liable (inter alia, by a guarantee granted, indemnity or other obligation assumed by it) under this Agreement or any other Finance Document for obligations of any of its (direct or indirect) parent company (upstream security) or sister companies (cross-stream security) (the Upstream or Cross-Stream Obligations) and if and to the extent payment under such guarantee or indemnity or the application of any proceeds resulting from the enforcement of any such other obligation to discharge the Upstream or Cross-Stream Obligations would constitute a repayment of capital (Einlagerückgewähr/Kapitalrückzahlung), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) under Swiss corporate law or would otherwise not be permitted by or be restricted under applicable law, the payment obligations and liability of the Swiss

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 102 of 253 Guarantor under any such guarantee or indemnity or the application of any proceeds resulting from the enforcement of any such other obligation to be used to discharge the Upstream or Cross-Stream Obligations shall be limited to the maximum amount of the relevant Swiss Guarantor's freely disposable shareholder equity surplus at the time payment is requested or at the time of enforcement (the Maximum Amount); provided that such limitation is required under the applicable law at that time; provided, further, that such limitation shall not free the Swiss Guarantor from its obligations in excess of the Maximum Amount, but merely postpone the performance date of those obligations until such time or times as performance is again permitted under then applicable law. This Maximum Amount of freely disposable shareholder equity surplus shall be determined in accordance with Swiss law and applicable Swiss accounting principles, and, if and to the extent required by applicable Swiss law, shall be confirmed by the auditors of the relevant Swiss Guarantor on the basis of an audited interim balance sheet as of that time. (b) In respect of Upstream or Cross-Stream Obligations, the relevant Swiss Guarantor shall (and, with respect to sub-paragraph (iv) below, each Guarantor shall), as concerns the payment under any guarantee or indemnity or the application of any proceeds resulting from the enforcement of any other obligation assumed by the relevant Swiss Guarantor under this Agreement or any other Finance Document and in case the Swiss Guarantor is obliged to pay Swiss Withholding Tax in relation thereto by applicable law (and subject to applicable double tax treaties) in force at the relevant time: (i) procure that such payment can be made or enforcement proceeds can be used to discharge Upstream or Cross-Stream Obligations without deduction of Swiss Withholding Tax by discharging the liability to Swiss Withholding Tax by notification pursuant to applicable law (and subject to applicable double tax treaties) rather than payment of Swiss Withholding Tax; (ii) if the notification procedure pursuant to sub-paragraph (i) above does not apply, deduct Swiss Withholding Tax at such rate (currently 35% at the date of this Agreement) as is in force from time to time from any such payment or enforcement proceeds used to discharge Upstream or Cross-Stream Obligations, and pay any such deduction to the Swiss Federal Tax Administration; (iii) notify the Agent that such notification or, as the case may be, deduction has been made, and provide the Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or such Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration, as the case may be; and (iv) in the case of a deduction of Swiss Withholding Tax use its reasonable efforts to ensure that it or any person (other than a Finance Party), which is entitled to a full or partial refund of Swiss

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 103 of 253 Withholding Tax deducted from such payment or enforcement proceeds, will, as soon as possible after such deduction: (1) request a refund of Swiss Withholding Tax under applicable law (including applicable double tax treaties); and (2) in case it has received any refund of Swiss Withholding Tax, pay to the Agent upon receipt any amount so refunded. (c) If a Swiss Guarantor is obliged to withhold Swiss Withholding Tax in accordance with paragraph (b) above, the Agent shall be entitled to further enforce the guarantee or indemnity or other obligation assumed by such Swiss Guarantor under this Agreement or any other Finance Document and/or further apply proceeds therefrom against Upstream or Cross-Stream Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements/applications of proceeds shall always be limited to the Maximum Amount. (d) The Swiss Guarantor shall promptly after having been requested to perform the Upstream or Cross-Stream Obligations take and cause to be taken any action, including the following: (i) the passing of any shareholders' resolutions to approve the payment or use of the enforcement proceeds, which may be required as a matter of Swiss mandatory law in force at the time payment is requested or at the time of enforcement in order to allow a prompt payment or use of the enforcement proceeds; (ii) if and to the extent requested by the Agent or required under then applicable Swiss law, preparation of an interim balance sheet of the relevant Swiss Guarantor; (iii) confirmation of the statutory auditors of the relevant Swiss Guarantor that the relevant amount represents the Maximum Amount; (iv) to the extent permitted by applicable law and the Applicable Accounting Standards, conversion of restricted reserves into profits and reserves freely available for the distribution as dividends; (v) to the extent permitted by applicable law and the Applicable Accounting Standards, write-up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for such Swiss Guarantor's business (nicht betriebsnotwendig); and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 104 of 253 (vi) all such other measures necessary or useful to allow the relevant Swiss Guarantor to make payments or use enforcement proceeds as agreed hereunder with a minimum of limitations. 22.3. US limitation Notwithstanding anything to the contrary in this Agreement or any other Finance Document, the obligations of an US Guarantor and the rights of the Finance Parties under this Agreement or any other Finance Document are subject to the following limitations: (a) The maximum liability of each US Guarantor under this Agreement or any other Finance Document shall in no event exceed an amount equal to the greatest amount that would not render such US Guarantor's obligations hereunder and under the other Finance Documents subject to avoidance under US Bankruptcy Law or to being set aside, avoided or annulled under any Fraudulent Transfer Law, in each case after giving effect to: (i) all other liabilities of such US Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Law (specifically excluding, however, any liabilities of such US Guarantor in respect of intercompany indebtedness to any Borrower to the extent that such Financial Indebtedness would be discharged in an amount equal to the amount paid by such US Guarantor hereunder); and (ii) the value as assets of such US Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such US Guarantor pursuant to: (1) applicable law; or (2) any other agreement providing for an equitable allocation among such US Guarantor and the Borrowers and other US Guarantors of obligations arising under this Agreement or other guarantees of such obligations by such parties. (b) To the extent that any US Bankruptcy Law or Fraudulent Transfer Law is applicable to this guarantee, each party agrees that, in the event any payment or distribution is made on any date by a US Guarantor under this Clause 22, each such US Guarantor shall be entitled to be indemnified from each other US Guarantor in an amount equal to such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the contributing US Guarantor and the denominator shall be the aggregate net worth of all the Guarantors. (c) Each Finance Party agrees that each US Guarantor's liability under this Clause 22 is limited so that no obligation of, or transfer by, it under this Clause 22 is subject to avoidance and turnover under any applicable bankruptcy or Fraudulent Transfer Law.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 105 of 253 22.4. US Guarantors’ Acknowledgements and Representations (a) Each US Guarantor acknowledges that: (i) it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents; and (ii) those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law. (b) Each US Guarantor represents and warrants to each Finance Party that: (i) the aggregate amount of its debts (including its obligations under the Finance Documents) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets; (ii) its capital is not unreasonably small to carry on its business as it is being conducted; (iii) it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and (iv) it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors. For purposes of the foregoing, the amount of contingent liabilities have been computed as the amount that, in light of all the facts and circumstances existing on the date this representation and warranty is made, can reasonably be expected to become an actual or matured liability. (c) Each representation and warranty in this Subclause 22.4: (i) is made by each US Guarantor on the date of this Agreement; and (ii) is deemed to be made by each Additional Guarantor on the date that Additional Guarantor becomes a US Guarantor and applied to the circumstances existing at such time. 23. Representations Each Obligor makes the representations and warranties set out in this Clause 23 to each Finance Party at the times specified in Clause 23.25 (Times when representations are made). 23.1. Status (a) It and each IP Co is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 106 of 253 (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 23.2. Binding obligations (a) The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations. (b) Without limiting the generality of paragraph (a) above, subject to the Legal Reservations and subject to the completion of all perfection requirements, each Security Agreement to which it is a party creates the security interests which that Security Agreement purports to create and those security interests are valid and effective. 23.3. Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not conflict with: (a) any law or regulation applicable to it; (b) its or any of its Subsidiaries' constitutional documents; or (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets, save for any conflicts that are (in the opinion of the Finance Parties) not materially adverse to the interests of the Finance Parties under the Finance Documents. 23.4. Power and authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by those Finance Documents. 23.5. Validity and admissibility in evidence All material Authorisations required: (a) to enable it to lawfully enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and (b) subject to the Legal Reservations, to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 107 of 253 23.6. Governing law and enforcement Subject to the Legal Reservations: (a) the choice of law as the governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions; and (b) any judgment obtained in the courts specified in the Finance Documents in relation to the relevant Finance Document will be recognised and enforced in its jurisdiction of incorporation. 23.7. Insolvency No: (a) corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 28.7 (Insolvency proceedings); or (b) creditors' process described in Clause 28.9 (Creditors' process), has been taken or, to the knowledge of the Company, threatened in relation to a Material Company, and none of the circumstances described in Clause 28.6 (Insolvency) applies to a Material Company. 23.8. Deduction of Tax As at the date of this Agreement, all amounts payable by it under the Finance Documents may be made without any Tax Deduction under the laws of its jurisdiction of incorporation. 23.9. No filing or stamp taxes Under the law of its Relevant Jurisdictions it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents. 23.10. No Default (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation. (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 108 of 253 23.11. No misleading information (a) Any factual written (including by e-mail) information provided by any member of the Group in connection with the preparation of and entering into of the Finance Documents (the Information) was true and accurate in all material respects as at the date it was provided or as at the date at which it is stated. (b) Any financial projections contained in the Information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions. (c) Nothing has occurred or been omitted from the Information and no Information has been given or withheld that results in the Information being untrue or misleading in any material respect. 23.12. Financial statements (a) The Original Financial Statements were prepared in accordance with the Applicable Accounting Standards consistently applied. (b) Its Original Financial Statements fairly present its financial condition as at the end of the relevant Financial Year and its results of operations during the relevant Financial Year (consolidated in the case of the Company). (c) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group) since 31 December 2022. 23.13. Pari passu ranking (a) Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. (b) The Transaction Security has or will have the ranking in priority which it is expressed to have in the Security Agreements and it is not subject to any prior ranking or pari passu ranking security. 23.14. No proceedings (a) No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which is reasonably expected to be adversely determined and, if so adversely determined, might reasonably have a Material Adverse Effect has or have been started or threatened against it or any IP Co.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 109 of 253 (b) No judgment or order of a court, arbitral body or agency which might reasonably have a Material Adverse Effect has been made against it or any IP Co. 23.15. No breach of laws It has not (and none of its Subsidiaries has) breached any law or regulation (including environmental laws) which breach has or is reasonably likely to have a Material Adverse Effect. 23.16. 20 Non-Bank Rule (a) Each Swiss Obligor is in compliance with the 20 Non-Bank Rule. (b) This representation shall not be deemed to be breached if and to the extent it is violated by reason of a Lender: (i) failing to comply with its obligations under Clause 29 (Changes to the Lenders); (ii) becoming a Lender under this Agreement as a result of a failure by the relevant Existing Lender to comply with its obligations under Clause 29 (Changes to the Lenders); (iii) failing to confirm or making an incorrect confirmation pursuant to Clause 2.2.2(a) (Lenders' status); (iv) ceasing to be a Qualifying Bank (or ceasing to be classified as a single creditor for the purposes of the Non-Bank Rules); or (v) having made a transfer or assignment to a person which is not a Qualifying Bank following an Event of Default. (c) For the purpose of its compliance with the 20 Non-Bank Rule, each Swiss Obligor shall assume that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks is 5 (five) (irrespective of whether or not there are, at any time, any such Lenders). 23.17. Sanctions (a) Neither an Obligor nor an IP Co nor, to the knowledge of the Company, any of its or their respective directors is currently the subject of any Sanctions. (b) No member of the Group conducts any business activities in Restricted Countries, except for business activities (if any) conducted in compliance with applicable Sanctions. (c) In relation to each Finance Party that is incorporated in Germany or otherwise notifies the Agent to this effect (each a Restricted Finance

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 110 of 253 Party), this Clause 23.17 (Sanctions) shall only apply for the benefit of that Restricted Finance Party to the extent that the sanctions provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, (ii) a violation or conflict with section 7 of the German Foreign Trade Regulation (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 a no. 3 German Foreign Trade Law (AWG) (Außenwirtschaftsgesetz)) and/or (iii) a violation or conflict with any other applicable anti-boycott laws or regulations. 23.18. Good title to assets It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted, save for any failure to have such title, leases, licenses or Authorisations that does not have a Material Adverse Effect. 23.19. Anti-money laundering and anti-corruption (a) Each member of the Group has conducted its business in compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws. (b) The Group has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 23.20. Intellectual Property It or, as applicable, any IP Co or any of its Subsidiaries: (a) is the sole legal and/or beneficial owner of or has licensed to it the Intellectual Property (other than licenses) which is material for the Group as a whole in the context of its business as it is being conducted from time to time; and (b) has, in accordance with the Group's intellectual property strategy, taken the formal or procedural actions (including payment of fees) required to maintain the Intellectual Property and licenses which are material for the Group as a whole in the context of its business as it is being conducted from time to time. 23.21. Group Structure Chart The Group Structure Chart is true, complete and accurate in all material respects at the time it is provided or, as the case may be, as at the time it is expressed to be given.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 111 of 253 23.22. Centre of main interests and establishment In relation to any Obligor and any IP Co incorporated in an EU Member State, for the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the EUIR EU), its centre of main interest (as that term is used in article 3(1) of the EUIR EU) is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in article 2(10) of the EUIR EU) in any other jurisdiction. 23.23. Eligibility of receivables and inventory Each receivable or inventory designated or earmarked in a Borrowing Base Report as an Eligible Receivable or Eligible Inventory and factored into a calculation of the Borrowing Base as shown in the Borrowing Base Report meets the respective eligibility criteria specified in Clause 25 (Borrowing Base) as of the date of such Borrowing Base Report and each Borrowing Base Report and each Borrowing Base Certificate delivered pursuant to Clause 25 (Borrowing Base) is accurate and complete in all material respects and has been prepared on the basis of up-to-date information and reasonable assumptions. 23.24. US laws (a) No US Guarantor is required to be registered as an Investment Company under the United States Investment Company Act of 1940. (b) No Obligor is engaged principally, or as one of its important activities, in the business of owning or extending credit for the purpose, directly or indirectly, of purchasing or carrying any Margin Stock. (c) The proceeds of the Loans will not be used, directly or indirectly, for any purpose that violates the Margin Regulations. (d) No Obligor or any of its ERISA Affiliates sponsors, maintains or contributes to (or has an obligation to contribute to), or in the past six years sponsored, maintained or contributed to (or had an obligation to contribute to) any Plan subject to Title IV of ERISA. 23.25. Times when representations are made (a) All the representations and warranties set out in this Clause 23 are deemed to be made by each Obligor on the date of this Agreement. (b) The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on the first day of each Interest Period and on the date of each Extension Request. (c) Each of the Repeating Representations are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 112 of 253 (d) Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made. 24. Information undertakings The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 24.1. Financial Statements The Company shall supply to the Agent: (a) as soon as they become available, but in any event within 150 days of the end of each of its financial years, the Company's audited consolidated financial statements together with the standalone financial statements of each Obligor (audited, if available); (b) as soon as they become available, but in any event within 60 days of the end of each of its financial quarters, the Company's consolidated financial statements for that financial quarter; and (c) as soon as it becomes available, but in any event within 30 days after the start of each of its Financial Years, an annual budget for the Group for that Financial Year. 24.2. Requirements as to Financial Statements (a) Subject to paragraph (b) of this Clause 24.2, the Company shall ensure that each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 24.1 (Financial Statements) is prepared in accordance with the Applicable Accounting Standards and is certified by a director or an officer of the relevant Obligor (or of the Company acting on such Obligor's behalf) as giving a true and fair view of or, as applicable, fairly present the financial condition of such Obligor as at the date of such financial statements. (b) The Company shall ensure that each set of financial information delivered pursuant to paragraphs (a) and (b) of Clause 24.1 (Financial Statements) is prepared in accordance with the Applicable Accounting Standards, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Applicable Accounting Standards, the accounting practices or reference periods and its auditors deliver to the Agent: (i) a description of any change necessary for those financial statements to reflect the Applicable Accounting Standards, accounting practices

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 113 of 253 and reference periods upon which that Obligor's Original Financial Statements were prepared; and (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 26 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 24.3. Compliance Certificate (a) The Company shall supply to the Agent, with each set of its consolidated financial statements delivered pursuant to paragraphs (a) and (b) of Clause 24.1 (Financial Statements), a Compliance Certificate, for the first time with the Company's consolidated financial statements for the quarter ending on 30 September 2023. (b) The Compliance Certificate shall: (i) set out (in reasonable detail) computations as to compliance with the financial covenants set out in Clause 26 (Financial covenants); and (ii) set out (in reasonable detail) computations as to compliance with the Guarantor Threshold Test in Clause 27.21 (Guarantor Threshold Test) and (A) either confirm compliance with such Guarantor Threshold Test; or (B) provide details of any members of the Group required to become Additional Guarantors to ensure compliance with such Guarantor Threshold Test; and (iii) (when delivered with the annual consolidated financial statements delivered pursuant to paragraph (a) of Clause 24.1 (Financial Statements)) include an up-to-date list of Material Companies. (c) Each Compliance Certificate shall be signed by two directors or members of management of the Company. 24.4. Information: miscellaneous The Company shall supply to the Agent: (a) details of any material litigation, arbitration or administrative proceedings or any material judgment that has or is reasonably likely to have a Material Adverse Effect, provided that in case of arbitration proceedings subject to any applicable confidentiality restrictions, it shall be permissible to provide the information on a no names basis;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 114 of 253 (b) all documents dispatched by the Company to its shareholders (or any class of them) or by any Obligor to its financial creditors generally; (c) such information as the Security Agent may reasonably require regarding any assets subject to security in favour of the Finance Parties and the compliance of any Obligor with any security document; and (d) such other information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request. 24.5. Borrowing Base requirements The Company shall deliver to the Agent a Borrowing Base Certificate and Borrowing Base Report in accordance with Clause 25 (Borrowing Base). 24.6. Management presentation At least two directors or members of management of the Company (one of whom shall be the chief financial officer of the Group) shall give a presentation to the Finance Parties in each Financial Year (or, if requested, more often if a Default has occurred and while it is continuing) about the on-going business and financial performance of the Group. 24.7. Notification of Default (a) The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. (b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 24.8. Direct electronic delivery by Company The Company may satisfy its obligation under this Agreement to deliver any information to the Lenders by delivering that information directly to the Agent and by posting such information on to an agreed website (without specifically informing the Finance Parties of any such posting). 24.9. "Know Your Customer" checks (a) Each Obligor (or the Company acting on such Obligor's behalf) shall, promptly after a request by the Agent, supply to the Agent any documentation or other evidence which is reasonably requested by the Agent (whether for itself or on behalf of any Lender) or any Lender (for

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 115 of 253 itself or on behalf of any prospective New Lender) to enable such party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations, including, without limitation, if the requirement arises as a result of or in connection with: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (other than the Company) (or of a Holding Company of an Obligor) after the date of this Agreement; or (iii) a proposed transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such transfer. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (c) The Company shall, by not less than 10 (ten) Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 30 (Changes to the Obligors). (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 116 of 253 25. Borrowing Base 25.1. Definitions For the purpose of this Clause 25: Advance Rate means in relation to any Eligible Receivables and Eligible Inventory, the percentage of the value or Book Value (as the case may be) specified in Clause 25.2 (Calculation of the Borrowing Base). Borrowing Base has the meaning set out in Clause 25.2 (Calculation of the Borrowing Base). Borrowing Base Calculation Date means: (a) for as long as the only Bank Guarantees (but no Loans) are outstanding under this Agreement, the last calendar day of each financial quarter; (b) as soon as (and for as long as) any Loan is outstanding under this Agreement, the last calendar day of each month; and (c) each date notified to the Company under paragraph (e) of Clause 25.3 (Borrowing Base Certificate and Borrowing Base Report). Borrowing Base Certificate means each certificate delivered under this Agreement duly completed and duly signed by the Company substantially in the form of Schedule 6 (Forms of Borrowing Base Certificate and Borrowing Base Report). Borrowing Base Report means a report submitted to the Agent in accordance with this Clause 25 containing details of the assets set out in the Borrowing Base Certificate, duly completed by the Company substantially in the form of Schedule 6 (Forms of Borrowing Base Certificate and Borrowing Base Report). Eligible Buyer means a third party debtor of the Group's trade receivables which: (a) is not a member of the Group or any affiliate of any member of the Group; (b) is not insolvent or bankrupt and has not had any legal proceedings started or threatened against it for its winding up, dissolution or reorganisation; and (c) is not located in a Restricted Country and is not itself subject to Sanctions. Eligible Inventory means all of the Group's inventory: (a) to which full legal and beneficial title and ownership belongs to a member of the Group;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 117 of 253 (b) which, subject to the Transaction Security and any right of retention and statutory lien in favour of a warehouse operator or landlord, is free and clear of any Security, Quasi-Security, or other third party rights and is not subject to any retention of title or conditional sale agreement or arrangements having similar effect; (c) which is not work in process; and (d) which is not subject to consignment or otherwise in the possession of another person (other than by any warehouse operator or any person that is in possession while inventory is in transit). Eligible Receivables means all of the Group's trade receivables: (a) of which a member of the Group, subject to the Transaction Security, is the sole creditor and to which full legal and beneficial title and ownership belongs to such member of the Group; (b) that have not been sold or disposed by the relevant member of the Group and are not subject to any Security, Quasi-Security or other third party rights other than the Transaction Security; (c) which are owed by an Eligible Buyer; (d) that do not provide for payment terms exceeding 90 days; (e) not overdue under their payment terms by more than 30 days; (f) if due from one single Eligible Buyer, up to an amount of 15% of all Eligible Receivables; and (g) if arising under exclusive distribution agreements which provide for restrictions or prohibitions on assignment, up to an amount of 12.5% of all Eligible Receivables. Book Value means: (a) in respect of Eligible Receivables, the reported book notional value of the present Eligible Receivables; and (b) in respect of Eligible Inventory, the reported book value of the Eligible Inventory. Trade Payables means the aggregate amount of any fees, costs, expenses and other payables incurred by any member of the Group to any person that is not a member of the Group. 25.2. Calculation of the Borrowing Base The Borrowing Base shall be calculated as the aggregate (calculated in CHF) of:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 118 of 253 (a) 90% of the Book Value of Eligible Receivables; (b) 80% of the Book Value of Eligible Inventory; Less (c) 100% of Trade Payables, and where any element in the Borrowing Base is denominated in a currency other than CHF, that element shall be included in the Borrowing Base at the spot foreign exchange rate quoted one day prior to the date on which the value is to be calculated by (i) Bloomberg or (ii) any other reputable third party provider of spot foreign exchange rate quotes notified to the Agent by the Company (Borrowing Base). 25.3. Borrowing Base Certificate and Borrowing Base Report (a) The Company shall supply to the Agent as soon as they become available but in any event within 45 days following each Borrowing Base Calculation Date as determined pursuant to paragraph (a), (b) and (c) of the definition of "Borrowing Base Calculation Date": (i) a duly completed Borrowing Base Certificate which shall be based on data on the Borrowing Base Calculation Date, together with all applicable Advance Rates; and (ii) a Borrowing Base Report, each in form and substance satisfactory to the Agent. (b) The Agent shall deliver the Borrowing Base Certificate and the Borrowing Base Report to the Agent for onward transmission to the Lenders. (c) Each Borrowing Base Certificate shall be signed by two directors or members of management of the Company or any other person acceptable to the Agent, certifying the information supplied in each Borrowing Base Certificate and Borrowing Base Report, as being true and accurate in all material respects. (d) If in the opinion of the Agent or the Majority Lenders a Borrowing Base Certificate is incorrect in any respect or the Agent or the Majority Lenders require additional information to review the Borrowing Base Certificate then the Agent may (and shall if requested by the Majority Lenders): (i) notify the Company setting out in reasonable detail the reason for the request; (ii) request supporting information in relation to any aspect of the Borrowing Base Certificate that it requires, following which the Company shall provide such supporting information promptly and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 119 of 253 in any event not later than 5 (five) Business Days following delivery of such request or such longer period agreed between Company and the Agent; (iii) request access to the records of the Obligors to verify any aspect of the Borrowing Base Certificate; and/or (iv) if the information and/or records provided pursuant to this Clause do not provide sufficient information in order to satisfy the Agent or the Majority Lenders that the calculations set out in the relevant Borrowing Base Certificate are correct or the Company has not corrected the Borrowing Base Certificate for any perceived inaccuracies then amend the calculation of the Borrowing Base, and, the calculation of the Borrowing Base as amended pursuant to paragraph (iv) above shall take effect as the then applicable Borrowing Base. (e) If an Event of Default has occurred and is continuing the Company shall provide a Borrowing Base Certificate and Borrowing Base Report on each date notified to it by the Agent. 26. Financial covenants 26.1. Consolidated Equity From the date of the initial Utilisation and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, the Company shall ensure that the Consolidated Equity shall amount to at least CHF 800,000,000. 26.2. Leverage Ratio From the date of the initial Utilisation and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, the Company shall ensure that the Leverage Ratio of the Group does not exceed 3.50x. 26.3. Financial testing The financial covenants set out in this Clause 26 shall be calculated in accordance with the Applicable Accounting Standards and tested as of each Quarter Date by reference to each set of consolidated financial statements delivered pursuant to paragraphs (a) and (b) of Clause 24.1 (Financial Statements), and each Compliance Certificate delivered pursuant to Clause 24.3 (Compliance Certificate), for the first time for the financial quarter ending as of 30 September 2023.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 120 of 253 27. General undertakings The undertakings in this Clause 27 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 27.1. Authorisations Each Obligor (or the Company acting on its behalf) shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect and upon request supply electronic copies to the Agent of, any Authorisation required under any law or regulation of its Relevant Jurisdictions to: (a) enable it to perform its obligations under the Finance Documents; and (b) subject to Legal Reservations, ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document. 27.2. Compliance with laws Each Obligor shall (and shall procure that each IP Co will) comply in all respects with all laws (including environmental laws) applicable to it, if failure so to comply would be materially adverse to the interests of the Finance Parties under the Finance Documents. 27.3. 20 Non-Bank Rule (a) For as long as applicable, each Swiss Obligor shall be in compliance with the 20 Non-Bank Rule. (b) This undertaking shall not be deemed to be breached if and to the extent it is violated by reason of a Lender: (i) failing to comply with its obligations under Clause 29 (Changes to the Lenders); (ii) becoming a Lender under this Agreement as a result of a failure by the relevant Existing Lender to comply with its obligations under Clause 29 (Changes to the Lenders); (iii) failing to confirm or making an incorrect confirmation pursuant to Clause 2.2.2(a) (Lenders' status); (iv) ceasing to be a Qualifying Bank (or ceasing to be classified as a single creditor for the purposes of the Non-Bank Rules); or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 121 of 253 (v) having made a transfer or assignment to a person which is not a Qualifying Bank following an Event of Default. (c) For the purpose of its compliance with the 20 Non-Bank Rule, each Swiss Obligor shall assume that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks is 5 (five) (irrespective of whether or not there are, at any time, any such Lenders). 27.4. Anti-money laundering and anti-corruption The Group shall maintain policies and procedures designed to promote and achieve compliance with applicable anti-bribery, anti-corruption and anti- money laundering laws. 27.5. Restriction on mergers Subject to Permitted Organisational Changes, no Obligor shall (and shall procure that each IP Co will not) enter into any merger, demerger or other corporate restructuring. 27.6. No change of business The Company shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on at the date of the Agreement if such change would materially adversely affect the interests of the Finance Parties under the Finance Documents. 27.7. Acquisitions (a) Subject to Permitted Acquisitions, Permitted Joint Ventures and Permitted Organisational Changes, no Obligor shall (and the Company shall ensure that no other member of the Group will) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them). (b) In relation to each Restricted Finance Party, this Clause 27.7 shall only apply for the benefit of that Restricted Finance Party to the extent that the relevant provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, (ii) a violation or conflict with section 7 of the German Foreign Trade Regulation (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 a no. 3 German Foreign Trade Law (AWG) (Außenwirtschaftsgesetz)) and/or (iii) a violation or conflict with any other applicable anti-boycott laws or regulations.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 122 of 253 27.8. Joint Ventures: (a) Subject to Permitted Joint Ventures, Permitted Organisational Changes, Permitted Loans and Permitted Acquisitions, no Obligor shall (and the Company shall ensure that no other member of the Group will): (i) enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or (ii) transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing). (b) In relation to each Restricted Finance Party, this Clause 27.8 shall only apply for the benefit of that Restricted Finance Party to the extent that the relevant provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, (ii) a violation or conflict with section 7 of the German Foreign Trade Regulation (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 a no. 3 German Foreign Trade Law (AWG) (Außenwirtschaftsgesetz)) and/or (iii) a violation or conflict with any other applicable anti-boycott laws or regulations. 27.9. Negative pledge Subject to Permitted Security, no Obligor shall (and the Company shall procure that no other member of the Group will) create or permit to subsist any Security or Quasi-Security over any of its assets. 27.10. Restrictions on disposals Subject to Permitted Disposals and Permitted Organisational Changes, no Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. 27.11. Intellectual Property Each Obligor shall (and the Company shall procure that any IP Co and each other member of the Group will): (a) in accordance with the Group's intellectual property strategy, use commercially reasonable endeavours to preserve and maintain the subsistence and validity of the Intellectual Property and licenses which are material for the Group as a whole in the context of its business as it is being conducted from time to time; and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 123 of 253 (b) in accordance with the Group's intellectual property strategy, use commercially reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property which is material for the Group as a whole in the context of its business as it is being conducted from time to time. 27.12. Pari passu ranking Each Obligor shall ensure that its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 27.13. Arm's length basis Each Obligor shall (and the Company shall ensure that each other member of the Group will) enter into any transaction with: (a) any third party (other than members of the Group), on arm's length terms; and (b) with any other member of the Group, in compliance with applicable corporate and tax laws. 27.14. Restrictions as to receivables and inventory (a) Each Obligor shall (and the Company shall ensure that each other member of the Group will) comply in all material respects with its obligations under each selective partnership agreement, exclusive distribution agreement or other sales contract under which Eligible Receivables arise (a Sales Contract). (b) Each Obligor shall (and the Company shall ensure that each other member of the Group will): (i) ensure that each Sales Contract (other than an exclusive distribution agreement) to which it is a party does not contain restrictions or prohibitions on granting Security; and (ii) use its commercially reasonable best efforts to ensure that each exclusive distribution agreement to which it is a party and which is entered into or re-negotiated after the date of this Agreement does not contain restrictions or prohibitions on assignment. (c) Each Obligor shall (and the Company shall ensure that each other member of the Group will) ensure that all Eligible Inventory are: (i) stored and transported safely and securely in accordance with usual market practices; and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 124 of 253 (ii) clearly identifiable by means of the records kept by the relevant member of the Group. 27.15. Waiver of liens Each Obligor shall use its reasonable endeavours to ensure that the operator of any warehouse where Eligible Inventory which is subject to Transaction Security is stored has agreed that any legal claim (including any right of pledge or retention) it may have as to the rights, title and interest in the relevant inventory shall be subordinated to any and all security interests of the Agent pursuant to relevant security agreements in such inventory. 27.16. Restrictions on loans and credit Subject to Permitted Loans, no Obligor shall (and the Company shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness. 27.17. Restrictions on guarantees and indemnities Subject to Permitted Guarantees and Permitted Organisational Changes, no Obligor shall (and the Company shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person. 27.18. Restrictions on Financial Indebtedness Subject to Permitted Financial Indebtedness, no Obligor shall (and the Company shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness. 27.19. Insurance Each member of the Group shall maintain, be covered by or benefit from adequate insurance coverage with reputable insurance companies or underwriters against those material risks and to the extent as is usual for companies carrying on the same or substantially similar business. 27.20. Sanctions (a) No Borrower shall cause or permit (and the Company shall ensure that no other member of the Group will cause or permit) the funds borrowed or guarantees issued under the Agreement or any Ancillary Facility to be used for business activities which are subject to Sanctions or in a Restricted Country. (b) In relation to each Restricted Finance Party, this Clause 27.20 (Sanctions) shall only apply for the benefit of that Restricted Finance Party to the extent that the sanctions provisions would not result in (i) any violation

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 125 of 253 of, conflict with or liability under EU Regulation (EC) 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, (ii) a violation or conflict with section 7 of the German Foreign Trade Regulation (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 a no. 3 German Foreign Trade Law (AWG) (Außen- wirtschaftsgesetz)) and/or (iii) a violation or conflict with any other applicable anti-boycott laws or regulations. 27.21. Guarantor Threshold Test (a) The Company shall ensure that, within 90 (ninety) calendar days of the first date on which the Compliance Certificate shall be delivered by the Company pursuant to paragraph (a) of Clause 24.3 (Compliance Certificate) (the Guarantor Threshold Test Date), if necessary, such additional members of the Group accede as Additional Guarantors as is necessary to ensure that the Guarantor Threshold Test would have been met as of the date of the consolidated financial statements delivered with such Compliance Certificate. (b) Following the Guarantor Threshold Test Date, compliance with the Guarantor Threshold Test shall be determined by reference to each set of consolidated financial statements delivered pursuant to paragraph (a) of Clause 24.1 (Financial Statements) and the accompanying Compliance Certificate. The Company shall ensure that, as soon as reasonably practicable, but in any event within 90 (ninety) calendar days of delivery of the consolidated financial statements delivered pursuant to paragraph (a) of Clause 24.1 (Financial Statements) and the accompanying Compliance Certificate, each member of the Group which is required to become an Additional Guarantor in order to ensure compliance with the Guarantor Threshold Test as of the date of such consolidated financial statements accedes to this Agreement as an Additional Guarantor. 27.22. US laws (a) Each Obligor and its ERISA Affiliates must be, and remain, in compliance in all respects with all laws and regulations relating to each of its Plans, in each case, to the extent that failure to do so would be reasonably likely to have a Material Adverse Effect. (b) Each of the Obligors and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to have a Material Adverse Effect. (c) None of the following events have occurred with respect to any of the Obligors or their ERISA Affiliates, and each Obligor must promptly upon becoming aware of it notify the Agent of the occurrence of any of the

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 126 of 253 following events to the extent that it is reasonably likely to have a Material Adverse Effect: (i) any Reportable Event; (ii) the termination of or withdrawal from any Plan subject to Title IV of ERISA; and (iii) the engagement in any non-exempt prohibited transaction within the meaning of section 4975 of the Code or section 406 of ERISA. 28. Events of Default Each of the events or circumstances set out in this Clause 28 is an Event of Default (save for Clause 28.15 (Acceleration)). 28.1. Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) payment is made within 5 (five) Business Days of its due date. 28.2. Financial covenants Any requirement of Clause 26 (Financial covenants) is not satisfied. 28.3. Other obligations (a) An Obligor does not comply with any other provision of the Finance Documents (other than those referred to in Clause 28.1 (Non-payment) and Clause 28.2 (Financial covenants)). (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 (fifteen) Business Days of the earlier of (i) the Agent giving notice to the Company; and (ii) any Obligor becoming aware of the failure to comply. 28.4. Misrepresentation Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of an

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 127 of 253 Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect (unless the relevant representation is itself qualified by materiality) when made or deemed to be made. 28.5. Cross default (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period. (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described). (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). (e) No Event of Default will occur under this Clause 28.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than CHF 35,000,000 (or its equivalent in any other currency or currencies). 28.6. Insolvency (a) Any Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its financial creditors (other than Finance Parties) with a view to rescheduling any of its financial indebtedness. (b) The value of the assets of any Material Company is less than its liabilities (taking into account contingent and prospective liabilities), unless any such shortfall is covered by a subordination, provided such subordination is accepted by the auditors of such Material Company (if required under applicable laws). (c) A moratorium (aussergerrichtlicher Nachlassvertrag) is declared in respect of any indebtedness of any Material Company. 28.7. Insolvency proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 128 of 253 (i) the opening of bankruptcy proceedings, the suspension of payments, a moratorium of any financial indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company; (ii) a composition, compromise, assignment or arrangement with any financial creditor of any Material Company; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Material Company or any of its assets; or (iv) enforcement of any Security over any assets of any Material Company, or any analogous procedure or step is taken in any jurisdiction. (b) Paragraph (a) shall not apply (i) to any proceeding which is frivolous or vexatious and is discharged, stayed or dismissed within the applicable timeframe, (ii) if the respective proceeding does not affect assets in excess of CHF 35,000,000 and (iii) to any solvent liquidation or similar corporate action, proceeding or procedure (other than with respect to an Obligor). 28.8. US Bankruptcy Laws Any of the following occurs in respect of any Material Company, in each case, under US Bankruptcy Law: (a) it makes a general assignment for the benefit of creditors; (b) it commences a voluntary case or proceeding under any US Bankruptcy Law; or (c) an involuntary case under any US Bankruptcy Law is commenced against it and is not dismissed or stayed within 60 days after commencement of the case; or (d) an order for relief or other order approving any case or proceeding is entered under any US Bankruptcy Law. 28.9. Creditors' process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Material Company having an aggregate value of CHF 35,000,000 and is not discharged within 20 Business Days.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 129 of 253 28.10. Cessation of business Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or material part of its business except as a result of a Permitted Disposal or a Permitted Organisational Change. 28.11. Unlawfulness and invalidity (a) It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Agreements ceases to be effective or becomes unlawful. (b) Subject to the Legal Reservations, any obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents. (c) Any Finance Document ceases to be in full force and effect or any provision of any Transaction Security created under a Finance Document ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective. 28.12. Repudiation An Obligor repudiates or rescinds a Finance Document or evidences an intention to repudiate a Finance Document. 28.13. Material Adverse Effect Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect. 28.14. Audit qualification The auditors of the Group or of any Obligor or any IP Co make a qualification in the audit report of the Group or an Obligor which is materially adverse to the interests of the Finance Parties under the Finance Documents. 28.15. Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders: (a) by notice to the Company: (i) cancel the Total Commitments and/or Ancillary Commitments whereupon they shall immediately be cancelled;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 130 of 253 (ii) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be immediately due and payable, whereupon they shall become immediately due and payable; (iii) declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; (iv) declare that cash cover in respect of each Bank Guarantee is immediately due and payable at which time it shall become immediately due and payable; (v) declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; (vi) declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or (b) exercise, or direct the Security Agent to exercise, any or all of its rights, remedies, powers or discretions under the Finance Documents. 29. Changes to the Lenders 29.1. Transfers by the Lenders Subject to this Clause 29, a Lender (the Existing Lender) may transfer any of its rights and obligations under any Finance Document by way of assumption or accession of contract (Vertragsübernahme oder Vertragsbeitritt) to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender), provided that: (a) except upon the occurrence of an Event of Default, no transfers shall be made to Non-Qualifying Banks; and (b) no transfers shall be made to Strategic Competitors, including upon the occurrence of an Event of Default. 29.2. Company consent (a) The prior written consent of the Company is required for a transfer by an Existing Lender, unless the transfer is:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 131 of 253 (i) to another Lender or an Affiliate of a Lender, provided that such Lender or Affiliate of a Lender is a Qualifying Bank; or (ii) made at a time when an Event of Default has occurred and is continuing. (b) The consent of the Company to a transfer under paragraph (a) above must not be unreasonably withheld or delayed. It is not unreasonable for the Company to withhold its consent if following such transfer any of the Non-Bank Rules would be violated (it being agreed that each of the Agent and the Company may, without independent verification, rely on the status confirmation made by the New Lender in the relevant Transfer Certificate or other documentation it executes in connection with the contemplated transfer). The Company will be deemed to have given its consent 5 (five) Business Days after the Existing Lender has requested it unless the consent is expressly refused by the Company within that time. (c) Any transfer under the Facility must be in a minimum amount of CHF 5,000,000. 29.3. Other conditions of transfer (a) The consent of each Issuing Bank is required for any transfer by an Existing Lender of any of its rights and obligations under this Agreement. (b) Subject to Clause 29.2 (Company consent), a transfer will only be effective on: (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and (ii) performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such transfer to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. (c) A transfer will only be effective if the procedure set out in Clause 29.6 (Procedure for transfer) is complied with. (d) Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment, supplement or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 132 of 253 29.4. Transfer fee The New Lender shall, on the date upon which a transfer takes effect, pay to the Agent (for its own account) a fee of CHF 5,000. 29.5. Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of any Obligor; (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer from a New Lender of any of the rights and obligations transferred under this Clause 29; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of their obligations under the Finance Documents or otherwise.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 133 of 253 29.6. Procedure for transfer (a) Subject to the conditions set out in Clause 29.2 (Company consent) and Clause 29.3 (Other conditions of transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) Subject to Clause 29.10 (Pro rata interest settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the Security Agent, the Mandated Lead Arranger, the New Lender, the other Lenders and the Issuing Banks shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Mandated Lead Arranger, the Issuing Banks and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a "Lender".

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 134 of 253 29.7. Copy of Accession Letter, Resignation Letter, Transfer Certificate, Increase Confirmation, Accordion Increase Agreement and Accordion Accession Agreement to Company The Agent shall, as soon as reasonably practicable after it has executed an Accession Letter, a Resignation Letter, a Transfer Certificate, an Increase Confirmation, an Accordion Increase Agreement or an Accordion Accession Agreement send to the Company a copy of such document. 29.8. Exposure transfers (including sub-participations and sub-contracts) (a) Nothing herein shall restrict a Lender to transfer its credit risk exposure under the Finance Documents to third parties domiciled in Switzerland or in other jurisdictions abroad, by way of entering into derivative transactions or otherwise (including sub-participations or insurance agreements) with such third parties, provided that: (i) the relationship between the Lender and that third party is that of a debtor and creditor (including in the bankruptcy or similar event of the Lender or an Obligor); (ii) that third party will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement; and (iii) that third party will under no circumstances (other than permitted transfers under Clause 29.2 (Company consent) and Clause 29.3 (Other conditions of transfer)) be subrogated to, or substituted in respect of, the Lender's claims under this Agreement or have otherwise any contractual relationship with, or rights against, an Obligor under or in relation to this Agreement. (b) Each Lender shall promptly notify the Agent if and to the extent it enters into a sub-participation or similar transaction where voting rights under this Agreement are transferred. 29.9. Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 29, but subject to Clause 29.8 (Exposure transfers (including sub-participations and sub-contracts)), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender to a third party, except that no such charge, assignment or Security shall: (a) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 135 of 253 (b) require any payments to be made by an Obligor or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents; (c) be entered into if it would result in a breach of any of the Non-Bank Rules; and (d) allow for an enforcement regime that could result in a breach of any of the Non-Bank Rules. 29.10. Pro rata interest settlement If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.6 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (a) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (the Accrued Amount) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than 6 (six) Months, on the next of the dates which falls at 6 (six) monthly intervals after the first day of that Interest Period); and (b) the rights transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: (i) when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and (ii) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.10, have been payable to it on that date, but after deduction of the Accrued Amounts. (c) An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 29.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 136 of 253 30. Changes to the Obligors 30.1. Assignments and transfers by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 30.2. Additional Borrowers (a) Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 24.9 ("Know Your Customer" checks), the Company may request that any of its wholly-owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if: (i) all the Lenders and all Issuing Banks approve the addition of that Subsidiary in the relevant capacity; (ii) the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Letter; (iii) the Subsidiary is or becomes a Guarantor prior to, or concurrently with, becoming a Borrower; (iv) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and (v) the Agent has received all of the documents and other evidence listed in Part II (Conditions precedent to be delivered by an Additional Obligor) of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent. (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II (Conditions precedent to be delivered by an Additional Obligor) of Schedule 2 (Conditions precedent) in relation to that Additional Borrower. (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 30.3. Resignation of a Borrower (a) The Company may request that a Borrower (other than the Original Borrower) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 137 of 253 (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed that this is the case); (ii) the relevant Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and (iii) where the Borrower is also a Guarantor, its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Company has confirmed this is the case), whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower. (c) The Agent may, at the cost and expense of the Company, require a legal opinion from counsel to the Agent confirming the matters set out in sub- paragraph (iii) of paragraph (b) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it. 30.4. Additional Guarantors (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.9 ("Know Your Customer" checks), the Company may request that any of its wholly-owned Subsidiaries becomes an Additional Guarantor. (b) The Company shall procure that any other member of the Group which is a Material Company (other than an IP Co) shall, as soon as reasonably practicable, but in any event within 90 (ninety) calendar days after (i) being acquired in the course of a Permitted Acquisition or (ii) being designated as such in the list of Material Companies delivered pursuant to Clause 24.3 (Compliance Certificate) and the accompanying Compliance Certificate, become an Additional Guarantor. (c) The relevant Subsidiary shall become an Additional Guarantor if: (i) the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and (ii) the Agent has received all of the documents and other evidence listed in Part II (Conditions precedent to be delivered by an Additional Obligor) of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 138 of 253 (d) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II (Conditions precedent to be delivered by an Additional Obligor) of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor. (e) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (d) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 30.5. Repetition of representations Delivery of an Accession Letter constitutes confirmation by the relevant acceding Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 31. Role of the Agent, the Security Agent, the Mandated Lead Arranger and the Issuing Banks 31.1. Appointment of the Agent and the Security Agent (a) Each Finance Party (other than the Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each Finance Party (other than the Agent) authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) Each Finance Party (other than the Security Agent) appoints the Security Agent to act as its agent under and in connection with the Security Agreements (including but not limited to as vertegenwoordiger/représentant within the meaning of Article 3 of the title XVII "Security over movable assets" of book III of the old Belgian Civil Code) and authorizes the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Security Agreements together with any other incidental rights, powers, authorities and discretions. The Obligors acknowledge such rights and powers. For the purpose of the Belgian law Security Agreements, the Security Agent is appointed as representative of the other Finance Parties under article 3 of the Belgian MAS Law. (d) In particular, the Security Agent is appointed (i) with respect to any Transaction Security of an accessory nature granted pursuant to the

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 139 of 253 Security Agreements, as a direct representative (direkter Stellvertreter), acting in the name and on behalf of the Secured Parties (as defined in the Security Agreements) and/or (ii) with respect to any Transaction Security of a non-accessory nature granted pursuant to the Security Agreements, as a fiduciary (Treuhänder), acting in its own name but in a fiduciary (treuhänderisch) capacity for the account of the Secured Parties (as defined in the Security Agreements). 31.2. Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (1) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (2) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 140 of 253 (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. 31.3. Duties of the Agent (a) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to Clause 29.7 (Copy of Accession Letter, Resignation Letter, Transfer Certificate, Increase Confirmation, Accordion Increase Agreement and Accordion Accession Agreement to Company), paragraph (b) above shall not apply to any Transfer Certificate, any Increase Confirmation, any Accordion Increase Agreement or any Accordion Accession Agreement. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Mandated Lead Arranger) under this Agreement, it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 31.4. Role of the Mandated Lead Arranger Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 31.5. No fiduciary duties (a) Nothing in any Finance Document constitutes the Agent, the Mandated Lead Arranger or any Issuing Bank as a trustee or fiduciary of any other person.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 141 of 253 (b) None of the Agent, the Mandated Lead Arranger or the Issuing Banks shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 31.6. Business with the Group Each Finance Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 31.7. Rights and discretions (a) The Agent and each Issuing Bank may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (1) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (2) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (1) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (2) to the effect that such person approves of any particular dealing, transaction, step, action or thing; as sufficient evidence that that is the case and, in the case of paragraph (1) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Company is made on behalf of and with the consent and knowledge of all the Obligors.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 142 of 253 (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct. (g) Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Without prejudice to the generality of paragraph (g) above, the Agent: (i) may disclose; and (ii) on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Company and to the other Finance Parties. (i) Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Mandated Lead Arranger or the Issuing Banks is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (j) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 143 of 253 or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 31.8. Responsibility for documentation None of the Agent, the Mandated Lead Arranger or the Issuing Banks is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, a Mandated Lead Arranger, an Issuing Bank, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 31.9. No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 31.10. Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, any Issuing Bank or any Ancillary Lender), none of the Agent, any Issuing Bank or any Ancillary Lender will be liable for: (i) any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of taking or not taking

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 144 of 253 any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct. (b) No Party (other than the Agent, the Issuing Bank or an Ancillary Lender) may take any proceedings against any officer, employee or agent of the Agent, any Issuing Bank or an Ancillary Lender in respect of any claim it might have against the Agent, any Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by such officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent, any Issuing Bank or an Ancillary Lender may rely on this paragraph (b). (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent or the Mandated Lead Arranger to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, in each case, on behalf of any Lender and each Lender confirms to the Agent and the Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Mandated Lead Arranger. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 145 of 253 damages, whether or not the Agent has been advised of the possibility of such loss or damages. 31.11. Finance Parties' indemnity to the Agent Each Finance Party shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within 3 (three) Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.9 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). 31.12. Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Company. (b) Alternatively, the Agent may resign by giving 30 (thirty) calendar days' notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 (twenty) calendar days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent. (d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 31 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. (e) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 146 of 253 successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Company shall, within 5 (five) Business Days of demand, reimburse the retiring Agent for the amount of all documented costs and expenses (including legal fees, subject to any agreed caps) properly incurred by it in making available such documents and records and providing such assistance. (f) The Agent's resignation notice shall only take effect upon the appointment of a successor. (g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 19.3 (Indemnity to the Agent) and this Clause 31 (and any agency fee for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is 3 (three) Months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 17.8 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 17.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Company or a Lender reasonably believes that a Party may be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign. 31.13. Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 147 of 253 (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Security Agent or the Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. 31.14. Relationship with the Lenders Subject to Clause 29.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (a) entitled to or liable for any payment due under any Finance Document on that day; and (b) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than 5 (five) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. 31.15. Credit appraisal by the Lenders and Ancillary Lender and the Issuing Bank Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, each Issuing Bank and Ancillary Lender confirms to the Agent and the Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (c) whether that Lender, that Issuing Bank or Ancillary Lender (as the case may be) has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 148 of 253 (d) the adequacy, accuracy or completeness of the budgets, the business plans and any other information provided by the Agent, any other Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 31.16. Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 31.17. Security Agent For purposes of this Clause 31, any reference to the Agent shall also be a reference to the Security Agent and any rights and obligations set forth in this Clause 31 shall apply mutatis mutandis to the Security Agent. 32. Conduct of business by the Finance Parties No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 33. Sharing among the Finance Parties 33.1. Payments to Finance Parties (a) Subject to paragraph (b) below, if a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 149 of 253 (i) the Recovering Finance Party shall, within 3 (three) Business Days, notify details of the receipt or recovery to the Agent; (ii) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (iii) the Recovering Finance Party shall, within 3 (three) Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Partial payments). (b) Paragraph (a) above shall not apply to any amount received or recovered by an Issuing Bank or an Ancillary Lender in respect of any cash cover provided for the benefit of that Issuing Bank or that Ancillary Lender. 33.2. Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 34.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties. 33.3. Recovering Finance Party's rights On a distribution by the Agent under Clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 33.4. Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 150 of 253 that Recovering Finance Party is required to pay) (the Redistributed Amount); and (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. 33.5. Exceptions (a) This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 33, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 33.6. Ancillary Lenders (a) This Clause 33 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under Clause 28.15 (Acceleration). (b) Following the exercise by the Agent of any of its rights under Clause 28.15 (Acceleration), this Clause 33.6 shall apply to all receipts or recoveries by Ancillary Lenders. 34. Payment mechanics 34.1. Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 151 of 253 (b) Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent, in each case, specifies. 34.2. Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency. 34.3. Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 34.4. Clawback (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. 34.5. Partial payments (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent, the Issuing Banks (other than any amount under Clause 8.2 (Claims under a Bank Guarantee)) or, to the extent relating to the reimbursement of a claim (as defined in

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 152 of 253 Clause 8.2 (Claims under a Bank Guarantee)) fees, costs and expenses of the Agent or the Security Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Finance Documents; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents and any amount due but unpaid under Clauses 8.2 (Claims under a Bank Guarantee) and 8.3 (Indemnities); and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 34.6. Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 34.7. Currency of account (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 153 of 253 (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency 34.8. Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 34.9. Disruption to payment systems etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and waivers);

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 154 of 253 (e) the Agent shall not be liable for any damages, costs or losses whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.9; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 35. Set-off (a) Each Finance Party may set off any matured obligation due from an Obligor under the Finance Documents against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. (b) All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 36. Notices 36.1. Communications in writing (a) Unless provided otherwise in this Agreement, any communication to be made under or in connection with the Finance Documents must be in writing and must be delivered in person, by letter post or by way of electronic communication, including unencrypted e-mail and shall be communicated as follows. (i) Notices to the Obligors: On Holding AG Attn.: Martin Hoffmann Address: Förrlibuckstrasse 190 8005 Zürich Email: martin@on-running.ch with a copy to: On Holding AG Attn.: General Counsel Address: Förrlibuckstrasse 190 8005 Zürich Email: generalcounsel@org.on-running.com

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 155 of 253 (ii) Notices to the Agent: UBS Switzerland AG Attn.: Adrian Estermann Address: Structured & Syndicated Finance / Agency FMXJ-EVA P.O. Box 8098 Zurich Email: adrian.estermann@ubs.com (iii) Notices to the Issuing Banks: Such address details as communicated by the relevant Issuing Bank from time to time, or, in case of changes to the above addresses, to any other address or e- mail address notified at least 5 (five) Business Days prior to the relevant notice. The Agent shall inform the other Parties promptly upon receipt of such change of address. (b) Notices under the Finance Documents shall be effective upon receipt by the relevant Party. Notices under the Finance Documents to or from an Obligor have to be sent via the Agent. The Agent may rely on all notices or other communication that it considers authentic and to be given by the person named as author. (c) The Obligors authorise the Finance Parties and the Agent (and their respective advisers) to communicate by unencrypted e-mail and other means of electronic communication. (d) The Parties acknowledge the existence of risks inherent to such electronic communication, including: (i) limited confidentiality: (unencrypted) e-mails and attachments thereto or any other communication by electronic means may be susceptible without significant efforts to (systematic) interception by third parties and authorities; (ii) manipulation: contents and address of the sender of such communication and any attachments thereto may be susceptible to manipulation and unauthorised amendment by a third party or to (permanent or temporary) delays in the transmission of the respective communication; (iii) transmission failures: technical malfunctions may cause deliveries to go to recipients other than the intended addressee thereof or to be delayed or partially or entirely deleted; (iv) lack of integrity: the recipient of such message may be unable to verify in a timely fashion whether the sender thereof is authentic and whether the content thereof is not unduly manipulated; (v) data corruption by viruses: viruses, trojan horses, worms, etc. may be transmitted by electronic communications and may cause significant damage to computer systems of the recipients thereof. (e) In particular, the Finance Parties and the Agent do not represent or warrant that (i) any electronic communication sent by a Finance Party or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 156 of 253 the Agent or addressed to an Obligor will be timely received by the addressee, (ii) any electronic communication purportedly sent by a Finance Party or the Agent, its respective directors, officers and employees or agents, has actually been sent by it, or (iii) any electronic communication to it will be read or processed on time. (f) The Agent reserves the right at any time to reject receipt of electronic communications, or make the receipt or processing thereof subject to certain conditions. Neither the Finance Parties nor the Agent shall be responsible or liable for any damage suffered, or cost incurred, by an Obligor or any other party as a result of or in connection with any electronic communication. 36.2. English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent (acting reasonably), accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 37. Calculations and certificates 37.1. Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 37.2. Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 37.3. Day count convention and interest calculation (a) Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 157 of 253 (i) on the basis of the actual number of calendar days elapsed and a year of 360 calendar days (or, in any case where the practice in the or Relevant Market differs, in accordance with that market practice); (ii) subject to paragraph(b) below, without rounding. (b) The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two (2) decimal places. 38. Partial invalidity If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 39. Remedies and waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 40. Amendments and waivers 40.1. Required consents (a) Subject to Clause 40.2 (All Lender matters) and Clause 40.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40. (c) Paragraph (c) of Clause 29.10 (Pro rata interest settlement) shall apply to this Clause 40. (d) Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 31.7 (Rights and discretions), the Agent may engage, pay for and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 158 of 253 rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. 40.2. All Lender matters Subject to Clause 40.4 (Changes to reference rates), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to: (a) the definition of "Change of Control", "Majority Lenders", "Restricted Country", "Sanctioning Authority" and "Sanctions" in Clause 1.1 (Definitions); (b) an extension to the date of payment or repayment of any amount of Facility under the Finance Documents (other than, for the avoidance of doubt, in accordance with Clause 11.3 (Extension option)); (c) a reduction in the Margin or a reduction in the amount of any payment or repayment of principal, interest, fees or commission payable; (d) an increase in any Commitment or the Total Commitments (other than by operation of Clause 3.1 (Increase) or Clause 3.2 (Accordion Increase)), an extension of the Availability Period (other than pursuant to Clause 11.3 (Extension option)) or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility; (e) a change to the Borrowers or Guarantors other than in accordance with Clause 30 (Changes to the Obligors); (f) any provision which expressly requires the consent of all the Lenders; or (g) paragraphs (d) and (g) of Clause 1.2 (Construction), Clause 2.2 (Lenders' rights and obligations, status), Clause 3.2 (Accordion Increase), Clause 5.2 (Further conditions precedent), Clause 6.1 (Delivery of a Utilisation Request), Clause 7.2 (Delivery of a Utilisation Request for Bank Guarantees), Clause 12.1 (Illegality), 12.3 (Change of Control), Clause 12.4 (Mandatory prepayment – Borrowing Base amounts), Clause 12.11 (Application of prepayments), Clause 25 (Borrowing Base), Clause 23.17 (Sanctions), Clause 23.19 (Anti-money laundering and anti- corruption), Clause 27.4 (Anti-money laundering and anti-corruption), Clause 27.20 (Sanctions), Clause 29 (Changes to the Lenders), Clause 30 (Changes to the Obligors), Clause 33 (Sharing among the Finance Parties), this Clause 40 or Clause 44 (Governing law and jurisdiction); (h) the nature or scope of: (i) any guarantee and indemnity granted under Clause 19 (Other indemnities) or Clause 22 (Guarantee);

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 159 of 253 (ii) the assets subject to the Transaction Security; or (iii) the manner in which the proceeds of enforcement of the Transaction Security are distributed, (except in the case of sub-paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or (i) the release of any guarantee and indemnity granted under Clause 19 (Other indemnities), Clause 22 (Guarantee) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document, shall not be made without the prior consent of all the Lenders. 40.3. Other exceptions An amendment or waiver which relates to the rights or obligations of the Agent, the Mandated Lead Arranger, an Issuing Bank or any Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, the Mandated Lead Arranger, such Issuing Bank or that Ancillary Lender, as the case may be. 40.4. Changes to reference rates (a) Subject to Clause 40.3 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and (1) aligning any provision of any Finance Document to the use of that Replacement Reference Rate; (2) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (3) implementing market conventions applicable to that Replacement Reference Rate; (4) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 160 of 253 (5) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company. (b) An amendment, supplement or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which: (i) relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and (ii) is issued on or after the date of this Agreement, may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company. (c) If any Lender fails to respond to a request for an amendment, supplement or waiver described in, or for any other vote of Lenders in relation to, paragraphs (a) or (b) above within 20 (twenty) Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made: (i) its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. (d) In this Clause 40.4: Published Rate means (i) the Alternative Term Rate for any Quoted Tenor; (ii) the Primary Term Rate for any Quoted Tenor; or (iii) an RFR.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 161 of 253 Published Rate Replacement Event means, in relation to a Published Rate: (iv) the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Obligors, materially changed; (v) (1) the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or (2) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate; (3) the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate; (4) the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; (5) the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or (6) in the case of the Primary Term Rate for any Quoted Tenor for EUR, the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); (vi) the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 162 of 253 accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (1) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary; or (2) that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the "Published Rate Contingency Period" in the Reference Rate Terms relating to that Published Rate; or (vii) that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. Replacement Reference Rate means a reference rate which is: (i) formally designated, nominated or recommended as the replacement for a Published Rate by: (1) the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or (2) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the Replacement Reference Rate will be the replacement under paragraph (2) above; (ii) in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Published Rate; or (iii) in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Published Rate. 40.5. Excluded Commitments If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement 10 (ten) Business Days from receipt by the relevant Lender of all reasonably required documents relating to such request

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 163 of 253 or vote (unless, in either case, the Company and the Agent agree to a longer time period in relation to any request or vote): (a) its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve that request; and (b) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 40.6. Replacement of Lender (a) If: (i) any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or (ii) an Obligor becomes obliged to pay any amount in accordance with Clause 12.1 (Illegality) or to pay additional amounts pursuant to Clause 17.2 (Tax gross-up), Clause 17.3 (Tax indemnity), Clause 18 (Increased Costs) or Clause 13.7 (Minimum interest) to any Lender, then the Company may, on 10 (ten) Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which is acceptable to each Issuing Bank (in this Clause 40.6, a Replacement Lender) selected by the Company, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest and/or guarantee fees (to the extent that the Agent has not given a notification under paragraph (a) of Clause 29.10 (Pro rata interest settlement)), Break Costs (if any) and other amounts payable in relation thereto under the Finance Documents. (b) The replacement of a Lender pursuant to this Clause 40.6 shall be subject to the following conditions: (i) the Company shall have no right to replace the Agent or the Security Agent; (ii) no Finance Party shall have any obligation to the Company to find a Replacement Lender;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 164 of 253 (iii) in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 calendar days after the date on which that Lender is deemed a Non-Consenting Lender; (iv) in no event shall the Lender replaced under this Clause 40.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and (v) the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer. (c) A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (c) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks. (d) In the event that: (i) the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; (ii) the consent, waiver or amendment in question requires the approval of all the Lenders; and (iii) Lenders the sum of whose Commitments aggregate, in the case of a consent, waiver or amendment requiring the approval of all Lenders, at least 80% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 80% of the Total Commitments prior to that reduction), have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender. 40.7. Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Commitment, in ascertaining: (i) the Majority Lenders; or (ii) whether: (1) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 165 of 253 (2) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Commitment will be reduced by the amount of its Available Commitment and, to the extent that that reduction results in that Defaulting Lender's Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of sub-paragraphs (i) and (ii) above. (b) For the purposes of this Clause 40.7, the Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Agent that it has become a Defaulting Lender; (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), (c) or (d) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 40.8. Replacement of a Defaulting Lender (a) The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 20 (twenty) Business Days' prior written notice to the Agent and such Lender: (i) replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; (ii) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or (iii) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to an Eligible Institution which is acceptable to each Issuing Bank (in this Clause 40.8, each a Replacement Lender), which confirm(s) its or their willingness to assume and does assume all the rights and

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 166 of 253 obligations of the Defaulting Lender in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either: (i) an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest and other amounts payable in relation thereto under the Finance Documents; or (ii) in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (i) above. (b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 40.8 shall be subject to the following conditions: (i) the Company shall have no right to replace the Agent; (ii) none of the Lenders, the Mandated Lead Arranger or the Agent shall have an obligation to the Company to act as (or find a) Replacement Lender; (iii) the transfer must take place no later than 60 (sixty) calendar days after the notice referred to in paragraph (a) above; (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and (v) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer. (c) The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks. 41. Confidential information 41.1. Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information and waiver of banking secrecy), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 167 of 253 41.2. Disclosure of Confidential Information and waiver of banking secrecy Any Finance Party may disclose (and to that extent the Obligors hereby release each Finance Party and its Affiliates and each Finance Party hereby releases each other Finance Party and its Affiliates from all banking secrecy and further domestic and international confidentiality obligations, including with respect to any data transfer to and from abroad): (a) to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates, representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf; (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 168 of 253 (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or dispute and in any case to any Sanctioning Authority; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.9 (Security over Lenders' rights); (viii) who is a Party; or (ix) with the consent of the Company, in each case, such Confidential Information as that Finance Party shall consider appropriate if: (1) in relation to paragraphs (b)(i), (b)(ii), b(iii) and (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a confidentiality undertaking or is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (2) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality undertaking and (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors. (e) The Obligors hereby release each Finance Party and their respective Affiliates globally and their respective advisors globally and each Finance

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 169 of 253 Party hereby releases each other Finance Party and their respective Affiliates globally and their respective advisors globally (collectively, the Disclosing Parties) from Swiss or foreign bank-client data confidentiality, data protection and other confidentiality obligations in connection with information about the Obligors, the Disclosing Parties, the Finance Documents and any other relevant information (Data) for purposes of administration of the Finance Documents and/or communication amongst each other and with (in each case actual or prospective) any lender, risk transferee, party to a Finance Document, rating agency, other agent appointed or third parties directly or indirectly involved in the transaction or risk transfer and in each case their advisors, and/or as required or desirable for the exercise or enforcement of any right or duty under the Finance Documents. For the avoidance of doubt, this also includes the disclosure to and amongst the Disclosing Parties' respective Affiliates and advisors globally for the aforementioned purposes. (f) The waiver in paragraph (e) above explicitly includes cross-border data transfers and access by any means of communication, including electronic data transfer or access by e-mail or internet data portals. Data held outside of Switzerland is subject to the relevant foreign laws and regulations and is not subject to Swiss laws, including Swiss bank-client data confidentiality and data protection rules, and may require the Disclosing Parties to disclose all or any part of the Data to authorities or other third parties. 41.3. Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 41.4. Public announcements Any public announcement regarding or filing of the Finance Documents or any of the transactions contemplated thereunder is subject to the prior written consent of, and must be agreed in advance, between the Company and the Mandated Lead Arranger, except (i) as required by law or by any applicable governmental, self-regulatory or other regulatory authority, by any applicable stock exchange or as determined by the Company to be advisable in connection with its public reporting (including to the United States Securities and Exchange Commission), (ii) as required pursuant to any subpoena or similar legal process or (iii) to any rating agency when deemed necessary. The Mandated Lead Arranger shall have the right to use selected information for external and internal marketing purposes (e.g. with regards to tombstones).

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 170 of 253 41.5. Entire agreement This Clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 41.6. Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Obligors: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 41.2 (Disclosure of Confidential Information and waiver of banking secrecy) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41. 41.7. Continuing obligations The obligations in this Clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 (twelve) months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 42. Contractual recognition of bail-in Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-in Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 171 of 253 (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 43. Counterparts (a) Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. (b) Each Finance Document may be concluded by an exchange of signed signature pages, attached as an electronic photocopy (.pdf, .tif, etc.) to email. 44. Governing law and jurisdiction (a) This Agreement shall be exclusively governed by and construed in accordance with the substantive laws of Switzerland (to the exclusion of conflict of law principles). (b) The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the City of Zurich (Zurich 1), Switzerland. (c) Paragraph (b) of this Clause 44 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. (d) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than the Company) hereby: (i) irrevocably appoints the Company as its process agent (Zustellungsbevollmächtigter) (the Process Agent) in Switzerland for the service of any notice, demand, or decree, injunction, summons or judgment in connection with any Finance Document; and (ii) agrees that failure by a Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 172 of 253 (e) The Company hereby irrevocably accepts its appointment as Process Agent (f) Place of performance (Erfüllungsort) under this Agreement and any other Finance Document is Zurich 1 (Switzerland). Each Obligor (other than an Obligor incorporated in Switzerland) herewith elects this place of performance as its special domicile in Switzerland pursuant to article 50 paragraph 2 of the Swiss Act on Debt Collection and Bankruptcy. 45. Waiver of trial by jury EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT. 46. USA PATRIOT Act Each Finance Party that is subject to the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation, as applicable, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Finance Party to identify the Obligors in accordance with the USA Patriot Act and/or the Beneficial Ownership Regulation, as applicable. Each Obligor agrees that it will provide each Finance Party with such information as it may request in order for such Finance Party to satisfy the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation, as applicable. [Signature pages follow]

Credit Facility Agreement

This Agreement has been executed by the Parties on the date mentioned on the cover page of this Agreement.

On Holding AG as Company and Original Guarantor

By: MARTIN HOFFMANN
Function: AUTHORISED SIGNATORY

By: MARC MAURER
Function: AUTHORISED SIGNATORY

On AG as Original Borrower and Original Guarantor

By: MARTIN HOFFMANN
Function: AUTHORISED SIGNATORY

By: MARC MAURER
Function: AUTHORISED SIGNATORY

On Inc. as Original Guarantor

By: MARTIN HOFFMANN
Function: AUTHORIZED SIGNATORY

By: MARC MAURER
Function: AUTHORIZED SIGNATORY

[*Signature Pages to the Multicurrency Credit Facility Agreement for On Holding AG and On AG*]

Bank of China Limited, Geneva Branch as Original Lender Credit Facility Agreement By: HU Yinglan Function: Deputy General Manager ryf" -w6 Function: General Manager lsignoture Poges to the Multicurrency Credit Focility Agreementfor On Holding AG ond On AGI

Cr€dlt Facility Agneemefü Raiffeisen Switzerland C.ooperative as Original Lender .N BY: Simon Schuler Function: Key Account Manager By: J Function: Leiter Lippuner CreditAdvisory lSignoture Poges to the Multicurrency Crcdit Focility Agreement for On Holding AG ond On AGI

Credit Facility Agreement

Banque Cantonale Vaudoise as Original Lender

By: Philippe Michelet
Function: VP

By: Manuel Fluri
Function: AVP

[*Signature Pages to the Multicurrency Credit Facility Agreement for On Holding AG and On AG*]

Aargauisc - = : • - as Original Lender By: By: Function: André Meier Function: Vizedirektor Credit Facility Agreement uàa Rüegg Mitglied des Kaders [Signature Pages to the Multicurrency Credit Facility Agreement for On Holding AG and On AG]

Banque Cantonale de Genève as Original Lender By: Function SAGE By: Function: Credit Facility Agreement PAPILLOUD Autlrorized Representative lSignoture Poges to the Multicurrency Credit Facility Agreement for On Holding AG and On AGI

By: Function: Sandro Ferrari Mitglied des Kaders Gian Reto Josty F nction: Mitglied der Direktion By. Credit Facility Agreement Graubündner Kantonalbank as Original Lender [Signature Pages to the Multicurrency Credit Facility Agreement for On Holding AG and On AG]

Credit Facility Agreement

Liechtensteinische Landesbank Aktiengesellschaft as Original Lender

By: Fabian Kind	By: Andreas Gassner
Function: Leiter Firmenkunden FL Liechtenstein Vizedirektor	Function: Firmenkundenberater Vizedirektor

[*Signature Pages to the Multicurrency Credit Facility Agreement for On Holding AG and On AG*]

Credit Facility Agreement Firmenkundenberater [Signature Pages ta the Multicurrency Credit Facility Agreement far On Holding AG and On AG]

~.. ce,pQ►c QAukI; Esu+/}[=iSru04:-N gahiE.12 Credit Facility Agreement Freiburger Kantonalbank as Original Lender By: PO PI Function: 6,EScH~4h lS ei..N.d~ )eA /t/Q [Signature Pages to the Multicurrency Credit Facility Agreement for On Holding AG and On AG]

Credit Facility Agreement ~~al Lender By: Adrian Eggenberger Function: Leiter Firmenkunden [Signature Pages to the Multicurrency Credit Facility Agreementfor On Holding AG and On AG)

Crcdit Facility Agr€ement BANCA DE STATO DEL CANTONE TICINO as Original Lender By: Function G.Bassi Condirettore Function: M. Berinl Procuratore lSignature Poges to the Multicurrency Credit Focility Agreement Íor On Holding AG ond On AGI

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 197 of 253 Schedule 1: The Original Parties PART I: THE ORIGINAL GUARANTORS Name of Original Guarantor Jurisdiction of Incorporation Registration On Holding AG Switzerland CHE-137.374.435 On AG Switzerland CHE-115.332.641 On Inc. Delaware Delaware File Number 5403402 PART II: THE ORIGINAL LENDERS Name of Original Lender Commitment UBS Switzerland AG CHF 75,000,000 Credit Suisse (Schweiz) AG CHF 75,000,000 Deutsche Bank AG, Amsterdam Branch CHF 57,000,000 JPMORGAN CHASE BANK, N.A., LONDON BRANCH CHF 57,000,000 Bank of China Limited, Geneva Branch CHF 40,000,000 BNP Paribas (Suisse) SA CHF 40,000,000 Commerzbank Aktiengesellschaft CHF 40,000,000 Basler Kantonalbank CHF 35,000,000 Zürcher Kantonalbank CHF 35,000,000 Industrial and Commercial Bank of China Ltd., Beijing, Zurich Branch CHF 27,000,000

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 198 of 253 Raiffeisen Switzerland Cooperative CHF 27,000,000 Banque Cantonale Vaudoise CHF 23,000,000 Luzerner Kantonalbank AG CHF 23,000,000 Banque Cantonale de Genève CHF 19,000,000 Graubündner Kantonalbank CHF 19,000,000 Liechtensteinische Landesbank Aktiengesellschaft CHF 19,000,000 Zuger Kantonalbank CHF 19,000,000 Aargauische Kantonalbank CHF 15,000,000 Berner Kantonalbank AG CHF 15,000,000 Freiburger Kantonalbank CHF 15,000,000 Schwyzer Kantonalbank CHF 15,000,000 BANCA DELLO STATO DEL CANTONE TICINO CHF 10,000,000 Total CHF 700,000,000 PART III: THE ORIGINAL ISSUING BANKS Name of Original Lender Fronting Line UBS Switzerland AG CHF 250,000,000 Zürcher Kantonalbank CHF 30,000,000 Total CHF 280,000,000

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 199 of 253 Schedule 2: Conditions precedent PART I: CONDITIONS PRECEDENT TO INITIAL UTILISATION Condition Precedent CP No. 1. Each Original Obligor A copy of the constitutional documents of each Original Obligor, being, in case of a Swiss Obligor, (i) a copy of an up-to-date certified excerpt of the commercial register and (ii) a copy of the up-to-date articles of association (Statuten), certified by the commercial register. CP No. 1 A copy of a resolution of the board of directors of each Original Obligor (i) approving (and, where relevant, ratifying) the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes and consummates the Finance Documents to which it is a party, (ii) authorising (and, where relevant, ratifying) a specified person or persons to execute the Finance Documents to which it is a party on its behalf, (iii) authorising (and, where relevant, ratifying) a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party and (iv) in the case of an Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents. CP No. 2 A specimen of the signature of each person authorised by the resolutions referred to in CP No. 2 above. CP No. 3 If required or customary in the relevant jurisdiction, a copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than the Company), inter alia, approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party. CP No. 4 A certificate of the Company confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded. CP No. 5 A certificate of an authorised signatory of each Original Obligors certifying that each copy document relating to it specified in this Part I (Conditions precedent to initial Utilisation) of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. CP No. 6 A recently dated good standing certificate of each Original Obligor CP No. 7

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 200 of 253 Condition Precedent CP No. incorporated, formed or organised in the US from its jurisdiction of incorporation, formation or organisation. Copies of appropriate Uniform Commercial Code, tax and judgment lien search reports dated a date reasonably near to the date of this Agreement, regarding any Obligor party to a New York law governed Security Agreement (under its present name or any previous name) as debtor. CP No. 8 2. Finance Documents This Agreement duly executed by all parties to it. CP No. 9 The Fee Letters duly executed by all parties to it. CP No. 10 The following Security Agreements executed by all parties and evidence that the Security under each of the following Security Agreements will be validly created and perfected in accordance with the terms of and at the times specified in the relevant Security Agreement:  Swiss law governed security assignment agreement between the Original Borrower as assignor and the Security Agent regarding all receivables of the Original Borrower owed to it under (i) Sales Contracts (other than exclusive distribution agreements) and (ii) to the extent assignable, under exclusive distribution agreements. CP No. 11  Pledge/security by the Original Borrower of all inventory (including local pledges) stored in a warehouse in Belgium. CP No. 12  Fiduciary security agreement to be entered into between the Original Borrower as principal and the Security Agent as fiduciary in respect of all inventory of the Original Borrower stored in that certain warehouse located in Luxembourg. CP No. 13  New York law governed security agreement pursuant to which On US grants a security interest over (x) all receivables owed to it under Sales Contracts and (y) all its inventory stored in warehouses in the United States. CP No. 14 3. Legal Opinions A duly executed legal opinion of Walder Wyss Ltd., legal advisers to the Finance Parties as to the capacity of and due execution by the Original Obligors domiciled in Switzerland and the validity and enforceability of the Finance CP No. 15

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 201 of 253 Condition Precedent CP No. Documents governed by Swiss law, substantially in the form distributed to the Original Lenders prior to signing this Agreement. A duly executed legal opinion of Allen & Overy S.C.S., legal advisers to the Finance Parties as to the validity and enforceability of any Finance Documents governed by the laws of the Grand Duchy of Luxembourg, substantially in the form distributed to the Original Lenders prior to signing this Agreement. CP No. 16 A duly executed legal opinion of Allen & Overy LLP, legal advisers to the Finance Parties as to the validity and enforceability of any Finance Documents governed by the laws of Belgium, substantially in the form distributed to the Original Lenders prior to signing this Agreement. CP No. 17 A duly executed legal opinion of Davis Polk & Wardwell LLP, legal advisers to the Company as to the capacity of and due execution by On Inc., a Delaware corporation, and the validity and enforceability of any Finance Documents governed by the laws of the United States, substantially in the form distributed to the Original Lenders prior to signing this Agreement. CP No. 18 A duly executed legal opinion of Richards, Layton & Finger, legal advisers to the Company as to customary matters of Delaware law, substantially in the form distributed to the Original Lenders prior to signing this Agreement. CP No. 19 4. Other documents and evidence Initial Borrowing Base Certificate and Initial Borrowing Base Report CP No. 20 Group Structure Chart. CP No. 21 Copies of the Original Financial Statements. CP No. 22 Evidence of payment of all fees, costs and expenses then due from the Company under this Agreement and any Fee Letter. CP No. 23 Evidence of termination of the Existing Facility Agreements and roll-in of outstanding bank guarantees granted by the Lenders and release arrangement for the related security interests. CP No. 24 Evidence satisfactory to the Lenders regarding fulfilment of all "know your customer" (KYC) requirements. CP No. 25 A copy of any other document, authorisation, opinion or assurance specified CP No. 26

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 202 of 253 Condition Precedent CP No. by the Agent prior to the date of the Agreement.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 203 of 253 PART II: CONDITIONS PRECEDENT TO BE DELIVERED BY AN ADDITIONAL OBLIGOR Condition Precedent CP No. 1. Additional Obligor An Accession Letter duly executed by the Additional Obligor and the Company. CP No. 1 A copy of the constitutional documents of the Additional Obligor. CP No. 2 A copy of a resolution of the board of directors of the Additional Obligor (i) approving (and, where relevant, ratifying) the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents to which it is a party and resolving that it executes and consummates the Accession Letter, (ii) authorising (and, where relevant, ratifying) a specified person or persons to execute the Accession Letter on its behalf, (iii) authorising (and, where relevant, ratifying) a specified person or persons, on its behalf, to sign and/or dispatch all other documents and notices (including, if relevant, any Utilisation Request) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party and (iv) authorising the Company to act as its agent in connection with the Finance Documents. CP No. 3 A specimen of the signature of each person authorised by the resolutions referred to in CP No. 3 above. CP No. 4 If required or customary in the relevant jurisdiction, a copy of a resolution signed by all the holders of the issued shares in the Additional Obligor, inter alia, approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party. CP No. 5 A certificate of the Additional Obligor (signed by an authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded. CP No. 6 A certificate of an authorised signatory of the Additional Obligor certifying that each copy document relating to it specified in this Part II (Conditions precedent to be delivered by an Additional Obligor) of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter. CP No. 7 A recently dated good standing certificate of each Additional Obligor incorporated, formed or organised in the US from its jurisdiction of incorporation, formation or organisation. CP No. 8

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 204 of 253 Condition Precedent CP No. Copies of appropriate Uniform Commercial Code, tax and judgment lien search reports dated a date reasonably near to the date of the Accession Letter, listing no effective liens which name any Additional Obligor party to a New York law governed Security Agreement (under its present name or any previous name) as debtor. CP No. 9 If available, the latest audited financial statements of the Additional Obligor. CP No. 10 Any Security Agreements which are required by the Agent to be executed by the proposed Additional Guarantor. CP No. 11 2. Legal Opinions A duly executed legal opinion of the legal advisers to the Finance Parties as to the capacity of and due execution by an Additional Obligor domiciled in Switzerland and the validity and enforceability of the Finance Documents governed by Swiss law, substantially in the form distributed to the Lenders prior to the accession of the relevant Additional Obligor. CP No. 12 A legal opinion in the jurisdiction in which the Additional Obligor is incorporated (other than Switzerland). CP No. 13 3. Other documents and evidence A copy of any other document, authorisation, opinion or assurance specified by the Agent prior to the date of the Accession Letter. CP No. 14

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 205 of 253 Schedule 3: Forms of Utilisation Requests PART I: FORM OF UTILISATION REQUEST – LOANS To: [Agent] From: [Name of Borrower]/[Company] Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a Loan on the following terms: Borrower: [●] Proposed Utilisation Date: [●] (or, if that is not a Business Day, the next Business Day) Currency of Loan: [●] Amount: [●] or, if less, the Available Facility Interest Period: [●] 3. We confirm that each condition specified in Clause 5.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request. 4. [This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan]/[The proceeds of this Loan should be credited to [account]]]. 5. This Utilisation Request is irrevocable. Yours faithfully [Name of Borrower]/[Company] ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 206 of 253 PART II: FORM OF UTILISATION REQUEST – BANK GUARANTEES To: [Agent] From: [Name of Borrower]/[Company] Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to arrange for a Bank Guarantee to be issued by the Issuing Bank specified below on the following terms: Borrower: [●] Issuing Bank [●] Proposed Utilisation Date: [●] (or, if that is not a Business Day, the next Business Day) Currency of Bank Guarantee: [●] Amount: [●] or, if less, the Available Facility Beneficiary: [●] Term: [●] 3. We confirm that each condition specified in Clause 5.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request. 4. We attach a copy of the proposed Bank Guarantee. 5. The purpose of the proposed Bank Guarantee is [●]. 6. This Utilisation Request is irrevocable. 7. [specify delivery instructions] Yours faithfully [Name of Borrower]/[Company] ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 207 of 253 Schedule 4: Form of Transfer Certificate To: [Agent] From: [Name of Existing Lender] (the Existing Lender) and [Name of New Lender] (the New Lender) Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2. We refer to Clause 29.6 (Procedure for transfer) of the Agreement: (a) Subject to [the Company consent according to Clause 29.2 (Company consent) of the Agreement and] the Agent countersigning this Transfer Certificate, the Existing Lender hereby transfers [(in whole)]/[(or in part)] its rights and obligations by way of transfer of agreement (Vertragsübertragung/Vertragsübernahme) under this Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement as specified in this Transfer Certificate. (b) The New Lender hereby agrees to and accepts the transfer as per paragraph (a) above. 3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 29.5 (Limitation of responsibility of Existing Lenders) of the Agreement. 4. The New Lender shall be obliged towards all other Finance Parties to comply with the obligations hereby assumed under the Agreement and any other Finance Documents. 5. The New Lender confirms and represents, that it: (a) [is a Qualifying Bank] / [is a Non-Qualifying Bank qualifying as a single creditor for the purposes of the Non-Bank Rules]; and (b) [is a Qualifying Lender] / [is not a Qualifying Lender]. 6. This Transfer Certificate shall in all respects be governed by and construed in accordance with the substantive laws of Switzerland (to the exclusion of conflict of law rules) and exclusive jurisdiction shall be with the Courts of the Canton of Zurich, Switzerland, venue being Zurich 1, with the right to appeal to the Swiss Federal Court (Schweizerisches Bundesgericht) in Lausanne as provided by law, whose judgment shall be final, for all purposes relating to this Transfer Certificate. Place of

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 208 of 253 performance (Erfüllungsort) under the Agreement and any other Finance Document shall be Zurich, Canton of Zurich. 7. Details of transfer under this Transfer Certificate: Proposed Transfer Date: [●] [Commitment of Existing Lender:] [●] [Commitment transferred to New Lender:] [●] Notice details of New Lender: [●] 8. The New Lender shall, on the Transfer Date, pay to the Agent (for its own account) a fee of CHF 5,000. [Name of Existing Lender], as Existing Lender ________________________________ ________________________________ By: By: Function: Function: [Name of New Lender], as New Lender ________________________________ ________________________________ By: By: Function: Function: [Agent], as Agent ________________________________ ________________________________ By: By: Function: Function: If the consent of the Company is required pursuant to Clause 29.2 (Company consent): [Name of Company] ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 209 of 253 Schedule 5: Form of Compliance Certificate To: [Agent] From: [Name Company] Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2. The period covered by this Compliance Certificate is [●] to [●] (the Reporting Period). 3. The financial covenants as per Clause 26 (Financial covenants) of the Agreement have been complied with during the Reporting Period; Annex 1 contains a detailed calculation of each relevant financial covenant. 4. [for Compliance Certificate as of 31 December:] [As of 31 December [●], the following companies are Material Companies: [●]] 5. [for Compliance Certificate as of 31 December:] [We hereby confirm that [the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Adjusted EBITDA) of the Guarantors (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) exceeds 80% of Adjusted EBITDA of the Group] [or] [the aggregate total assets of the Guarantors (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) exceed 80% of the consolidated total assets of the Group.] [or] [neither the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Adjusted EBITDA) nor the aggregate total assets of the Guarantors (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) exceeds 80% of Adjusted EBITDA or the consolidated total assets of the Group, respectively, and, in accordance with Clause 27.21 (Guarantor Threshold Test) of the Agreement, the following members of the Group will become Additional Guarantors within 90 (ninety) calendar days hereof: […]]] 6. [We confirm that no Default that is continuing.]

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 210 of 253 Yours faithfully [Company] ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 211 of 253 Annex 1 to Compliance Certificate Financial Covenant: Consolidated Equity FINANCIAL COVENANT: CONSOLIDATED EQUITY Financial Covenant Test Consolidated figures in CHFm [31.12.202X] Consolidated total assets - - Consolidated total liabilities - Consolidated Equity - Financial Covenant (Clause 26.2) 800.0 Compliance with the Financial Covenant Test (YES / NO) NO

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 212 of 253 Financial Covenant: Leverage Ratio FINANCIAL COVENANT: LEVERAGE RATIO Quarterly reporting Quarterly reporting Quarterly reporting Quarterly reporting Financial Covenant Test Consolidated figures in CHFm per [31.03.202X] [30.06.202X] [30.09.202X] [31.12.202X] [31.12.202X] x NET SENIOR DEBT Current financial liabilities - + Non-current financial liabilities - Financial liabilities (excl. lease liabilities) - Current lease liabilities - - Current lease liabilities relating to rental agreements - - + Non-current lease liabilities + - - Non-current lease liabilities relating to rental agreements - - + Lease liabilities - - Aggregate amount of all subordinated shareholder loans and other subordinated loans - - Senior debt = - Cash and cash equivalents - - Excess cash of 300 million - 300.0 Cash and cash equivalent in excess of CHF 300m = - Net Senior Debt = - x ROU ADJUSTED EBITDA Net income / (loss) - - - - - + Income taxes - - - - - - Financial income - - - - - + Financial expenses - - - - -

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 213 of 253 + Foreign exchange result - - - - - + Depreciation and amortization - - - - - + Non-cash share-based compensation expense - - - - - + Equity transaction costs - - - - - Adjusted EBITDA - - - - - - Depreciation related to the right of use assets - - - - - ROU Adjusted EBITDA - - - - - x LEVERAGE RATIO Leverage Ratio N/A Financial Covenant (Clause 26.2) 3.50x Compliance with the Financial Covenant Test (YES / NO) NO

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 214 of 253 Schedule 6: Forms of Borrowing Base Certificate and Borrowing Base Report To: [Agent] From: [Company] Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is a Borrowing Base Certificate. Terms defined in the Agreement have the same meaning in this Borrowing Base Certificate unless given a different meaning in this Borrowing Base Certificate. 2. This Borrowing Base Certificate relates to the Borrowing Base Calculation Date of [●] (the Borrowing Base Calculation Date). 3. The Borrowing Base amounts to: CHF [●], calculated as set out in Annex 1 (Borrowing Base Report). 4. We confirm that: (a) on the Borrowing Base Calculation Date, each receivable or inventory designated or earmarked in Annex 1 (Borrowing Base Report) as an Eligible Receivable or Eligible Inventory and factored into a calculation of the Borrowing Base as shown in Annex 1 (Borrowing Base Report) meets the respective eligibility criteria specified in Clause 25 (Borrowing Base) of the Agreement as of the Borrowing Base Calculation Date; and (b) the information supplied in this Borrowing Base Certificate and Annex 1 (Borrowing Base Report) is true and accurate in all material respects and has been prepared on the basis of up-to-date information and reasonable assumptions. Yours faithfully [Company] ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 215 of 253 Annex 1 – Borrowing Base Report CALCULATION BORROWING BASE (as per Clause 25) All numbers in CHFm DD/MM/YYYY thereof On AG thereof On Inc. ELIGIBLE RECEIVABLES Numbers refer to the reported book notional value All of the Group's trade receivables Comments (if any) less: trade receivables of which a member of the Group, subject to the Transaction Security, is not the sole creditor and to which full legal and beneficial title and ownership does not belongs to such member of the Group - … less: trade receivables that have been sold or disposed by the relevant member of the Group and are subject to any Security, Quasi-Security or other third party rights other than the Transaction Security - … less: trade receivables which are not owed by an Eligible Buyer - … less: trade receivables that provide for payment terms exceeding 90 days - … less: trade receivables overdue under their payment terms by more than 30 days - … less: trade receivables due from one single Eligible Buyer over an amount of 15% of all Eligible Receivables - … less: trade receivables, if arising under exclusive distribution agreements, which provide for restrictions or prohibitions on assignment, over amount of 12.5% of all Eligible Receivables - … Eligible Receivables Advance rate 90% 90% 90% Eligible Receivables relevant for Borrowing Base ELIGIBLE INVENTORY Numbers refer to the reported book notional value All of the Group's inventory Comments (if any) less: inventory to which full legal and beneficial title and ownership does not belongs to a member of the Group - - - - …

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 216 of 253 less: inventory which, subject to the Transaction Security and any right of retention and statutory lien in favour of a warehouse operator or landlord, is not free and clear of any Security, Quasi-Security, or other third party rights and is subject to any retention of title or conditional sale agreement or arrangements having similar effect - - - - … less: inventory which is work in process - - - - … less: inventory which is subject to consignment or otherwise in the possession of another person (other than by any warehouse operator or any person that is in possession while inventory is in transit) - … Eligible Inventory Advance rate 80% 80% 80% Eligible Inventory relevant for Borrowing Base TRADE PAYABLES Aggregate amount of any fees, costs, expenses and other payables incurred by any member of the Group to any person that is not a member of the Group Advance rate 100% 100% 100% Trade Payables relevant for Borrowing Base AMOUNT BORROWING BASE in % of total borrowing base amount % % Note: Where any element in the Borrowing Base is denominated in a currency other than CHF, that element shall be included in the Borrowing Base at the spot foreign exchange rate quoted one day prior to the date on which the value is to be calculated by (i) Bloomberg or (ii) any other reputable provider of spot foreign exchange rate quotes notified to the Agent by the Company.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 217 of 253 Schedule 7: Form of Accession Letter To: [Agent] From: [Name of Additional Guarantor/Borrower] and [Company] Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [Subsidiary] agrees to become an [Additional Borrower][and][Additional Guarantor] and to be bound by the terms of the Agreement and the other Finance Documents as an [Additional Borrower][and][Additional Guarantor] pursuant to Clause [30.2 (Additional Borrowers)][and][30.4 (Additional Guarantors)] of the Agreement. 3. [The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower]. 4. [Subsidiary's] administrative details for the purposes of the Agreement are as follows: Address: [●] Fax no: [●] Email: [●] Attention: [●] 5. This Accession Letter shall in all respects be governed by and construed in accordance with the substantive laws of Switzerland (to the exclusion of conflict of law rules). [Name of Additional Guarantor/Borrower] as Additional Guarantor [and Additional Borrower] ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 218 of 253 [Company] ________________________________ ________________________________ By: By: Function: Function: [Agent] ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 219 of 253 Schedule 8: Form of Resignation Letter To: [Agent] From: [Name of resigning Obligor] and [Company] Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. 2. Pursuant to Clause 30.3 (Resignation of a Borrower) of the Agreement, we request that [resigning Obligor] be released from its obligations as a Borrower under the Agreement and the Finance Documents. 3. We confirm that no Default is continuing or would result from the acceptance of this request. 4. This Resignation Letter shall in all respects be governed by and construed in accordance with the substantive laws of Switzerland (to the exclusion of conflict of law rules). [Name of resigning Obligor], as resigning Obligor ________________________________ ________________________________ By: By: Function: Function: [Name of Company], as Company ________________________________ ________________________________ By: By: Function: Function: [Name of Agent], as Agent ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 220 of 253 Schedule 9: Forms of Accordion Increase Documents PART I – FORM OF ACCORDION INCREASE REQUEST To: [Agent] From: [Company] Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is an Accordion Increase Request. Terms defined in the Agreement have the same meaning in this Accordion Increase Request unless given a different meaning in this Accordion Increase Request. 2. We request an increase of the Total Commitments in accordance with the following terms: Proposed Facility Accordion Increase Date: [●] (or, if that is not a Business Day, the next Business Day) Amount: CHF [●] 3. We confirm that the Repeating Representations are true and correct in all material respects as of the date hereof. 4. This Accordion Increase Request is irrevocable. 5. This Accordion Increase Request shall be exclusively governed by and construed in accordance with the substantive laws of Switzerland, excluding its conflict of laws principles. 6. The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Accordion Increase Request (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be city of Zurich (Zurich 1), Switzerland. Yours faithfully [Company], as Company ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 221 of 253 PART II – FORM OF ACCORDION INCREASE AGREEMENT To: [Agent] From: [Name of Accordion Increasing Lender], as Accordion Increasing Lender and [Company], as Company Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is an Accordion Increase Agreement. Terms defined in the Agreement have the same meaning in this Accordion Increase Agreement unless given a different meaning in this Accordion Increase Agreement. 2. The proposed Accordion Increase Date is [●]. 3. With effect as of the Accordion Increase Date (or such later date as the increase in the Commitment takes effect pursuant to Clause 3.2 (Accordion Increase)), the Accordion Increasing Lender hereby increases its Commitment under the Agreement in accordance with the terms of the Agreement as follows: Total Commitment prior to increase: [●] Accordion Increase Commitment: [●] Accordion Increasing Lender's participation in the Accordion Increase Commitment: [●] Total Commitments upon increase by the amount of the Accordion Increase Commitment: [●] Accordion Increasing Lender's participation upon increase of Total Commitments by the amount of the Accordion Increase Commitment: [●] 4. The Company hereby confirms that it has delivered to the Agent the certificate or certificates pursuant to paragraph (h)(i) of Clause 3.2 (Accordion Increase). 5. This Accordion Increase Agreement shall be exclusively governed by and construed in accordance with the substantive laws of Switzerland, excluding its conflict of laws principles. 6. The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Accordion Increase Agreement (or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 222 of 253 subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be city of Zurich (Zurich 1), Switzerland. [Company], as Company ________________________________ ________________________________ By: By: Function: Function: [Accordion Increasing Lender], as Accordion Increasing Lender ________________________________ ________________________________ By: By: Function: Function: The Accordion Increase Date is confirmed by the Agent as [●] [Agent], as Agent ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 223 of 253 PART III – FORM OF ACCORDION ACCESSION AGREEMENT To: [Agent] From: [Name of Additional Accordion Increasing Lender], as Additional Accordion Increasing Lender and [Company], as Company Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is an Accordion Accession Agreement. Terms defined in the Agreement have the same meaning in this Accordion Accession Agreement unless given a different meaning in this Accordion Accession Agreement. 2. The proposed Accordion Increase Date is [●]. 3. On the Accordion Increase Date (or such later date as the increase in the Commitment takes effect pursuant to Clause 3.2 (Accordion Increase)): (a) the Additional Accordion Increasing Lender becomes a party to the Agreement as a Lender; (b) the Additional Accordion Increasing Lender assumes all the rights and obligations of a Lender in relation to its participation in the Accordion Increase Commitment in accordance with the terms of the Agreement as follows: Accordion Increase Commitment: [●] Additional Accordion Increasing Lender's participation in the Accordion Increase Commitment: [●] [Total Commitments upon increase by the amount of the Accordion Increase Commitment:] [●] Additional Accordion Increasing Lender's participation upon increase of Total Commitments by the amount of the Accordion Increase Commitment: [●] 4. The administrative details of the Additional Accordion Increasing Lender for the purposes of the Agreement are as follows: Legal name and registered office: [●]

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 224 of 253 Contact person: [●] Address for notices: [●] Payment instructions: [●] Phone: [●] Email: [●] 5. Representations and Warranties of the Additional Accordion Increasing Lender The Additional Accordion Increasing Lender represents and warrants that it (i) has received a copy of the Agreement together with all further information it may have requested, and (ii) has not relied on any representation, or any information provided by any Finance Party in assessing the legality, validity, effectiveness, appropriateness, accuracy or completeness of such representation or information, but made, and will make throughout the term of the Agreement, an independent assessment of the business and financial conditions, creditworthiness and prospects of the Borrower. The Additional Accordion Increasing Lender further represents to all Parties that it: (a) [is a Qualifying Bank] / [is a Non-Qualifying Bank qualifying as a single creditor for the purposes of the Non-Bank Rules]; and (b) [is a Qualifying Lender] / [is not a Qualifying Lender]. 6. Additional Accordion Increasing Lender's Covenants The Additional Accordion Increasing Lender hereby undertakes, for the benefit of all Parties, to duly perform each obligation pursuant to the Agreement and any document related thereto assumed by it herein. 7. Disclaimer No Finance Party confirms, represents or warrants the legality, validity, effectiveness, appropriateness or enforceability of the Agreement or any document related thereto. None of the Finance Parties shall have any responsibility or liability with respect thereto or to the business or financial condition of the Company or any member of the Group, its creditworthiness or its compliance with any obligation pursuant to the Agreement or any document related thereto. The Additional Accordion Increasing Lender expressly acknowledges the limitations of the Existing Lender's obligations set out in paragraph (c) of Clause 29.5 (Limitation of responsibility of Existing Lenders).

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 225 of 253 8. The Company hereby confirms that it has delivered to the Agent the certificate or certificates pursuant to paragraph (h)(i) of Clause 3.2 (Accordion Increase). 9. Governing Law and Jurisdiction The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Accordion Accession Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Zurich (Zurich 1), Switzerland. [Company], as Company ________________________________ ________________________________ By: By: Function: Function: [Additional Accordion Increasing Lender], as Additional Accordion Increasing Lender ________________________________ ________________________________ By: By: Function: Function: The Accordion Increase Date is confirmed by the Agent as [●] [Agent], as Agent ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 226 of 253 Schedule 10: Group Structure Chart [Attached.]

Credit Facility Agreement / Page 227 of 253

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 228 of 253 Schedule 11: Form Increase Confirmation To: [Agent] and [Company] From: [Name of Increase Lender] Place/Date: [Place], [Date] On Holding AG and On AG CHF 700,000,000 Multicurrency Credit Facility Agreement dated 7 July 2023 (the Agreement) Dear Madam, dear Sir 1. We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation. 2. We refer to Clause 3.1 (Increase) of the Agreement. 3. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the following Commitment (the Relevant Commitment) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment: Commitment: [●] 4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the Increase Date) is [●]. 5. On the Increase Date, the Increase Lender becomes a party to the relevant Finance Documents as a Lender. 6. The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in paragraph (i) of Clause 3.1 (Increase) of the Agreement. 7. The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it: (a) [is a Qualifying Bank]/[ is a Non-Qualifying Bank qualifying as a single creditor for the purposes of the Non-Bank Rules]; and (b) [is a Qualifying Lender] / [is not a Qualifying Lender. 8. The Increase Lender hereby undertakes, for the benefit of all Parties, to duly perform each obligation pursuant to the Agreement and any document related thereto assumed by it herein. 9. The administrative contact details of the Increase Lender are as follows: [●]

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 229 of 253 10. This Increase Confirmation shall in all respects be governed by and construed in accordance with the substantive laws of Switzerland (to the exclusion of conflict of law rules). [Company], as Company ________________________________ ________________________________ By: By: Function: Function: [Name of Increase Lender], as Increase Lender ________________________________ ________________________________ By: By: Function: Function: [Agent], as Agent ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 230 of 253 Schedule 12: Form of Ancillary Agreement Ancillary Agreement dated [date] by and between [Ancillary Lender] [Address] (the Ancillary Lender) and [Ancillary Borrower] [Address] (the Ancillary Borrower) WHEREAS We refer to the CHF 700,000,000 multicurrency credit facility agreement dated [●] 2023 between, amongst others, On Holding AG as Company and Original Guarantor, On AG as Original Borrower and Original Guarantor, UBS Switzerland AG as Mandated Lead Arranger, Bookrunner, Coordinator, Agent and Security Agent, the financial institutions listed in Part II (The Original Lenders) of Schedule 1 (The Original Parties) thereto as Original Lenders and the financial institutions listed in Part III (The Original Issuing Banks) of Schedule 1 (The Original Parties) thereto as Original Issuing Banks (each terms as defined therein) (the Agreement). 1. Definitions Terms defined in the Agreement have the same meaning in this Ancillary Agreement unless given a different meaning in this Ancillary Agreement. Further, the rules of construction set out in Clause 1.2 (Construction) of the Agreement shall apply to this Ancillary Agreement mutatis mutandis as if set out in this Ancillary Agreement. 2. Ancillary Facility Subject to the conditions set forth in Clause 5.1 (Initial conditions precedent) and Clause 5.2 (Further conditions precedent) of the Agreement being satisfied, the Ancillary Lender makes available to the Ancillary Borrower, for a term ending on the Expiry Date (as defined below) an ancillary facility in an aggregate amount equal to the Ancillary Commitment (as defined below) (the Ancillary Facility) with the following terms: Facility [Overdraft facility] / [Bank Guarantees] / [Short term loan facility] Ancillary Commitment [currency]

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 231 of 253 Ancillary Commencement Date [date] Expiry Date [date] Purpose The financing of working capital requirements and for general corporate purposes of the Group, including the financing of Permitted Acquisitions and capital expenditures. Interest Rate [rate] Fees and Commissions CHF [amount] 3. [Credit Instrument Provisions The Ancillary Borrower may utilize the Ancillary Facility by requesting the issue of a guarantee, documentary or stand-by letter of credit (a Credit Instrument) by delivery to the Ancillary Lender of a duly completed request letter in substance in accordance with a Utilisation Request. Credit Instruments may be issued by and in a form and in favour of a beneficiary acceptable to the Ancillary Lender (as a matter of general policy) for a duration not going beyond the Expiry Date. The Ancillary Lender reserves the right to refuse individual transactions relating to the credit products above (utilizations) or the issuance of individual credit instruments. Unless otherwise agreed in connection with a particular Credit Instrument, the Ancillary Borrower hereby: (a) irrevocably authorizes the Ancillary Lender to make any payment and comply with any demand made by a third party in respect of a Credit Instrument which, applying due care, is valid on its face, appears to comply with the terms thereof and which may be claimed from or made upon it without any reference to or further authority from the Ancillary Borrower; (b) agrees to pay, immediately after notification by the Ancillary Lender that it has effected payment to the beneficiary of a Credit Instrument in accordance with the terms and conditions of such Credit Instrument, to the Ancillary Lender the amount so paid out by the Ancillary Lender under a Credit Instrument, unless the Ancillary Borrower has provided the Ancillary Lender with sufficient funds to cover such payment under a Credit Instrument.] 4. Termination This Ancillary Facility shall cease to be available and be terminated on the earlier of: (a) the Expiry Date;

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 232 of 253 (b) the Termination Date; and (c) the occurrence of any event for which the Agreement provides for the cancellation of the Ancillary Commitment and/or the obligation of the Ancillary Borrower to repay or prepay all or any part of the amounts outstanding under the Ancillary Facilities. 5. Consequence of a Termination (a) In case of a termination, the Ancillary Commitment is reduced to zero and all Ancillary Outstandings together with interest accrued and all other amounts accrued in relation to the Ancillary Facility shall be repaid by the Borrower. (b) All amounts outstanding under the fixed term advances shall be immediately repaid (or prepaid, as the case may be). [In case of a Credit Instrument, the Ancillary Borrower shall repay such Credit Instrument immediately by either (i) providing cash cover for that Credit Instrument; (ii) procuring that the maximum amount payable under the Credit Instrument being reduced or cancelled in accordance with its terms; or (iii) procuring the Ancillary Lender being satisfied that it has no further liability under that Credit Instrument is outstanding, including a release from the Credit Instrument.] 6. Terms and Conditions of the Agreement Except as otherwise provided for herein (but subject to paragraph (b) of Clause 10.3 (Terms of Ancillary Facilities) of the Agreement), the terms and conditions set out in the Agreement and the other Finance Documents applicable to the Facility shall be incorporated herein by reference and shall apply mutatis mutandis with respect to the Ancillary Facility. They form an integral part of this Ancillary Facility Agreement and govern directly the relationship between the Ancillary Lender and the Ancillary Borrower. 7. Governing Law and Jurisdiction This Ancillary Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland. Place of performance as well as the exclusive place of jurisdiction for any disputes arising out of or in connection with this Ancillary Agreement shall be the City of Zurich, venue being Zurich 1. However, the Ancillary Lender reserves the right to take legal action at the domicile of the Borrower or any other competent authority, in which case Swiss law shall remain applicable. [Signature page follows]

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 233 of 253 [Ancillary Lender], as Ancillary Lender ________________________________ ________________________________ By: By: Function: Function: [Ancillary Borrower], as Company ________________________________ ________________________________ By: By: Function: Function:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 234 of 253 Schedule 13: Existing Bank Guarantees PART I – BANK GUARANTEES ROLLED INTO THIS AGREEMENT Issued under the 2022 UBS Credit Agreement Issuing Bank Payment guarantee dated 11 August 2022 valid until 31 December 2023 in the aggregate amount of USD 133,001,000.00 for the benefit of Kuehne + Nagel Inc. UBS Switzerland AG Issued under the 2023 ZKB Frame Agreement Payment guarantee dated 22 March 2023 valid until 31 December 2023 in the aggregate amount of EUR 30,000,000.00 for the benefit of Kuehne+Nagel NV. [Zürcher Kantonalbank] [TBC] PART II – BANK GUARANTEES ROLLED INTO AN ANCILLARY AGREEMENT Issued under the 2021 UBS Credit Agreement Ancillary Lender 1. Rental guarantee dated 31 August 2017 with unlimited validity in the aggregate amount of AUD 15,000 for the benefit of Erancourt Pty Ltd. ATF / Vorilas Family Trust 2. Rental guarantee dated 30 March 2021 valid until 31 December 2026 in the aggregate amount of CHF 1,138,428.80 for the benefit of PSP Real Estate AG. 3. Rental guarantee dated 30 March 2021 valid until 31 December 2026 in the aggregate amount of CHF 556,715.80 for the benefit of PSP Real Estate AG. 4. Rental guarantee dated 30 March 2021 valid until 31 December 2026 in the aggregate amount of CHF 563,224.40 for the benefit of PSP Real Estate AG. 5. Rental guarantee dated 30 March 2021 valid until 31 December 2026 in the aggregate amount of CHF 141,194.60 for the benefit of PSP Real Estate AG. UBS Switzerland AG

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 235 of 253 6. Rental guarantee dated 23 June 2021 valid until 1 April 2026 in the aggregate amount of CHF 4,653.00 for the benefit of PSP Real Estate AG. 7. Rental guarantee dated 14 July 2021 valid until 16 July 2026 in the aggregate amount of CHF 15,412.00 for the benefit of PSP Real Estate AG. 8. Rental guarantee dated 24 January 2022 valid until 31 December 2027 in the aggregate amount of CHF 66,457.80 for the benefit of PSP Real Estate AG. 9. Rental guarantee dated 24 January 2022 valid until 31 December 2027 in the aggregate amount of CHF 99,493.40 for the benefit of PSP Real Estate AG. 10. Rental guarantee dated 24 January 2022 valid until 31 December 2027 in the aggregate amount of CHF 148,317.40 for the benefit of PSP Real Estate AG. 11. Rental guarantee dated 24 January 2022 valid until 31 December 2027 in the aggregate amount of CHF 109,441.00 for the benefit of PSP Real Estate AG. 12. Payment guarantee dated 20 July 2018 valid until 31 December 2023 in the aggregate amount of EUR 10,000.00 for the benefit of P+S VAT Compliance Services Srl. 13. Payment guarantee dated 20 July 2018 valid until 31 December 2023 in the aggregate amount of EUR 15,000.00 for the benefit of Fiscal Solutions Ltd. Client Euro. 14. Payment guarantee dated 26 August 2021 with unlimited validity in the aggregate amount of EUR 7,500.00 for the benefit of Belgium's Ministry of Finance (Ministerie Van Financien). 15. Payment guarantee dated 18 May 2022 with unlimited validity in the aggregate amount of EUR 200,000.00 for the benefit of Bureau de Recette Bettembourg. 16. Payment guarantee dated 28 March 2023 with unlimited validity in the aggregate amount of

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 236 of 253 GBP 500,000.00 for the benefit of HM Revenue and Customs. Issued under the 2021 JPM Credit Agreement 1. Standby letter of credit expiring 2 March 2024 in an aggregate amount of USD 1,429,406.00 for the benefit of CSHV 9North, LLC. 2. Standby letter of credit expiring 10 November 2023 in an aggregate amount of USD 11,000,000.00 for the benefit of American Alternative Insurance. 3. Standby letter of credit expiring 31 May 2024 in an aggregate amount of USD 187,850.00 for the benefit of 165 Mercer Property Owner LLC. 4. Standby letter of credit expiring 10 September 2023 in an aggregate amount of USD 163,559.00 for the benefit of Lafayette Development Associates. JP Morgan

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 237 of 253 Schedule 14: Reference Rate Terms PART I – CHF CURRENCY: CHF. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: An RFR Banking Day. Baseline CAS: Zero. Break Costs: None. Business Day Conventions (definition of "Month" and Clause 14.3 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 238 of 253 (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Central Bank Rate: The policy rate of the Swiss National Bank as published by the Swiss National Bank from time to time. Central Bank Rate Adjustment: In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available. For this purpose, Central Bank Rate Spread means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between: (a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day. Daily Rate: The Daily Rate for any RFR Banking Day is: (a) the RFR for that RFR Banking Day; or (b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or (c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 239 of 253 (i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero. Lookback Period: Five RFR Banking Days. Market Disruption Rate: The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Baseline CAS. Relevant Market: The CHF overnight repo market. Reporting Day: The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day. RFR: The SARON (Swiss Average Rate Overnight) reference rate administered by SIX (or any other person which takes over the administration of that rate) as at the close of trading on the SIX Swiss Exchange on the relevant day displayed on page SARON.S of the Thomson Reuters screen under the heading CLSFIX. RFR Banking Day: A day (other than a Saturday or Sunday) which is not marked as a currency holiday to CHF in the Trading & Currency Holiday Calendar published by SIX Swiss Exchange. Interest Periods Periods capable of selection as Interest Periods (paragraph (b) of Clause 14.1 (Selection of Interest Periods)) 1 (one) week, 2 (two) weeks, 1 (one), 3 (three) or 6 (six) Months or any other interest periods subject to consent of all Lenders.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 240 of 253 Reporting Times Deadline for Lenders to report market disruption in accordance with Clause 15.3 (Market disruption) Close of business in Zurich on the Reporting Day for the relevant Loan. Deadline for Lenders to report their cost of funds in accordance with Clause 15.4 (Cost of funds) Close of business on the date falling one Business Day after the Reporting Day for the relevant Loan.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 241 of 253 PART II – EUR CURRENCY: EUR. Compounded Reference Rate as a fallback Compounded Reference Rate will not apply as a fallback. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: A TARGET Day. Alternative Term Rate: None specified. Alternative Term Rate Adjustment: None specified. Break Costs: The amount (if any) by which: (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Business Day Conventions (definition of "Month" and Clause 14.3 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 242 of 253 there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Market Disruption Rate: The Term Reference Rate. Primary Term Rate: The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen. Quotation Day: Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). Quotation Time: Quotation Day 11:00 a.m. (Brussels time). Relevant Market: The European interbank market. Reporting Day: The Quotation Day. Interest Periods Periods capable of selection as Interest Periods (paragraph (b) of Clause 14.1 (Selection of Interest Periods)) 1 (one) week, 1 (one), 3 (three) or 6 (six) Months or any other interest periods subject to consent of all Lenders. Reporting Times

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 243 of 253 Deadline for Lenders to report market disruption in accordance with Clause 15.3 (Market disruption) Close of business in Zurich on the Reporting Day for the relevant Loan. Deadline for Lenders to report their cost of funds in accordance with Clause 15.4 (Cost of funds) Close of business on the date falling one Business Day after the Reporting Day for the relevant Loan.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 244 of 253 PART III – USD SUBPART A (USD) – TERM RATE LOANS CURRENCY: Dollars. Compounded Reference Rate as a fallback Compounded Reference Rate will apply as a fallback. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: Any day other than: (a) a Saturday or a Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US government securities. Alternative Term Rate: None specified. Alternative Term Rate Adjustment: None specified. Break Costs: The amount (if any) by which: (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Business Day Conventions (definition of "Month" and Clause 14.3 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months, then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 245 of 253 period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Market Disruption Rate: The Term Reference Rate. Primary Term Rate: The Term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate). If the Primary Term Rate is less than zero, the Primary Term Rate shall be deemed to be zero. Quotation Day: Two Additional Business Days before the first day of the relevant Interest Period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). Quotation Time: The Quotation Day. Relevant Market: The market for overnight cash borrowing collateralised by US government securities. Reporting Day: The Quotation Day. Published Rate Contingency Period: 30 days. Interest Periods Length of Interest Period in absence of selection: 1 (one) Month. Periods capable of selection as Interest Periods (paragraph (b)of Clause 14.1 (Selection of Interest Periods)): 1 (one), 3 (three) and 6 (six) Months or any other interest periods subject to consent of all Lenders. Reporting Times Deadline for Lenders to report market disruption in Close of business in Zurich on the Reporting Day for the relevant Loan.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 246 of 253 accordance with Clause 15.3 (Market disruption): Deadline for Lenders to report their cost of funds in accordance with Clause 15.4 (Cost of funds): Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 247 of 253 SUBPART B (USD) – COMPOUNDED RATE LOANS CURRENCY: USD. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: An RFR Banking Day. Alternative Term Rate: None specified. Alternative Term Rate Adjustment: None specified. Baseline CAS None specified Break Costs: None, but prepayment fee in accordance with Clause 16.7 (Prepayment fee for voluntary prepayments) Business Day Conventions (definition of "Month" and Clause 14.3 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 248 of 253 Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Central Bank Rate: (a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or (b) if that target is not a single figure, the arithmetic mean of: (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and (ii) the lower bound of that target range. Central Bank Rate Adjustment: In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR was available, excluding the days with the highest (and, if there is more than one highest spread, only one of those highest spreads) and lowest spreads (or, if there is more than one lowest spread, only one of those lowest spreads) to the Central Bank Rate. Central Bank Rate Spread: In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of (a) the RFR for that RFR Banking Day and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day. Daily Rate: The Daily Rate for any RFR Banking Day is: (a) the RFR for that RFR Banking Day; or (b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 249 of 253 (c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the most recent Central Bank Rate for a day which is no more than 5 (five) RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero. Lookback Period: 5 (five) RFR Banking Days. Market Disruption Rate: The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Baseline CAS (if any). Relevant Market: The market for overnight cash borrowing collateralised by US government securities. Reporting Day: The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period. RFR: The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). RFR Banking Day: Any day other than: (a) a Saturday or Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US government securities. Interest Periods Periods capable of selection as Interest Periods (paragraph (b) 1 (one) week, 2 (two) weeks, 1 (one), 3 (three) or 6 (six) Months or any other interest periods subject to consent of all Lenders.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 250 of 253 of Clause 14.1 (Selection of Interest Periods)) Reporting Times Deadline for Lenders to report market disruption in accordance with Clause 15.3 (Market disruption) Close of business in Zurich on the Reporting Day for the relevant Loan. Deadline for Lenders to report their cost of funds in accordance with Clause 15.4 (Cost of funds) Close of business on the date falling one Business Day after the Reporting Day for the relevant Loan.

Credit Facility Agreement 230706 CFA Project Moose Execution Version(16000275.1).docx Page 251 of 253 Schedule 15: Daily Non-Cumulative Compounded RFR Rate The Daily Non-Cumulative Compounded RFR Rate for any RFR Banking Day "i" during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below: (𝑈𝐶𝐶𝐷𝑅𝑖 − 𝑈𝐶𝐶𝐷𝑅𝑖−1) × 𝑑𝑐𝑐 𝑛𝑖 where UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i"; UCCDRi-1 means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period; dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; ni means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and the Unannualised Cumulative Compounded Daily Rate for any RFR Banking Day (the Cumulated RFR Banking Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose): 𝐴𝐶𝐶𝐷𝑅 × 𝑡𝑛𝑖 𝑑𝑐𝑐 where: ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day; tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

Credit Facility Agreement

Cumulation Period means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

dcc has the meaning given to that term above; and

the **Annualised Cumulative Compounded Daily Rate** for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of the respective Daily Rate) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP}\times n_i}{dcc}\right)-1\right]\times\frac{dcc}{tn_i}$$

where:

d_0 means the number of RFR Banking Days in the Cumulation Period;

Cumulation Period has the meaning given to that term above;

i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

$DailyRate_{i-LP}$ means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";

n_i means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

dcc has the meaning given to that term above; and

tn_i has the meaning given to that term above.

230706 CFA Project Moose Execution Version(16000275.1).docx Page 252 of 253

Credit Facility Agreement

Schedule 16: Cumulative Compounded RFR Rate

The **Cumulative Compounded RFR Rate** for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of **Annualised Cumulative Compounded Daily Rate** in Schedule 15 (*Daily Non-Cumulative Compounded RFR Rate*)) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP}\times n_i}{dcc}\right)-1\right]\times\frac{dcc}{d}$$

where:

d_0 means the number of RFR Banking Days during the Interest Period;

i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

$DailyRate_{i-LP}$ means for any RFR Banking Day "i" during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";

n_i means, for any RFR Banking Day "i", the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

d means the number of calendar days during that Interest Period.

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